                    FREMONT MORTGAGE SECURITIES CORPORATION,

                                  as Depositor,

                           FREMONT INVESTMENT & LOAN,

                           as Originator and Servicer,

                             WELLS FARGO BANK, N.A.,

                   as Master Servicer and Trust Administrator,

                                       and

                      HSBC BANK USA, NATIONAL ASSOCIATION,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 2005

                         FREMONT HOME LOAN TRUST 2005-B

                          MORTGAGE-BACKED CERTIFICATES,
                                  SERIES 2005-B

                                TABLE OF CONTENTS

                                                                                                                          Page
                                                                                                                          ----
ARTICLE I DEFINITIONS                                                                                                      5

Section 1.01. Definitions.............................................................................................     5

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES                                                   55

Section 2.01. Conveyance of Mortgage Loans............................................................................    55

Section 2.02. Acceptance by the Trustee or Trust Administrator of the Mortgage Loans..................................    58

Section 2.03. Representations, Warranties and Covenants of the Originator and the Servicer............................    60

Section 2.04. Delivery of Opinion of Counsel in Connection with Substitution; Non-Qualified Mortgages.................    62

Section 2.05. Execution and Delivery of Certificates..................................................................    63

Section 2.06. Representations and Warranties of the Depositor.........................................................    63

Section 2.07. Representations, Warranties and Covenants of the Servicer, the Originator and the Master Servicer.......    65

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS                                                                70

Section 3.01. Servicer to Service Mortgage Loans......................................................................    70

Section 3.02. Subservicing Agreements between the Servicer and Subservicers...........................................    72

Section 3.03. Successor Subservicers..................................................................................    73

Section 3.04. Liability of the Servicer...............................................................................    73

Section 3.05. No Contractual Relationship between Subservicers and the Trustee, Master Servicer, Trust Administrator
              or Certificateholder....................................................................................    74

Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee or Trust Administrator..................    74

Section 3.07. Collection of Certain Mortgage Loan Payments............................................................    74

Section 3.08. Subservicing Accounts...................................................................................    76

Section 3.09. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.....................................    76

Section 3.10. Collection Account......................................................................................    77

Section 3.11. Withdrawals from the Collection Account.................................................................    78

Section 3.12. Investment of Funds in the Collection Account and the Distribution Account..............................    80

Section 3.13. Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage.............................    81

Section 3.14. Enforcement of Due-on-Sale Clauses; Assumption Agreements...............................................    82

Section 3.15. Realization upon Defaulted Mortgage Loans...............................................................    83

Section 3.16. Release of Mortgage Files...............................................................................    85

Section 3.17. Title, Conservation and Disposition of REO Property.....................................................    86

Section 3.18. Notification of Adjustments.............................................................................    88

Section 3.19. Access to Certain Documentation and Information Regarding the Mortgage Loans............................    88

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Section 3.20. Documents, Records and Funds in Possession of the Servicer to Be Held for the Trustee...................    88

Section 3.21. Servicing Compensation..................................................................................    89

Section 3.22. Annual Statement as to Compliance.......................................................................    89

Section 3.23. Annual Independent Public Accountants' Servicing Statement; Financial Statements........................    90

Section 3.24. Master Servicer to Act as Servicer......................................................................    90

Section 3.25. Compensating Interest...................................................................................    91

Section 3.26. Credit Reporting; Gramm-Leach-Bliley Act................................................................    91

Section 3.27. Net WAC Rate Carryover Reserve Account; Distribution Account............................................    91

Section 3.28. Optional Purchase of Delinquent Mortgage Loans..........................................................    92

Section 3.29. REMIC-Related Covenants.................................................................................    93

Section 3A.01 Master Servicer.........................................................................................    93

Section 3A.02 REMIC-Related Covenants.................................................................................    94

Section 3A.03 Monitoring of Servicer..................................................................................    94

Section 3A.04 Fidelity Bond...........................................................................................    95

Section 3A.05 Power to Act; Procedures................................................................................    96

Section 3A.06 Due-on-Sale Clauses; Assumption Agreements..............................................................    96

Section 3A.07 Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee....................    96

Section 3A.08 [RESERVED]..............................................................................................    97

Section 3A.09 Compensation for the Master Servicer....................................................................    97

Section 3A.10 Annual Officer's Certificate as to Compliance...........................................................    97

Section 3A.11 Annual Independent Accountant's Servicing Report........................................................    98

Section 3A.12 Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls..........................    98

ARTICLE IV DISTRIBUTIONS AND ADVANCES BY THE SERVICER                                                                     99

Section 4.01. Advances................................................................................................    99

Section 4.02. Priorities of Distribution..............................................................................   100

Section 4.03. Monthly Statements to Certificateholders................................................................   110

Section 4.04. Certain Matters Relating to the Determination of LIBOR..................................................   113

Section 4.05. Allocation of Realized Loss Amounts.....................................................................   114

Section 4.06. Compliance with Withholding Requirements................................................................   114

Section 4.07. Commission Reporting....................................................................................   114

Section 4.08. REMIC Distributions and Allocation of Losses............................................................   116

ARTICLE V THE CERTIFICATES                                                                                               120

Section 5.01. The Certificates........................................................................................   120

Section 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.............................   121

Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.......................................................   126

Section 5.04. Persons Deemed Owners...................................................................................   126

Section 5.05. Access to List of Certificateholders' Names and Addresses...............................................   127

Section 5.06. Maintenance of Office or Agency.........................................................................   127

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ARTICLE VI THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER AND THE SERVICER                                           127

Section 6.01. Respective Liabilities of the Depositor, the Originator, the Master Servicer and the Servicer...........   127

Section 6.02. Merger or Consolidation of the Depositor, the Originator, the Master Servicer or the Servicer...........   127

Section 6.03. Limitation on Liability of the Depositor, the Originator, the Master Servicer, the Trust
              Administrator, the Servicer and Others..................................................................   127

Section 6.04. Limitation on Resignation of the Servicer...............................................................   128

Section 6.05. Additional Indemnification by the Servicer; Third Party Claims..........................................   129

Section 6.06. Rights of the Depositor, the Master Servicer, the Trust Administrator and the Trustee in Respect of
              the Servicer............................................................................................   129

Section 6.07. Limitation on Resignation of the Master Servicer........................................................   130

Section 6.08. Assignment of Master Servicing..........................................................................   130

ARTICLE VII DEFAULT                                                                                                      131

Section 7.01. Events of Default.......................................................................................   131

Section 7.02. Master Servicer to Act; Appointment of Successor........................................................   136

Section 7.03. Notification to Certificateholders......................................................................   138

ARTICLE VIII CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR                                                          138

Section 8.01. Duties of the Trustee...................................................................................   138

Section 8.02. Certain Matters Affecting the Trustee and the Trust Administrator.......................................   139

Section 8.03. Neither the Trustee Nor the Trust Administrator Liable for Certificates or Mortgage Loans...............   141

Section 8.04. Trustee and Trust Administrator May Own Certificates....................................................   142

Section 8.05. Fees and Expenses of the Trustee and Trust Administrator................................................   142

Section 8.06. Eligibility Requirements for the Trustee and Trust Administrator........................................   143

Section 8.07. Resignation and Removal of the Trustee or Trust Administrator...........................................   144

Section 8.08. Successor Trustee or Trust Administrator................................................................   144

Section 8.09. Merger or Consolidation of the Trustee or the Trust Administrator.......................................   145

Section 8.10. Appointment of Co-Trustee or Separate Trustee...........................................................   145

Section 8.11. Representations and Warranties of the Trustee and Trust Administrator...................................   146

ARTICLE IX TERMINATION                                                                                                   147

Section 9.01. Termination upon Liquidation or Purchase of the Mortgage Loans..........................................   147

Section 9.02. Final Distribution on the Certificates..................................................................   148

Section 9.03. Additional Termination Requirements.....................................................................   149

ARTICLE X MISCELLANEOUS PROVISIONS                                                                                       150

Section 10.01.Amendment...............................................................................................   150

Section 10.02.Recordation of Agreement; Counterparts..................................................................   152

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Section 10.03. Governing Law...........................................................................................   152

Section 10.04. Intention of Parties....................................................................................   152

Section 10.05. Notices.................................................................................................   153

Section 10.06. Severability of Provisions..............................................................................   154

Section 10.07. Assignment; Sales; Advance Facilities...................................................................   154

Section 10.08. Limitation on Rights of Certificateholders..............................................................   155

Section 10.09. Inspection and Audit Rights.............................................................................   156

Section 10.10. Certificates Nonassessable and Fully Paid...............................................................   156

Section 10.11. Waiver of Jury Trial....................................................................................   157

ARTICLE XI REMIC PROVISIONS                                                                                               157

Section 11.01. REMIC Administration....................................................................................   157

Section 11.02. Prohibited Transactions and Activities..................................................................   160

Section 11.03. Indemnification.........................................................................................   161

SCHEDULES

Schedule I   Mortgage Loan Schedule

Schedule II  Reserved

Schedule III Reserved

Schedule IV Representations and Warranties of Fremont Investment & Loan as to the Mortgage Loans

EXHIBITS

Exhibit A Form of Class A and Class M Certificates

Exhibit B Form of Class P Certificate

Exhibit C Form of Class R Certificate

Exhibit D Form of Class C Certificate

Exhibit E Form of Initial Certification of Trust Administrator

Exhibit F Form of Document Certification and Exception Report of
 Trust Administrator

Exhibit G Form of Residual Transfer Affidavit and Agreement

Exhibit H Form of Transferor Certificate

Exhibit I Form of Rule 144A Letter

Exhibit J Form of Request for Release

Exhibit K Form of Contents for Each Mortgage File

Exhibit L Power of Attorney

Exhibit M Form of Trust Administrator Certification

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Exhibit N Form of Servicer Certification

Exhibit O Purchase Agreement

Exhibit P Standard & Poor's LEVELS(R) Glossary

Exhibit Q Form of Calculation of Realized Loss

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      THIS POOLING AND SERVICING AGREEMENT, dated as of May 1, 2005, among Fremont Mortgage Securities Corporation, as depositor (the "Depositor"), FREMONT
    INVESTMENT & LOAN, as originator and servicer (the "Originator" and the "Servicer", as applicable; and together "Fremont"), and Wells Fargo Bank, N.A., as master servicer and trust administrator (the "Master Servicer" and "Trust Administrator" in such capacities, respectively), and HSBC BANK USA, NATIONAL ASSOCIATION, as trustee (the "Trustee"),

                                   WITNESSETH:

      In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

      The Issuer intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of nineteen Classes of Certificates, designated as (i) the Class 1-A-1 and Class 1-A-2 Certificates,
(ii) the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, (iii) the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates, (iv) the Class C Certificates, (v) the Class P Certificates and (vi) the Class R Certificate. The descriptions of REMIC I and REMIC II that follow are part of the Preliminary Statement. Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections described below.

                                     REMIC I

      As provided herein, the Trust Administrator will make an election to treat the assets of the Trust Fund, other than the Corridor Agreements, the Net WAC Rate Carryover Reserve Account and any Net WAC Rate Carryover Amounts, as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Interest will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. Interest on all Classes of REMIC I Regular Interests will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Interests.

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             UNCERTIFICATED REMIC  INITIAL UNCERTIFICATED   LATEST POSSIBLE
DESIGNATION    PASS-THROUGH RATE     PRINCIPAL BALANCE     MATURITY DATE (1)
-----------  --------------------  ----------------------  -----------------
   LTAA           Variable(2)           $481,604,776.90       April 2035

   LT1A1          Variable(2)              1,013,060.00       April 2035

   LT1A2          Variable(2)                253,270.00       April 2035

   LT2A1          Variable(2)              1,107,875.00       April 2035

   LT2A2          Variable(2)              1,265,880.00       April 2035

   LT2A3          Variable(2)                 94,805.00       April 2035

   LTM1           Variable(2)                 86,005.00       April 2035

   LTm2           Variable(2)                208,855.00       April 2035

   LTM3           Variable(2)                199,035.00       April 2035

   LTM4           Variable(2)                 98,285.00       April 2035

   LTM5           Variable(2)                 98,285.00       April 2035

   LTM6           Variable(2)                 86,000.00       April 2035

   LTM7           Variable(2)                 73,715.00       April 2035

   LTM8           Variable(2)                 73,715.00       April 2035

   LTM9           Variable(2)                 61,430.00       April 2035

   LTM10          Variable(2)                 66,345.00       April 2035

   LTM11          Variable(2)                 71,260.00       April 2035

   LTZZ           Variable(2)              4,970,848.92       April 2035

  LT1GRP          Variable(2)                  7,997.96       April 2035

  LT1SUB          Variable(2)                 33,324.56       April 2035

  LT2GRP          Variable(2)                 15,590.94       April 2035

  LT2SUB          Variable(2)                 64,962.14       April 2035

   LTXX           Variable(2)            491,311,570.22       April 2035

    LTP           Variable(2)                    100.00       April 2035

----------------
(1) Solely for purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC I Pass-Through Rate" herein.

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                                    REMIC II

      As provided herein, the Trust Administrator shall make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Interest represents the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions. Interest on all Regular Certificates (other than the Class M11 Certificates) will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year. Interest on the Class M11 Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The following table sets forth (or describes) the Class designation, Certificate Interest Rate and original Class Certificate Balance for each Class of Certificates comprising the interests in the Trust Fund created hereunder:

         ORIGINAL CLASS      CERTIFICATE     ASSUMED FINAL
CLASS  CERTIFICATE BALANCE  INTEREST RATE  MATURITY DATES (1)
-----  -------------------  -------------  ------------------
1-A-1      $202,612,000          (2)             April 2035

1-A-2        50,654,000          (2)             April 2035

2-A-1       221,575,000          (2)             April 2035

2-A-2       253,176,000          (2)             April 2035

2-A-3        18,961,000          (2)             April 2035

M1           17,201,000          (2)             April 2035

M2           41,771,000          (2)             April 2035

M3           39,807,000          (2)             April 2035

M4           19,657,000          (2)             April 2035

M5           19,657,000          (2)             April 2035

M6           17,200,000          (2)             April 2035

M7           14,743,000          (2)             April 2035

M8           14,743,000          (2)             April 2035

M9           12,286,000          (2)             April 2035

M10          13,269,000          (2)             April 2035

M11          14,252,000          (3)             April 2035

C             (4)                (4)             April 2035

P            $100                (5)             April 2035

R             N/A                N/A             April 2035

--------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates, each of which represents one or more of the "regular interests" in REMIC II.

(2) A variable rate calculated in accordance with the definition of "Pass-Through Rate" herein.

(3) The Class M11 Certificates will accrue interest at a fixed rate, subject to a cap of the Subordinate Net WAC Rate, as set forth in the definition of "Pass Through Rate" herein.

(4) The Class C Certificate will accrue interest at the Class C Pass-Through Rate on the Notional Amount of the Class C Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated

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      Principal Balances of the REMIC I Regular Interests (other than REMIC I Regular Interest LTP). The Class C Certificate will have an initial Certificate Balance equal to the Initial Overcollateralization Amount. The Class C Certificate will not accrue interest on its Certificate Balance.

(5) The Class P Certificates do not bear interest. The Class P Certificates represent the right to receive payments in respect of Prepayment Premiums.

      The minimum denomination for each Class of the Offered Certificates will be $25,000, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for (a) each of the Class M11 Certificates will be $25,000, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount, (b) each of the Class P and Class R Certificates will be a 100% Percentage Interest in such Class and (c) the Class C Certificates will be a 10% Percentage Interest in such Class.

      Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates........................   All Classes of Certificates other than the Physical
                                                  Certificates.

ERISA-Restricted Certificates..................   Class R Certificates, Class P Certificates, Class C
                                                  Certificates and Class M11 Certificates; and any other
                                                  certificate with a rating below the lowest applicable
                                                  permitted rating under the Underwriters' Exemption.

LIBOR Certificates.............................   The Senior Certificates and the Subordinate Certificates other than the Class M11 Certificates.

Offered Certificates...........................   All Classes of Certificates other than the Private
                                                  Certificates.

Physical Certificates..........................   Class C, Class P and Class R Certificates.

Private Certificates...........................   Class M11, Class C, Class P and Class R Certificates.

Rating Agencies................................   Moody's and Standard & Poor's.

Regular Certificates...........................   All Classes of Certificates other than the Class R
                                                  Certificates (exclusive of
                                                  the right to any Net WAC
                                                  Rate Carryover Amounts)
                                                  each of which represents a
                                                  regular interest in REMIC
                                                  II for purposes of the
                                                  REMIC Provisions.

Residual Certificates..........................   Class R Certificates.

Senior Certificates............................   Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2 and Class
                                                  2-A-3 Certificates.

Subordinate Certificates.......................   Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
                                                  Class M7, Class M8, Class M9, Class M10 and Class M11
                                                  Certificates.

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                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Definitions.

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, (1) either (x) those mortgage master servicing practices of prudent mortgage lending institutions which master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in
Section 3A.01 hereof, but in no event below the standard set forth in clause (x) and (2) in accordance with applicable local, state and federal laws, rules and regulations.

      Accepted Servicing Practices: With respect to any Mortgage Loan, as applicable, (1) either (x) those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located to the extent applicable to the Servicer, or (y) as provided in Section 3.01 hereof, but in no event below the standard set forth in clause
(x) and (2) in accordance with applicable local, state and federal laws, rules and regulations.

      Account: Any of the Collection Account, the Distribution Account, any Escrow Account or the Net WAC Rate Carryover Reserve Account. Each Account shall be an Eligible Account.

      Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to the Purchase Agreement.

      Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the Expense Fee Rate.

      Adjustment Date: As to any Mortgage Loan, the first Due Date on which the related Mortgage Interest Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Interest Rate adjusts as set forth in the related Mortgage Note.

      Advance: Any P&I Advance or Servicing Advance.

      Advance Facility: A financing or other facility as described in Section 10.07.

      Advancing Person: The Person to whom the Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 10.07.

      Adverse REMIC Event: As defined in Section 11.01(f) hereof.

      Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control"

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means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

      Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the LIBOR Certificates and the Class M11 Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

      Appraised Value: With respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the appraisal made for the originator at the time of origination of such Mortgage Loan or the sales price of such Mortgaged Property at such time of origination, whichever is less; provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such refinanced Mortgage Loan.

      Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

      Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Trust Administrator (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received during the related Prepayment Period together with all Compensating Interest thereon and any amounts paid by the Servicer or Master Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to Sections 3.25 and 3A.12, respectively (excluding in each case Prepayment Premiums and any Prepayment Interest Excess);
(iv) any Subsequent Recoveries, and (v) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by the Originator or the Depositor as of such Distribution Date; reduced by (y) amounts in reimbursement for P&I Advances and Servicing Advances previously made with respect to the Mortgage Loans and other amounts to which the Servicer, the Master Servicer, the Depositor, the Trust Administrator or the Trustee (or co-trustee) are entitled to be paid or reimbursed pursuant to this Agreement.

      Base Rate: For any Distribution Date and any Class of LIBOR Certificates, the sum of (i) one-month LIBOR plus (ii) the related Pass-Through Margin. For any Distribution Date and

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the Class M11 Certificates, a per annum rate equal to 5.250%, or after the Optional Termination Date, 5.750%.

      Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

      Book-Entry Certificates: As specified in the Preliminary Statement.

      Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the states of New York, Maryland, Minnesota and California, (b) the state in which the Servicer's servicing operations are located, or (c) the state in which the Trustee's operations are located, are authorized or obligated by law or executive order to be closed.

      Certificate: Any one of the Certificates executed by the Trust Administrator in substantially the forms attached hereto as exhibits.

      Certificate Balance: With respect to any Class of Certificates, other than the Class C or Class R Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of the Subordinate Certificates, reduced by any Applied Realized Loss Amounts applicable to such Class; provided, however, that the Certificate Balances of the Subordinate Certificates then outstanding will be increased in direct order of seniority by the amount of any Subsequent Recoveries distributed to any Class senior to such Class. With respect to the Class C Certificate and any Distribution Date, the excess, if any, of the then aggregate Uncertificated Principal Balances of the REMIC I Regular Interests over the aggregate Certificate Balance of the LIBOR Certificates, the Class M11 Certificates and the Class P Certificate then outstanding. The Class R Certificates will not have a Certificate Balance.

      Certificate Interest Rate: With respect to each Distribution Date during the Interest Accrual Period and each Class of LIBOR Certificates, the Class M11 Certificates and the Class C Certificates, the related Pass-Through Rate.

      Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

      Certificate Register: The register maintained pursuant to Section 5.02.

      Certificate Registrar: The registrar appointed pursuant to Section 5.02.

      Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer or the Servicer or any affiliate thereof shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be

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Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee and the Trust Administrator are entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

      Class: All Certificates bearing the same Class designation as set forth in the Preliminary Statement.

      Class A Certificates: Any of the Class 1-A Certificates and the Class 2-A Certificates, as applicable.

      Class 1-A Certificates: Any of the Class 1-A-1 Certificates and the Class 1-A-2 Certificates, as applicable.

      Class 1-A-1 Certificates: All Certificates bearing the Class designation of "Class 1-A-1 Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for purposes of the REMIC Provisions.

      Class 1-A-2 Certificates: All Certificates bearing the Class designation of "Class 1-A-2 Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for the purposes of the REMIC Provisions.

      Class 2-A Certificates: Any of the Class 2-A-1 Certificates, Class 2-A-2 Certificates and the Class 2-A-3 Certificates, as applicable.

      Class 2-A-1 Certificates: All Certificates bearing the Class designation of "Class 2-A-1 Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for purposes of the REMIC Provisions.

      Class 2-A-2 Certificates: All Certificates bearing the Class designation of "Class 2-A-2 Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for purposes of the REMIC Provisions.

      Class 2-A-3 Certificates: All Certificates bearing the Class designation of "Class 2-A-3 Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for purposes of the REMIC Provisions.

      Class C Certificates: All Certificates bearing the Class designation of "Class C Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for purposes of the REMIC Provisions.

      Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

      Class C Distributable Amount: On any Distribution Date, the sum of (i) the interest accrued on such Class C Certificate at its Pass-Through Rate calculated on its Notional Amount less the amount (without duplication) of any Net WAC Rate Carryover Payments paid pursuant

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to Section 4.02(a)(iii) and less the amount applied as an Extra Principal Distribution Amount on such Distribution Date, (ii) any amount of the Certificate Balance of the Class C Certificate that is distributable as an Overcollateralization Release Amount and (iii) the aggregate of amounts remaining in the Net WAC Rate Carryover Reserve Accounts after the distributions in Sections 4.02(a)(iii)(O) and (P).

      Class M1 Certificates: All Certificates bearing the Class designation of "Class M1 Certificates" representing the right to distributions as set forth herein and therein and representing an interest in REMIC II for purposes of the REMIC Provisions.

      Class M1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Balance of the Class M1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 55.50 % and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

      Class M2 Certificates: All Certificates bearing the Class designation of "Class M2 Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for purposes of the REMIC Provisions.

      Class M2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Senior Certificates (after taking into account the distribution of Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Balance of the Class M1 Certificates (after taking into account the distribution of the Class M1 Principal Distribution Amount on such Distribution
Date) and (iii) the aggregate Certificate Balance of the Class M2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 64.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

      Class M3 Certificates: All Certificates bearing the Class designation of "Class M3 Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for purposes of the REMIC Provisions.

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      Class M3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Balance of the Class M1 Certificates (after taking into account the distribution of the Class M1 Principal Distribution Amount on such Distribution
Date), (iii) the aggregate Certificate Balance of the Class M2 Certificates (after taking into account the distribution of the Class M2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Balance of the Class M3 Certificates immediately prior to such Distribution Date over
(y) the lesser of (A) the product of (i) 72.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

      Class M4 Certificates: All Certificates bearing the Class designation of "Class M4 Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for purposes of the REMIC Provisions.

      Class M4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Balance of the Class M1 Certificates (after taking into account the distribution of the Class M1 Principal Distribution Amount on such Distribution
Date), (iii) the aggregate Certificate Balance of the Class M2 Certificates (after taking into account the distribution of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Balance of the Class M3 Certificates (after taking into account the distribution of the Class M3 Principal Distribution Amount on such Distribution Date) and (v) the aggregate Certificate Balance of the Class M4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 76.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

      Class M5 Certificates: All Certificates bearing the Class designation of "Class M5 Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for purposes of the REMIC Provisions.

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      Class M5 Principal Distribution Amount: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Balance of the Class M1 Certificates (after taking into account the distribution of the Class M1 Principal Distribution Amount on such Distribution
Date), (iii) the aggregate Certificate Balance of the Class M2 Certificates (after taking into account the distribution of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Balance of the Class M3 Certificates (after taking into account the distribution of the Class M3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Balance of the Class M4 Certificates (after taking into account the distribution of the Class M4 Principal Distribution Amount on such Distribution Date) and (vi) the aggregate Certificate Balance of the Class M5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 80.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

      Class M6 Certificates: All Certificates bearing the Class designation of "Class M6 Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for purposes of the REMIC Provisions.

      Class M6 Principal Distribution Amount: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Balance of the Class M1 Certificates (after taking into account the distribution of the Class M1 Principal Distribution Amount on such Distribution
Date), (iii) the aggregate Certificate Balance of the Class M2 Certificates (after taking into account the distribution of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Balance of the Class M3 Certificates (after taking into account the distribution of the Class M3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Balance of the Class M4 Certificates (after taking into account the distribution of the Class M4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Balance of the Class M5 Certificates (after taking into account the distribution of the Class M5 Principal Distribution Amount on such Distribution Date) and (vii) the aggregate Certificate Balance of the Class M6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and

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unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

      Class M7 Certificates: All Certificates bearing the Class designation of "Class M7 Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for purposes of the REMIC Provisions.

      Class M7 Principal Distribution Amount: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Balance of the Class M1 Certificates (after taking into account the distribution of the Class M1 Principal Distribution Amount on such Distribution
Date), (iii) the aggregate Certificate Balance of the Class M2 Certificates (after taking into account the distribution of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Balance of the Class M3 Certificates (after taking into account the distribution of the Class M3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Balance of the Class M4 Certificates (after taking into account the distribution of the Class M4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Balance of the Class M5 Certificates (after taking into account the distribution of the Class M5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Balance of the Class M6 Certificates (after taking into account the distribution of the Class M6 Principal Distribution Amount on such Distribution
Date) and (viii) the aggregate Certificate Balance of the Class M7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

      Class M8 Certificates: All Certificates bearing the Class designation of "Class M8 Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for purposes of the REMIC Provisions.

      Class M8 Principal Distribution Amount: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Balance of the Class M1 Certificates (after taking into account the distribution of the Class M1 Principal Distribution Amount on such Distribution
Date), (iii) the aggregate Certificate Balance of the Class M2 Certificates (after taking into account the distribution of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Balance of the Class M3 Certificates (after

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taking into account the distribution of the Class M3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Balance of the Class M4 Certificates (after taking into account the distribution of the Class M4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Balance of the Class M5 Certificates (after taking into account the distribution of the Class M5 Principal Distribution Amount on such Distribution
Date), (vii) the aggregate Certificate Balance of the Class M6 Certificates (after taking into account the distribution of the Class M6 Principal Distribution Amount on such Distribution Date), (viii) the aggregate Certificate Balance of the Class M7 Certificates (after taking into account the distribution of the Class M7 Principal Distribution Amount on such Distribution Date) and
(ix) the aggregate Certificate Balance of the Class M8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

      Class M9 Certificates: All Certificates bearing the Class designation of "Class M9 Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for purposes of the REMIC Provisions.

      Class M9 Principal Distribution Amount: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Balance of the Class M1 Certificates (after taking into account the distribution of the Class M1 Principal Distribution Amount on such Distribution
Date), (iii) the aggregate Certificate Balance of the Class M2 Certificates (after taking into account the distribution of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Balance of the Class M3 Certificates (after taking into account the distribution of the Class M3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Balance of the Class M4 Certificates (after taking into account the distribution of the Class M4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Balance of the Class M5 Certificates (after taking into account the distribution of the Class M5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Balance of the Class M6 Certificates (after taking into account the distribution of the Class M6 Principal Distribution Amount on such Distribution
Date), (viii) the aggregate Certificate Balance of the Class M7 Certificates (after taking into account the distribution of the Class M7 Principal Distribution Amount on such Distribution Date), (ix) the aggregate Certificate Balance of the Class M8 Certificates (after taking into account the distribution of the Class M8 Principal Distribution Amount on such Distribution Date) and (x) the aggregate Certificate Balance of the Class M9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of

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the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

      Class M10 Certificates: All Certificates bearing the Class designation of "Class M10 Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for purposes of the REMIC Provisions.

      Class M10 Principal Distribution Amount: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Balance of the Class M1 Certificates (after taking into account the distribution of the Class M1 Principal Distribution Amount on such Distribution
Date), (iii) the aggregate Certificate Balance of the Class M2 Certificates (after taking into account the distribution of the Class M2 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Balance of the Class M3 Certificates (after taking into account the distribution of the Class M3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Balance of the Class M4 Certificates (after taking into account the distribution of the Class M4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Balance of the Class M5 Certificates (after taking into account the distribution of the Class M5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Balance of the Class M6 Certificates (after taking into account the distribution of the Class M6 Principal Distribution Amount on such Distribution
Date), (viii) the aggregate Certificate Balance of the Class M7 Certificates (after taking into account the distribution of the Class M7 Principal Distribution Amount on such Distribution Date), (ix) the aggregate Certificate Balance of the Class M8 Certificates (after taking into account the distribution of the Class M8 Principal Distribution Amount on such Distribution Date), (x) the aggregate Certificate Balance of the Class M9 Certificates (after taking into account the distribution of the Class M9 Principal Distribution Amount on such Distribution Date) and (xi) the aggregate Certificate Balance of the Class M10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

      Class M11 Certicates: All Certificates bearing the Class designation of "Class M11 Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for purposes of the REMIC Provisions.

      Class M11 Principal Distribution Amount: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate Balance of the Senior Certificates (after

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taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Balance of the Class M1 Certificates (after taking into account the distribution of the Class M1 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Balance of the Class M2 Certificates (after taking into account the distribution of the Class M2 Principal Distribution Amount on such Distribution
Date), (iv) the aggregate Certificate Balance of the Class M3 Certificates (after taking into account the distribution of the Class M3 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Balance of the Class M4 Certificates (after taking into account the distribution of the Class M4 Principal Distribution Amount on such Distribution Date), (vi) the aggregate Certificate Balance of the Class M5 Certificates (after taking into account the distribution of the Class M5 Principal Distribution Amount on such Distribution Date), (vii) the aggregate Certificate Balance of the Class M6 Certificates (after taking into account the distribution of the Class M6 Principal Distribution Amount on such Distribution Date), (viii) the aggregate Certificate Balance of the Class M7 Certificates (after taking into account the distribution of the Class M7 Principal Distribution Amount on such Distribution
Date), (ix) the aggregate Certificate Balance of the Class M8 Certificates (after taking into account the distribution of the Class M8 Principal Distribution Amount on such Distribution Date), (x) the aggregate Certificate Balance of the Class M9 Certificates (after taking into account the distribution of the Class M9 Principal Distribution Amount on such Distribution Date), (xi) the aggregate Certificate Balance of the Class M10 Certificates (after taking into account the distribution of the Class M10 Principal Distribution Amount on such Distribution Date) and (xii) the aggregate Certificate Balance of the Class M11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

      Class P Certificates: All Certificates bearing the Class designation of "Class P Certificates" representing the right to distributions as set forth herein and therein and representing a regular interest in REMIC II for purposes of the REMIC Provisions.

      Class R Certificates: All Certificates bearing the Class designation of "Class R Certificates" and evidencing the ownership of the "residual interest" in each of REMIC I and REMIC II for purposes of the REMIC Provisions. The Class R Certificate represents the ownership of the Class R-I Interest and the Class R-II Interest.

      Class R-I Interest: The residual interest in REMIC I for purposes of the REMIC Provisions.

      Class R-II Interest: The residual interest in REMIC II for purposes of the REMIC Provisions.

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      Closing Date: May 6, 2005.

      Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

      Collection Account: As defined in Section 3.10.

      Compensating Interest: For any Distribution Date, the lesser of (a) the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to voluntary Principal Prepayments in full by the Mortgagor (excluding any payments made upon liquidation of the Mortgage Loan), and (b) the amount of the Servicing Fee payable to the Servicer for such Distribution Date.

      Condemnation Proceeds: All awards, compensation and/or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

      Corporate Trust Office. The designated office of the Trustee or the Trust Administrator, as the case may be, at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at (i) with respect to the Trustee, HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer, the Master Servicer, the Originator and the Trust Administrator, or (ii) with respect to the Trust Administrator, (A) for certificate transfer purposes, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-Fremont 2005-B, (B) for matters relating to the Custodial Files, 24 Executive Park, Suite 100, Irvine, California 92614, Attention: Fremont 2005-B, and (C) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045 Attn: Client Manager-Fremont 2005-B, facsimile no. (410) 715-2380 and which is the address to which notices to and correspondence with the Trust Administrator should be directed.

      Corridor Agreement: Any or all of the Group 1 Corridor Agreement, the Group 2 Corridor Agreement and/or the Subordinate Corridor Agreement.

      Corridor Agreement Payments: The payments made to, and received by, the Trust Administrator, on behalf of the Issuer, under any or all of the Group 1 Corridor Agreement, the Group 2 Corridor Agreement and/or the Subordinate Corridor Agreement.

      Corresponding Class: The Class of interests in one Trust REMIC created under this Agreement that corresponds to the Class of interests in the other Trust REMIC or to a Class of Certificates in the manner set out below:

CORRESPONDING REMIC I CLASSES  CORRESPONDING REMIC II CLASSES
-----------------------------  ------------------------------
LT1A1                              Class 1-A-1 Certificates

LT1A2                              Class 1-A-2 Certificates

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LT2A1                              Class 2-A-1 Certificates

LT2A2                              Class 2-A-2 Certificates

LT2A3                              Class 2-A-3 Certificates

LTM1                               Class M1 Certificates

LTM2                               Class M2 Certificates

LTM3                               Class M3 Certificates

LTM4                               Class M4 Certificates

LTM5                               Class M5 Certificates

LTM6                               Class M6 Certificates

LTM7                               Class M7 Certificates

LTM8                               Class M8 Certificates

LTM9                               Class M9 Certificates

LTM10                              Class M10 Certificates

LTM11                              Class M11 Certificates

LTP                                Class P Certificates

N/A                                Class C Certificate

      Counterparty: The Royal Bank of Scotland plc, and its successors in interest.

      Credit Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinate Certificates and (ii) the
Overcollateralized Amount (in each case after taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

      Current Interest: With respect to any Distribution Date for each Class of the LIBOR Certificates and the Class M11 Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for the related Due Period allocated to such Class pursuant to Section 4.02.

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      Custodial File: With respect to each Mortgage Loan, the file retained by the Trust Administrator consisting of items (a) - (h) as listed on Exhibit K hereto.

      Cut-off Date: With respect to each Mortgage Loan (other than a Substitute Mortgage Loan), May 1, 2005. With respect to all Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

      Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Mortgage Loans as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date).

      Data Tape Information: The information provided by the Originator as of the Cut-off Date to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the Originator's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property;
(5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Loan-to-Value Ratio at origination;
(8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date;
(12) the last payment date on which a Scheduled Payment was actually applied to pay interest and, if applicable, the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Adjustment Date;
(16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Cap under the terms of the Mortgage Note; (20) the type of Mortgage Loan (i.e., fixed rate, adjustable rate, first lien); (21) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (22) a code indicating the documentation style (i.e., full documentation, easy documentation or stated income); (23) the loan credit classification (as described in the Underwriting Guidelines); (24) whether such Mortgage Loan provides for a Prepayment Premium;
(25) the Prepayment Premium period of such Mortgage Loan, if applicable; (26) a description of the Prepayment Premium, if applicable; (27) the Mortgage Interest Rate as of origination; (28) the credit risk score at origination; (29) the date of origination; (30) the Mortgage Interest Rate adjustment period; (31)the Minimum Mortgage Interest Rate; (32) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (33) a code indicating whether the Mortgage Loan is a High Cost Mortgage Loan; (34) a code indicating whether the Mortgage Loan has been modified; (35) the current Loan-to-Value

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Ratio; (36) [Reserved]; (37) the Due Date for the first Scheduled Payment; (38) the original Scheduled Payment due; (39) with respect to the related Mortgagor, the debt-to-income ratio; (40) the Appraised Value of the Mortgaged Property;
(41) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (42) the MERS identification number; and (43) a code indicating if a Mortgage Loan is a 30-Day Delinquency. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

      Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except for such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

      Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

      Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

      Deleted Mortgage Loan: As defined in Section 2.03(d).

      Delinquency Rate: With respect to any month, the quotient (expressed as a percentage) of (1) the Stated Principal Balance of the 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related month.

      Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

      Depositor: Fremont Mortgage Securities Corporation, a Delaware corporation, and its successors in interest.

      Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

      Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and

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(c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody's and A-1 by Standard & Poor's.

      Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

      Determination Date: With respect to each Distribution Date, the 18th of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day.

      Distribution Account: The separate Eligible Account created and maintained by the Trust Administrator pursuant to Section 3.27(b) in the name of the Trust Administrator for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A. in trust for registered holders of Fremont Home Loan Trust 2005-B Mortgage-Backed Certificates, Series 2005-B." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and may be invested in Permitted Investments.

      Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such day is not a Business Day, the next succeeding Business Day, commencing in June, 2005.

      Document Certification and Exception Report: The report attached to Exhibit F hereto.

      Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

      Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

      Eligible Account: Either (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor's and P-1 by Moody's (and a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer) at the time any amounts are held on deposit therein, (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

      ERISA: The Employee Retirement Income Security Act of 1974, as amended.

      ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

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      ERISA-Restricted Certificate: As specified in the Preliminary Statement.

      Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

      Escrow Payments: As defined in Section 3.09(b) of this Agreement.

      Event of Default: Any (i) Servicer Event of Default or (ii) Master Servicer Event of Termination, each as defined in Section 7.01.

      Excess Cashflow: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected on the Mortgage Loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date (net of Expense Fees) over (ii) the sum of the amounts payable to the Classes of Certificates on such Distribution Date pursuant to Section 4.02(a)(i).

      Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Overcollateralization Target Amount for such Distribution Date.

      Exchange Act: The Securities Exchange Act of 1934, as amended.

      Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate, the Master Servicing Fee Rate and the Trust Administration Fee Rate.

      Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee, the Master Servicing Fee and the Trust Administration Fee.

      Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the Excess Cashflow for such Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

      FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

      Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Originator as contemplated by this Agreement), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby and deliver a certificate of a Servicing Officer evidencing such determination to the Master Servicer.

      Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in April 2035.

      Fremont: Fremont Investment & Loan, a California state chartered industrial bank, and its successors in interest.

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      Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Interest Rate.

      Group 1 Allocation Percentage: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Principal Remittance Amount for the Group 1 Mortgage Loans for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

      Group 1 Corridor Agreement: The cap agreement, dated as of May 6, 2005, between the Trustee, on behalf of the Issuer, and the Counterparty, having an initial notional amount of $251,799,478.79.

      Group 1 Interest Remittance Amount: With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 1 Mortgage Loans, reduced by the pro rata portion of the amounts specified in clause (y) of the definition of Available Funds for such Distribution Date.

      Group 1 Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group 1 Mortgage Loans.

      Group 1 Net WAC Rate: For any Distribution Date and each Class of Class 1-A Certificates, a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect at the beginning of the related Due Period on the Group 1 Mortgage Loans (adjusted for prepayments during such Due Period that were distributed on the Distribution Date falling within such Due Period) multiplied by (b) 30 divided by the actual number of days in such Interest Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LT1GRP, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interest.

      Group 1 Principal Distribution Amount: With respect to any Distribution Date is the sum of (i) the excess of (x) the Principal Remittance Amount relating to the Group 1 Mortgage Loans over (y) the Overcollateralization Release Amount multiplied by the Group 1 Allocation Percentage for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group 1 Allocation Percentage.

      Group 1 Senior Principal Distribution Amount: An amount equal to the excess of (x) the aggregate Certificate Balance of the Class 1-A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 52.00% and (ii) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period (after giving effect to Scheduled Payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and

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unscheduled collections of principal received during the related Prepayment Period) minus $1,666,228.16.

      Group 2 Allocation Percentage: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Principal Remittance Amount for the Group 2 Mortgage Loans for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

      Group 2 Corridor Agreement: The cap agreement, dated as of May 6, 2005, between the Trustee, on behalf of the Issuer, and the Counterparty, having an initial notional amount of $493,466,591.01.

      Group 2 Interest Remittance Amount: With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 2 Mortgage Loans, reduced by the pro rata portion of the amounts specified in clause (y) of the definition of Available Funds for such Distribution Date.

      Group 2 Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group 2 Mortgage Loans.

      Group 2 Net WAC Rate: For any Distribution Date and each Class of Class 2-A Certificates, a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect at the beginning of the related Due Period on the Group 2 Mortgage Loans (adjusted for prepayments during such Due Period that were distributed on the Distribution Date falling within such Due Period) multiplied by (b) 30 divided by the actual number of days in such Interest Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LT2GRP, weighted on the basis of the Uncertificated Balance of such REMIC I Regular Interest.

      Group 2 Principal Distribution Amount: With respect to any Distribution Date is the sum of (i) the excess of (x) the Principal Remittance Amount relating to the Group 2 Mortgage Loans over (y) the Overcollateralization Release Amount multiplied by the Group 2 Allocation Percentage for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group 2 Allocation Percentage.

      Group 2 Senior Principal Distribution Amount: An amount equal to the excess of (x) the aggregate Certificate Balance of the Class 2-A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 52.00% and (ii) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period (after giving effect to Scheduled Payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,248,106.80.

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      High Cost Mortgage Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994, (b) a "high cost," "threshold," "covered" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a High Cost Loan or Covered Loan as defined in the Standard & Poor's LEVELS(R) Glossary attached as Exhibit P (the "Glossary") where (x) a "High Cost Loan" is each loan identified in the column "Category under applicable anti-predatory lending law" of the table entitled "Standard & Poor's High Cost Loan Categorization" in the Glossary as each such loan is defined in the applicable anti-predatory lending law of the State or jurisdiction specified in such table and (y) "Covered Loan" is each loan identified in the column "Category under applicable anti-predatory lending law" of the table entitled "Standard & Poor's High Covered Loan Categorization" in the Glossary as each such loan is defined in the applicable anti-predatory lending law of the State of jurisdiction specified in such table.

      Index: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Interest Rate set forth as such on the related Mortgage Note.

      Initial Mortgage Interest Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum amount set forth in a provision of each Mortgage Note by which the Mortgage Interest Rate therein may increase or decrease on the first Adjustment Date above or below the Mortgage Interest Rate previously in effect.

      Initial Overcollateralization Amount: $11,302,991.63.

      Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

      Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

      Interest Accrual Period: With respect to each Class of LIBOR Certificates and the Class C Certificates and any Distribution Date, the period commencing on the Distribution Date occurring in the month preceding the month in which the current Distribution Date occurs and ending on the day immediately preceding the current Distribution Date (or, in the case of the first Distribution Date, the period from and including the Closing Date to but excluding such first Distribution Date). For purposes of computing interest accruals on each Class of LIBOR Certificates and the Class C Certificates, each Interest Accrual Period has the actual number of days in such month and each year is assumed to have 360 days. For purposes of computing interest accruals on the REMIC I Regular Interests and the Class M11 Certificates, each Interest Accrual Period will be the prior calendar month, and each such month is assumed to have 30 days and each year is assumed to have 360 days.

      Investment Account: As defined in Section 3.12(a).

      Issuer: Fremont Home Loan Trust 2005-B,

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      Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Remittance Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

      LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trust Administrator on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trust Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trust Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loan to leading European banks.

      LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

      Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

      Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of any REO Property.

      Liquidation Event: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold or replaced pursuant to or as contemplated by this Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

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      Liquidation Proceeds: The amounts, other than Insurance Proceeds, Condemnation Proceeds or those received following the acquisition of REO Property, received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

      Loan Group: The Group 1 Mortgage Loans and the Group 2 Mortgage Loans, as applicable.

      Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the original outstanding principal amount of the Mortgage Loan (or, in the case of a second-lien Mortgage Loan, the combined original outstanding principal amount of such Mortgage Loan and any first-lien mortgage loan on the same Mortgaged Property) as of the Cut-off Date (unless otherwise indicated), to either (a) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the least of (i) the purchase price of the Mortgaged Property, or (ii) the Appraisal Value of the Mortgaged Property at origination, or (b) if the Mortgage Loan was a refinancing or modification, the Appraisal Value of the Mortgaged Property at the time of the refinancing or modification.

      London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      Marker Rate: With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC I Pass-Through Rates for REMIC I Regular Interest LT1A1, REMIC I Regular Interest LT1A2, REMIC I Regular Interest LT2A1, REMIC I Regular Interest LT2A2, REMIC I Regular Interest LT2A3, REMIC I Regular Interest LTM1, REMIC I Regular Interest LTM2, REMIC I Regular Interest LTM3, REMIC I Regular Interest LTM4, REMIC I Regular Interest LTM5, REMIC I Regular Interest LTM6, REMIC I Regular Interest LTM7, REMIC I Regular Interest LTM8, REMIC I Regular Interest LTM9, REMIC I Regular Interest LTM10, REMIC I Regular Interest LTM11 and REMIC I Regular Interest LTZZ, (i) with the rate on each such REMIC I Regular Interest (other than REMIC I Regular Interest LTZZ) subject to a cap equal to the lesser of (a) the Base Rate of its Corresponding Class and (b) the Group 1 Net WAC Rate, the Group 2 Net WAC Rate or the Subordinate Net WAC Rate, as applicable, of its Corresponding Class for the purposes of this calculation and (ii) with the rate on REMIC I Regular Interest LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC I Pass-Through Rate and the related caps with respect to each such REMIC I Regular Interest (other than REMIC I Regular Interest LTM11 and REMIC I Regular Interest LTZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

      Master Servicer: As of the Closing Date, Wells Fargo Bank, N.A. and thereafter, its respective successors in interest who meet the qualifications of this Agreement. As long as a Master Servicer is required under this Agreement, the Master Servicer and the Trust Administrator shall at all times be the same Person.

      Master Servicer Event of Termination: One or more of the events described in Section 7.01(c).

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      Master Servicing Fee: With respect to the Mortgage Loans and for any calendar month, an amount, payable as provided in Section 3A.09, equal to the Master Servicing Fee Rate accrued for one month on the same principal amount on which interest on each Mortgage Loan accrues for such calendar month.

      Master Servicing Fee Rate: 0.005% per annum; provided, however, if Fremont Investment & Loan has been removed as Servicer or has resigned as Servicer, and in either such case if a Master Servicer is no longer required hereunder, then the Master Servicing Fee Rate shall be 0.00% per annum.

      Master Servicing Officer: Any employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of Master Servicing Officers furnished by the Master Servicer to the Trustee, the Trust Administrator, the Servicer and the Depositor on the Closing Date, as such list may from time to time be amended.

      Maximum Mortgage Interest Rate: With respect to an Adjustable Rate Mortgage Loan, the specified maximum mortgage rate over the life of such mortgage loan; with respect to a Mortgage Loan with a fixed rate, the Mortgage Interest Rate.

      Maximum LTZZ Uncertificated Accrued Interest Deferral Amount: With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC I Pass-Through Rate applicable to REMIC I Regular Interest LTZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTZZ minus the REMIC I Overcollateralized Amount, in each case for such Distribution Date, over (b) REMIC I Regular Interest LT1A1, REMIC I Regular Interest LT1A2, REMIC I Regular Interest LT2A1, REMIC I Regular Interest LT2A2, REMIC I Regular Interest LT2A3, REMIC I Regular Interest LTM1, REMIC I Regular Interest LTM2, REMIC I Regular Interest LTM3, REMIC I Regular Interest LTM4, REMIC I Regular Interest LTM5, REMIC I Regular Interest LTM6, REMIC I Regular Interest LTM7, REMIC I Regular Interest LTM8, REMIC I Regular Interest LTM9, REMIC I Regular Interest LTM10 and REMIC I Regular Interest LTM11, each subject to a cap equal to the lesser of (i) the Base Rate of its Corresponding Class and (ii) the Group 1 Net WAC Rate, the Group 2 Net WAC Rate or the Subordinate Net WAC Rate, as applicable, of its Corresponding Class for the purposes of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC I Pass-Through Rate and the related caps with respect to each such REMIC I Regular Interest (other than REMIC I Regular Interest LTM11 and REMIC I Regular Interest LTZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Interest Accrual Period and the denominator of which is 30.

      MERS: As defined in Section 2.01.

      MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Originator has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Originator, in accordance with MERS Procedure Manual and (b) the Originator has designated or will designate the Trustee as the Investor on the MERS(R) System.

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      MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

      MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

      Minimum Mortgage Interest Rate: With respect to an Adjustable Rate Mortgage Loan, the specified minimum mortgage rate over the life of such mortgage loan; with respect to a Mortgage Loan with a fixed rate, the Mortgage Interest Rate.

      Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.03.

      Moody's: Moody's Investors Service, Inc. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee.

      Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

      Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

      Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

      Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

      Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

      Mortgage Loan Schedule: As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I. The Mortgage Loan Schedule shall set forth by Loan Group the following information with respect to each Mortgage Loan in such Loan Group :

      (i) the Mortgagor's name and the Originator's Mortgage Loan identifying number;

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      (ii) the street address of the Mortgaged Property including the state and zip code;

      (iii) a code indicating whether the Mortgaged Property is owner-occupied;

      (iv) the number and type of residential dwelling constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing);

      (v) the original months to maturity;

      (vi) the Loan-to-Value Ratio, at origination;

      (vii) the Mortgage Interest Rate in effect immediately following the Cut-off Date;

      (viii) the date on which the first monthly payment was due on the Mortgage Loan;

      (ix) the stated maturity date of such Mortgage Loan;

      (x) the amount of the monthly payment (a) at origination and (b) due on the first Due Date after the Cut-off Date;

      (xi) the last Due Date on which a monthly payment was actually applied to the unpaid Stated Principal Balance;

      (xii) the original principal amount of the Mortgage Loan as of the date of origination;

      (xiii) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

      (xiv) with respect to each Adjustable Rate Mortgage Loan, the Applicable Index and Gross Margin;

      (xv) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

      (xvi) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Interest Rate;

      (xvii) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Interest Rate;

      (xviii) the Mortgage Interest Rate at origination;

      (xix) with respect to each Adjustable Rate Mortgage Loan, the Periodic Mortgage Interest Rate Cap and the Initial Mortgage Interest Rate Cap;

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      (xx) a code indicating the documentation program;

      (xxi) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date and the Adjustment Date frequency;

      (xxii) the value of the Mortgaged Property used to calculate the LTV for the related Mortgage Loan;

      (xxiii) the sale price of the Mortgaged Property, if applicable;

      (xxiv) the Originator's risk grade;

      (xxv) the actual interest "paid to date" of the Mortgage Loan as of the Cut-off Date;

      (xxvi) the number of years any Prepayment Premium is in effect;

      (xxvii) the loan type (i.e. fixed, adjustable; 2/28, 3/27, etc.);

      (xxviii) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

      (xxix) a code indicating whether such Mortgage Loan is a Group 1 Mortgage Loan or a Group 2 Mortgage Loan;

      (xxx) a code indicating whether the Mortgage Loan is a MERS Designated Mortgage Loan and, if so, its corresponding mortgage identification number; and

      (xxxi) a code indicating whether the Mortgage Loan is subject to a Prepayment Premium, if any.

         The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall set forth the aggregate Stated Principal Balance of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

      Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

      Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

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      Mortgagor: The obligor(s) on a Mortgage Note.

      Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

      Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls exceeds the sum of the Compensating Interest payments made on such Distribution Date.

      Net WAC Rate: The Group 1 Net WAC Rate, the Group 2 Net WAC Rate and/or the Subordinate Net WAC Rate, as appropriate.

      Net WAC Rate Carryover Amount: With respect to each Class of LIBOR Certificates and the Class M11 Certificates, as of any Distribution Date, if on such Distribution Date there are unpaid Net WAC Rate Carryover Amounts from prior Distribution Dates or the Pass-Through Rate for any Class of LIBOR Certificates or the Class M11 Certificates is based upon its applicable Net WAC Rate, the sum of (A) the excess of the Base Rate for that Class of Certificates over (i) with respect to the Class 1-A Certificates, the Group 1 Net WAC Rate,
(ii) with respect to the Class 2-A Certificates, the Group 2 Net WAC Rate, and
(iii) with respect to the Subordinate Certificates, the Subordinate Net WAC Rate, and (B) the Net WAC Rate Carryover Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at the applicable Pass-Through Rate for such Class (without giving effect to any such limitations) of Certificates for such Distribution Date.

      Net WAC Rate Carryover Payment: For any Distribution Date, an amount equal to the aggregate of the Net WAC Rate Carryover Amounts for such Distribution Date.

      Net WAC Rate Carryover Reserve Account: The separate Eligible Account created and maintained by the Trustee pursuant to Sections 3.27(a) in the name of the Trust Administrator for the benefit of the Holders of Regular Certificates and designated "Wells Fargo Bank, N.A. in trust for registered holders of Fremont Home Loan Trust 2005-B, Mortgage-Backed Certificates, Series 2005-B." Funds in the Net WAC Rate Carryover Reserve Account shall be held in trust for the Holders of Regular Certificates for the uses and purposes set forth in this Agreement. Amounts on deposit in the Net WAC Rate Carryover Reserve Account shall not be invested. The Net WAC Rate Carryover Reserve Account shall not be an asset of REMIC I or REMIC II.

      NIM Trust: Fremont NIM Trust 2005-B, a Delaware statutory trust, or other special purpose entity created to securitize the cashflows relating to the Class C and/or Class P Certificates.

      Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Fremont 2005-B
Pooling & Servicing Agreement

      Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

      Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

      Notional Amount: With respect to the Class C Certificates, a notional amount equal to the aggregate principal balance of the REMIC I Regular Interests (other than REMIC I Regular Interest LTP).

      Offered Certificates: As defined in the Preliminary Statement.

      Officer's Certificate: A certificate signed by an officer of the Servicer with responsibility for the servicing of the Mortgage Loans required to be serviced by the Servicer and listed on a list delivered to the Trustee or Trust Administrator, as applicable, pursuant to this Agreement.

      Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the Servicer or a Subservicer, the Master Servicer, the Originator or the Depositor, reasonably acceptable to the Trustee and the Trust Administrator; provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer of the Mortgage Loans or in an affiliate of either and
(iii) is not connected with the Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

      Optional Termination Date: Any Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance that has been designated as an Optional Termination Date by the Servicer or holder of the Class R Certificate.

      Originator: Fremont.

      OTS: Office of Thrift Supervision, and any successor thereto.

      Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

            (i) Certificates theretofore canceled by the Trustee or the Trust Administrator or delivered to the Trustee or the Trust Administrator for cancellation; and

            (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee or the Trust Administrator pursuant to this Agreement.

Fremont 2005-B
Pooling & Servicing Agreement

      Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

      Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the Senior Certificates, the Subordinate Certificates and the Class P Certificate as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

      Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Target Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

      Overcollateralization Floor Amount: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

      Overcollateralization Release Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Excess Cashflow.

      Overcollateralization Target Amount: With respect to any Distribution Date
(i) prior to the Stepdown Date, an amount equal to 1.15% of the Cut-off Date Pool Principal Balance, (ii) on and after the Stepdown Date provided a Trigger Event is not in effect, an amount equal to the greater of (A) the lesser of (x) 2.30% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) 1.15% of the aggregate Cut-off Date Pool Principal Balance of all of the Mortgage Loans and (B) 0.50% of the aggregate Cut-off Date Pool Principal Balance of all of the Mortgage Loans and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

      Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

      P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Remittance Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

Fremont 2005-B
Pooling & Servicing Agreement

      Pass-Through Margin: With respect to each Class of LIBOR Certificates, the following percentages:

                             ON OR PRIOR
                             TO OPTIONAL      AFTER THE OPTIONAL
                           TERMINATION DATE    TERMINATION DATE
Class 1-A-1 Certificates        0.210%             0.420%
Class 1-A-2 Certificates        0.250%             0.500%
Class 2-A-1 Certificates        0.090%             0.180%
Class 2-A-2 Certificates        0.200%             0.400%
Class 2-A-3 Certificates        0.300%             0.600%
Class M1 Certificates           0.370%             0.555%
Class M2 Certificates           0.400%             0.600%
Class M3 Certificates           0.430%             0.645%
Class M4 Certificates           0.470%             0.705%
Class M5 Certificates           0.620%             0.930%
Class M6 Certificates           0.640%             0.960%
Class M7 Certificates           0.670%             1.005%
Class M8 Certificates           1.270%             1.905%
Class M9 Certificates           1.320%             1.980%
Class M10 Certificates          1.750%             2.625%

      Pass-Through Rate: For any Distribution Date

      (i) with respect to each Class of Class 1-A Certificates, a rate equal to the lesser of (a) the related Base Rate for such Class and (b) the Group 1 Net WAC Rate;

      (ii) with respect to each Class of Class 2-A Certificates, a rate equal to the lesser of (a) the related Base Rate for such Class and (b) the Group 2 Net WAC Rate;

      (iii) with respect to each Class of the Subordinate Certificates, a rate equal to the lesser of (a) the related Base Rate for such Class and (b) the Subordinate Net WAC Rate;

      (iv) with respect to any REMIC I Regular Interest, the Uncertificated REMIC I Pass-Through Rate; and

      (v) with respect to the Class C Certificates, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (S) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest LTAA, REMIC I Regular Interest LT1A1, REMIC I Regular Interest LT1A2, REMIC I Regular Interest LT2A1, REMIC I Regular Interest LT2A2, REMIC I Regular Interest LT2A3, REMIC I Regular Interest LTM1, REMIC I Regular Interest LTM2, REMIC I Regular Interest LTM3, REMIC I Regular Interest

Fremont 2005-B
Pooling & Servicing Agreement

LTM4, REMIC I Regular Interest LTM5, REMIC I Regular Interest LTM6, REMIC I Regular Interest LTM7, REMIC I Regular Interest LTM8, REMIC I Regular Interest LTM9, REMIC I Regular Interest LTM10, REMIC I Regular Interest LTM11 and REMIC I Regular Interest LTZZ. For purposes of calculating the Pass-Through Rate for the Class C Certificates, the numerator is equal to the sum of the following components:

                  (A)the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LTAA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTAA;

                  (B) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LT1A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT1A1;

                  (C) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LT1A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT1A2;

                  (D) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LT2A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT2A1;

                  (E) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LT2A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT2A2;

                  (F) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LT2A3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT2A3;

                  (G) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LTM1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTM1;

                  (H) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LTM2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTM2;

                  (I) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LTM3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTM3;

                  (J) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LTM4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTM4;

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Pooling & Servicing Agreement

                  (K) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LTM5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTM5;

                  (L) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LTM6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTM6;

                  (M) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LTM7 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTM7;

                  (N) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LTM8 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTM8;

                  (O) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LTM9 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTM9;

                  (P) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LTM10 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTM10;

                  (Q) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LTM11 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTM11;

                  (R) the Uncertificated REMIC I Pass-Through Rate for REMIC I
            Regular Interest LTZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LTZZ; and

                  (S) 100% of the Interest on REMIC I Regular Interest LTP.

      Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

      Periodic Mortgage Interest Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum amount set forth in a provision of each Mortgage Note by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date (other than the first Adjustment Date) above or below the Mortgage Interest Rate previously in effect. The Periodic Mortgage Interest Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

      Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the

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Pooling & Servicing Agreement

Depositor, the Servicer, the Master Servicer, the Trust
Administrator, the Trustee or any of their respective Affiliates:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated P-1 by Moody's and A-1+ by Standard & Poor's;

            (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

            (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds, including money market funds advised or managed by the Depositor, the Trustee or the Trust Administrator or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" or "AAAMG" by Standard & Poor's; and

            (vii) if previously confirmed in writing to the Trustee and the Trust Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

      Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign

Fremont 2005-B
Pooling & Servicing Agreement
government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and
(vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

      Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

      Physical Certificates: As specified in the Preliminary Statement.

      Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

      Prepayment Interest Excess: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was, during the related Prepayment Period, the subject of a Principal Prepayment in Full that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment in Full for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the first day of the calendar month in which such Remittance Date occurs and ending on the date on which such Principal Prepayment in Full was applied.

      Prepayment Interest Shortfall: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was, during the related Prepayment Period, the subject of a Principal Prepayment in Full that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan, with respect to the Servicer's obligation in respect of any Prepayment Interest Shortfall, or the sum of the Servicing Fee Rate and the Master Servicing Fee Rate, with respect to the Master Servicer's obligation in respect of any Prepayment Interest Shortfall,

Fremont 2005-B
Pooling & Servicing Agreement

(b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and
(d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Prepayment Period.

      Prepayment Period: With respect to any Remittance Date, (a) with respect to a Principal Prepayment in Full, the period from and including the 16th day of the month preceding the month in which such Remittance Date occurs to and including the 15th day of the month in which such Remittance Date occurs, and
(b) with respect to Principal Prepayments in part, the calendar month prior to such Remittance Date.

      Prepayment Premium: Any prepayment premium, penalty or charge collected by the Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment in Full pursuant to the terms of the related Mortgage Note.

      Principal Distribution Amount: For any Distribution Date, the sum of (i) the Group 1 Principal Distribution Amount for such Distribution Date and (ii) the Group 2 Principal Distribution Amount for such Distribution Date

      Principal Prepayment: Any partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Premium and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

      Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

      Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received by the Servicer on or prior to the Determination Date or advanced by the Servicer prior to the related Remittance Date (including the portion of Insurance Proceeds or Condemnation Proceeds allocable to principal), and all Principal Prepayments received during the related Prepayment Period, (ii) the Liquidation Proceeds on the Mortgage Loans allocable to principal actually collected by the Servicer during the related Prepayment Period, (iii) the portion of the purchase price allocable to principal with respect to each Deleted Mortgage Loan, the repurchase obligation for which arose during the related Prepayment Period, that was repurchased during the period from the prior Distribution Date through the Remittance Date for the current Distribution Date, (iv) the principal portion of all Substitution Adjustment Amounts with respect to the substitutions of Mortgage Loans that occur during the calendar month in which such Distribution Date occurs and (v) the allocable portion of the proceeds received with respect to the termination of the Trust Fund (to the extent such proceeds relate to principal), less any amounts payable or reimbursable to the Servicer, the Master Servicer, the Trust Administrator or the Trustee hereunder on such Distribution Date to the extent not already reimbursed or paid from the Group 1 Interest Remittance Amount or the Group 2 Interest Remittance Amount.

      Private Certificates: As defined in the Preliminary Statement.

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Pooling & Servicing Agreement

      Prospectus Supplement: The Prospectus Supplement, dated May 3, 2005, relating to the Offered Certificates.

      PTCE 95-60: As defined in Section 5.02(b).

      PUD: A planned unit development.

      Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of May 1, 2005, by and between Fremont and the Depositor.

      Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(c), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicer.

      Realized Loss Percentage: For purposes of the Servicer Termination Test and the Servicer Enhanced Review Test, the percentage produced by the following calculation: (i) (a) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans since the Cut-off Date through the last day of the related Due Period, minus (b) any amount received with respect to Realized Losses on the Mortgage Loans subsequent to a Final Recovery Determination being made with respect to the Mortgage Loans, divided by (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided however, that for purposes of this definition, the term "Realized Losses" shall not include Debt Service Reductions or Deficient Valuations.

      Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of any amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

      Record Date: With respect to any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that for any Class M11 Certificate or Certificate issued in definitive form, the Record Date shall be the close of business on the last day of the calendar month immediately preceding the related Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

      Reference Bank: As defined in Section 4.04.

      Regular Certificates: As defined in the Preliminary Statement.

Fremont 2005-B
Pooling & Servicing Agreement

      Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act, as amended, or any similar state statutes.

      REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

      REMIC I Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and
(ii) the Uncertificated REMIC I Pass-Through Rate for REMIC I Regular Interest LTAA minus the Marker Rate, divided by (b) 12.

      REMIC I Marker Allocation Percentage: 50% of any amount payable from or loss attributable to the Mortgage Loans, which shall be allocated to REMIC I Regular Interest LTAA, REMIC I Regular Interest LT1A1, REMIC I Regular Interest LT1A2, REMIC I Regular Interest LT2A1, REMIC I Regular Interest LT2A2, REMIC I Regular Interest LT2A3, REMIC I Regular Interest LTM1, REMIC I Regular Interest LTM2, REMIC I Regular Interest LTM3, REMIC I Regular Interest LTM4, REMIC I Regular Interest LTM5, REMIC I Regular Interest LTM6, REMIC I Regular Interest LTM7, REMIC I Regular Interest LTM8, REMIC I Regular Interest LTM9, REMIC I Regular Interest LTM10, REMIC I Regular Interest LTM11, REMIC I Regular Interest LTZZ and REMIC I Regular Interest LTP.

      REMIC I Overcollateralization Target Amount: 0.50% of the
Overcollateralization Target Amount.

      REMIC I Overcollateralized Amount: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balances of the REMIC I Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest LT1A1, REMIC I Regular Interest LT1A2, REMIC I Regular Interest LT2A1, REMIC I Regular Interest LT2A2, REMIC I Regular Interest LT2A3, REMIC I Regular Interest LTM1, REMIC I Regular Interest LTM2, REMIC I Regular Interest LTM3, REMIC I Regular Interest LTM4, REMIC I Regular Interest LTM5, REMIC I Regular Interest LTM6, REMIC I Regular Interest LTM7, REMIC I Regular Interest LTM8, REMIC I Regular Interest LTM9, REMIC I Regular Interest LTM10, REMIC I Regular Interest LTM11 and REMIC I Regular Interest LTP, in each case as of such date of determination.

      REMIC I Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and
(ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest LT1A1, REMIC I Regular Interest LT1A2, REMIC I Regular Interest LT2A1, REMIC I Regular Interest LT2A2, REMIC I Regular Interest LT2A3, REMIC I Regular Interest LTM1, REMIC I Regular Interest LTM2, REMIC I Regular Interest LTM3, REMIC I Regular Interest LTM4, REMIC I Regular Interest LTM5, REMIC I Regular Interest LTM6, REMIC I Regular Interest LTM7, REMIC I Regular Interest LTM8, REMIC I Regular Interest LTM9, REMIC I Regular Interest LTM10, REMIC I Regular Interest LTM11 and the denominator of which is the

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Pooling & Servicing Agreement
aggregate of the Uncertificated Principal Balances of REMIC I Regular Interest LT1A1, REMIC I Regular Interest LT1A2, REMIC I Regular Interest LT2A1, REMIC I Regular Interest LT2A2, REMIC I Regular Interest LT2A3, REMIC I Regular Interest LTM1, REMIC I Regular Interest LTM2, REMIC I Regular Interest LTM3, REMIC I Regular Interest LTM4, REMIC I Regular Interest LTM5, REMIC I Regular Interest LTM6, REMIC I Regular Interest LTM7, REMIC I Regular Interest LTM8, REMIC I Regular Interest LTM9, REMIC I Regular Interest LTM10, REMIC I Regular Interest LTM11 and REMIC I Regular Interest LTZZ.

      REMIC I Regular Interest LTAA: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LTAA shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LT1A1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LT1A1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LT1A2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LT1A2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LT2A1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LT2A1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LT2A2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LT2A2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

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      REMIC I Regular Interest LT2A3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LT2A3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LTM1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LTM1 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LTM2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LTM2 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LTM3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LTM3 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LTM4: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LTM4 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LTM5: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LTM5 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

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      REMIC I Regular Interest LTM6: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LTM6 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LTM7: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LTM7 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LTM8: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LTM8 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LTM9: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LTM9 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LTM10: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LTM10 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LTM11: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LTM11 shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

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      REMIC I Regular Interest LTP: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LTP shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LT1SUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LT1SUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance asset forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LT1GRP: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LT1GRP shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance asset forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LT2SUB: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LT2SUB shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance asset forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LT2GRP: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LT2GRP shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance asset forth in the Preliminary Statement hereto.

      REMIC I Regular Interest LTXX: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LTXX shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance asset forth in the Preliminary Statement hereto.

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      REMIC I Regular Interest LTZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a regular interest in REMIC I for purposes of the REMIC Provisions. REMIC I Regular Interest LTZZ shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

      REMIC I Regular Interests: REMIC I Regular Interest LTAA, REMIC I Regular Interest LT1A1, REMIC I Regular Interest LT1A2, REMIC I Regular Interest LT2A1, REMIC I Regular Interest LT2A2, REMIC I Regular Interest LT2A3, REMIC I Regular Interest LTM1, REMIC I Regular Interest LTM2, REMIC I Regular Interest LTM3, REMIC I Regular Interest LTM4, REMIC I Regular Interest LTM5, REMIC I Regular Interest LTM6, REMIC I Regular Interest LTM7, REMIC I Regular Interest LTM8, REMIC I Regular Interest LTM9, REMIC I Regular Interest LTM10, REMIC I Regular Interest LTM11, REMIC I Regular Interest LT1SUB, REMIC I Regular Interest LT1GRP, REMIC I Regular Interest LT2SUB, REMIC I Regular Interest LT2GRP, REMIC I Regular Interest LTXX, REMIC I Regular Interest LTP and REMIC I Regular Interest LTZZ.

      REMIC I Sub WAC Allocation Percentage: 50% of any amount payable from or loss attributable to the Mortgage Loans, which shall be allocated to REMIC I Regular Interest LT1SUB, REMIC I Regular Interest LT1GRP, REMIC I Regular Interest LT2SUB, REMIC I Regular Interest LT2GRP and REMIC I Regular Interest LTXX.

      REMIC I Subordinated Balance Ratio: The ratio among the Uncertificated Principal Balances of each REMIC I Regular Interest ending with the designation "SUB," equal to the ratio among, with respect to each such REMIC I Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group over (y) the current aggregate Class Certificate Balances of the Class A Certificates in the related Loan Group.

      REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

      Remittance Date: With respect to any Distribution Date, no later than 12:00 PM, Central Time on the Business Day immediately preceding such Distribution Date.

      REO Disposition: The final sale by the Servicer of any REO Property.

      REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Interest Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

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      REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

      Reporting Date: The 18th day of each calendar month or the immediately preceding Business Day if the 18th is not a Business Day.

      Repurchase Price: With respect to any Mortgage Loan, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Trustee to the date of repurchase, (iii) all unreimbursed Servicing Advances and (iv) all expenses incurred by the Servicer, the Trust, the Trust Administrator or the Trustee, as the case may be, in respect of a breach or defect, including, without limitation, (a) expenses arising out of the Servicer's, the Trust Administrator's or Trustee's, as the case may be, enforcement of the Originator's repurchase obligation, to the extent not included in clause (iii), and (b) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law.

      Request for Release: The Request for Release submitted by the Servicer to the Trust Administrator, substantially in the form of Exhibit J.

      Residual Certificates: As specified in the Preliminary Statement.

      Responsible Officer: When used with respect to the Trustee means any officer in the Corporate Trust Office with direct responsibility for the administration of this Agreement and any other officer to whom a particular matter is referred because of such officer's knowledge of and familiarity with the particular subject; and when used with respect to the Trust Administrator means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee or the Trust Administrator customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

      Rolling Three-Month Delinquency Rate: With respect to any Distribution Date, the weighted average of the Delinquency Rates for each of three calendar months immediately preceding such Distribution Date; provided, that with respect to the first two Distribution Dates, it shall refer to the preceding one or two calendar months, as appropriate.

      Rule 144A Letter: As defined in Section 5.02(b).

      Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

      Securities Act: The Securities Act of 1933, as amended.

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      Senior Principal Distribution Amount: With respect to any Distribution Date, the sum of the Group 1 Senior Principal Distribution Amount and Group 2 Senior Principal Distribution Amount, as applicable.

      Servicer: Fremont, and if a successor servicer is appointed hereunder, such successor servicer.

      Servicer Certification: A written certification signed by an officer of the Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date
(a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superseded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Servicer Certification shall be as agreed to by the Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

      Servicer Enhanced Review Test: With respect to any Distribution Date, the Servicer will fail the Servicer Enhanced Review Test if both (i) the outstanding rating by Moody's of Fremont as a servicer of residential mortgage loans is not "SQ2" or better (including any +/- designation), and (ii) the Realized Loss Percentage for the Mortgage Loans exceeds the applicable percentages set forth below:

DISTRIBUTION DATE OCCURRING IN       PERCENTAGE
------------------------------       ----------
June 2006 through May 2007                 1.50%
June 2007 through May 2008                 2.50%
June 2008 through May 2009                 3.50%
June 2009 through May 2010                 5.25%
June 2010 through May 2011                 6.75%
June 2011 and thereafter                   7.30%

      Servicer Event of Default: One or more of the events described in Section 7.01(a).

      Servicer Remittance Report: As defined in Section 4.03(d).

      Servicer Termination Test: With respect to any Distribution Date, the Servicer will fail the Servicer Termination Test if the Realized Loss Percentage for the Mortgage Loans exceeds the applicable percentages set forth below or such other higher amounts as set by any of the Rating Agencies with respect to such Distribution Date:

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DISTRIBUTION DATE OCCURRING IN       PERCENTAGE
------------------------------       ----------
June 2006 through May 2007                 1.75%
June 2007 through May 2008                 2.75%
June 2008 through May 2009                 3.75%
June 2009 through May 2010                 5.50%
June 2010 through May 2012                 7.00%
June 2011 through May 2012                 8.00%
June 2012 and thereafter                   8.00%

      Servicing Advances: The reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Sections 3.01, 3.09,
3.13 and 3.15. Servicing Advances also include any reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosures in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement. The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

      Servicing Fee: With respect to each Mortgage Loan and any Distribution Date, an amount equal to the product of (i) one-twelfth of the Servicing Fee Rate, and (ii) the Stated Principal Balance of such Mortgage Loan as of the first day of the calendar month preceding the month in which such Distribution Date occurs. Such fee shall be payable monthly, and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced by the Servicer under this Agreement. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such Scheduled Payment collected by the Servicer or as otherwise provided under
Section 3.11.

      Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

      Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trust Administrator in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

      Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee, the Master Servicer, the Trust Administrator and the Depositor by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

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      Servicing Rights: Any and all of the following: (a) all rights and obligations to service the Mortgage Loans; (b) any compensation for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans (other than prepayment penalties); (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights; (e) any interest on Escrow Accounts allowed by law or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; (g) the right to possess and use any and all servicing files, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans to the extent relating to the past, present or prospective servicing of the Mortgage Loans; and (h) all rights, powers and privileges incident to any of the foregoing.

      Servicing Transfer Costs: All reasonable out-of-pocket costs and expenses (including all extraordinary expenses) incurred by the Master Servicer in connection with the transfer of servicing from a terminated Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer (or any successor Servicer appointed pursuant to Section 7.02) to service the Mortgage Loans properly and effectively.

      Six-Month LIBOR Index: With respect to each applicable Adjustable Rate Mortgage Loan, the rate as determined on the basis of rates at which six-month U.S. dollar deposits are offered to prime banks in the London interbank market on such date as provided in the related Mortgage Note.

      60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

      Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Surveillance Group - Fremont 2005-B, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee.

      Start-up Day: As defined in Section 11.01(b).

      Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any

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scheduled payments of principal received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

      Stepdown Date: The earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Senior Certificates have been reduced to zero, and (b) the later to occur of (i) the Distribution Date in June 2008, and (ii) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans but prior to distribution of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 48.00%.

      Subordinate Certificates: As specified in the Preliminary Statement.

      Subordinate Corridor Agreement: The cap agreement, dated as of May 6, 2005, between the Trustee, on behalf of the Issuer, and the Counterparty, having an initial notional amount of $211,872,000.00.

      Subordinate Net WAC Rate: A per annum rate equal to (a) the weighted average of the Group 1 Net WAC Rate and the Group 2 Net WAC Rate, weighted based on (i) the excess of (x) the balance of the Group 1 Mortgage Loans over (y) the aggregate Class Certificate Balances of the Class 1-A Certificates and (ii) the excess of (x) the balance of the Group 2 Mortgage Loans over (y) the aggregate Class Certificate Balances of the Class 2-A Certificates, multiplied by (b) other than with respect to the Class M11 Certificates, 30 divided by the actual number of days in the Interest Accrual Period. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the Uncertificated REMIC I Pass-through Rate on (a) REMIC I Regular Interest LT1SUB, subject to a cap and floor equal to the weighted average of the Adjusted Net Mortgage Interest Rates of the Group 1 Mortgage Loans and (b) REMIC I Regular Interest LT2SUB, subject to a cap and floor equal to the weighted average of the Adjusted Net Mortgage Interest Rates of the Group 2 Mortgage Loans, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest.

      Subsequent Recoveries: Amounts recovered by the Servicer in respect of a liquidated Mortgage Loan in regard to which a Realized Loss has occurred.

      Subservicer: As defined in Section 3.02(a).

      Subservicing Account: As defined in Section 3.08.

      Subservicing Agreements: As defined in Section 3.02(a).

      Substitute Mortgage Loan: A Mortgage Loan substituted by the Originator for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (i) have a Stated Principal Balance, after

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deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1.00% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; and (v) comply with each representation and warranty set forth in Section 2.03.

      Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(g).

      Tax Service Contract: As defined in Section 3.09(a).

      Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

      Termination Price: As defined in Section 9.01.

      30-Day Delinquency: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, one month past due (without giving effect to any grace period).

      Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

      Transfer Affidavit: As defined in Section 5.02(c).

      Transferor Certificate: As defined in Section 5.02(b).

      Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period, equals or exceeds 33.30% of the Credit Enhancement Percentage as of the last day of the prior Due Period or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:

DISTRIBUTION DATE OCCURRING IN                       LOSS PERCENTAGE
------------------------------                       ---------------
June 2007 through May 2008           1.75% for the first month, plus an additional 1/12 th
                                     of 1.75% for each month thereafter

June 2008 through May 2009           3.50% for the first month, plus an additional 1/12 th
                                     of 2.00% for each month thereafter

June 2009 through May 2010           5.50% for the first month, plus an additional 1/12 th
                                     of 1.50% for each month thereafter

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June 2010 through May 2011           7.00% for the first month, plus an additional 1/12 th
                                     of 0.60% for each month thereafter

June 2011 and thereafter             7.60%

      Trust: The express trust created hereunder in Section 2.01(c).

      Trust Administration Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to the product of (i) one-twelfth of the Trust Administration Fee Rate, and (ii) the Stated Principal Balance of such Mortgage Loan as of the first day of the calendar month preceding the month in which such Distribution Date occurs.

      Trust Administration Fee Rate: 0.0075% per annum.

      Trust Administrator: Wells Fargo Bank, N.A., and its successors in interest and, if a successor trust administrator is appointed hereunder, such successor.

      Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Collection Account, Net WAC Rate Carryover Reserve Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Corridor Agreements, and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

      Trust REMIC: Either of REMIC I and REMIC II.

      Trustee: HSBC Bank USA, National Association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

      Uncertificated Accrued Interest: With respect to each REMIC I Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated REMIC I Pass-Through Rate on the Uncertificated Principal Balance of such REMIC I Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC I Regular Interests based on their respective entitlements to interest irrespective of any Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date). Uncertificated Accrued Interest with respect to each Distribution Date and each REMIC I Regular Interest shall be reduced by Realized Losses, if any, allocated to such REMIC I Regular Interest unless such Realized Loss is restored through Subsequent Recoveries.

      Uncertificated Principal Balance: The amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC I Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal made on such REMIC I Regular Interest on such Distribution Date pursuant to Section

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4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08 or increased by Subsequent Recoveries through Available Funds. The Uncertificated Balance of REMIC I Regular Interest LTZZ shall be increased by interest deferrals as provided in Section 4.08. The Uncertificated Balance of each REMIC I Regular Interest shall never be less than zero.

      Uncertificated REMIC I Pass-Through Rate: With respect to REMIC I Regular Interest LTAA, REMIC I Regular Interest LT1A1, REMIC I Regular Interest LT1A2, REMIC I Regular Interest LT2A1, REMIC I Regular Interest LT2A2, REMIC I Regular Interest LT2A3, REMIC I Regular Interest LTM1, REMIC I Regular Interest LTM2, REMIC I Regular Interest LTM3, REMIC I Regular Interest LTM4, REMIC I Regular Interest LTM5, REMIC I Regular Interest LTM6, REMIC I Regular Interest LTM7, REMIC I Regular Interest LTM8, REMIC I Regular Interest LTM9, REMIC I Regular Interest LTM10, REMIC I Regular Interest LTM11, REMIC I Regular Interest LT1SUB, REMIC I Regular Interest LT2SUB, REMIC I Regular Interest LTXX, REMIC I Regular Interest LTZZ, and REMIC I Regular Interest LTP, the weighted average of the Adjusted Net Mortgage Interest Rate. With respect to REMIC I Regular Interest LT1GRP, the Group 1 Net WAC Rate. With respect REMIC I Regular Interest LT2GRP, the Group 2 Net WAC Rate.

      Underwriters' Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

      Underwriting Guidelines: The underwriting guidelines attached to the Purchase Agreement.

      Unpaid Interest Amounts: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Current Interest from prior Distribution Dates remaining unpaid and (b) interest on such unpaid amount at the applicable Pass-Through Rate (to the extent permitted by applicable law).

      U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

      Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be

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allocated to the Class C Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

                                   ARTICLE II
          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

      Section 2.01. Conveyance of Mortgage Loans.

      The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, together with all rights of the Depositor under the Corridor Agreements (if any), and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund.

      (a) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee or the Trust Administrator, as applicable, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note bearing all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee, endorsed "Pay to the order of _____________, without recourse" and signed (which may be by facsimile signature) in the name of the last endorsee by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Trustee is so advised by the Depositor that state law so allows;

            (ii) the original of any guarantee executed in connection with the Mortgage Note;

            (iii) with respect to each Mortgage Loan, the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, the Originator cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Originator (to the extent that it has not previously delivered the same to the Depositor, the Trustee or the Trust Administrator) shall deliver or cause to be delivered to the Trustee or Trust Administrator, (1) a photocopy of such Mortgage, certified by the Originator (or certified by the title company, escrow agent, or closing attorney) to be a true and complete copy of such Mortgage dispatched to the appropriate public recording office for recordation; and (2) upon receipt thereof by the Originator, the original recorded Mortgage, or, in the case of a Mortgage where a public recording office retains the

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      original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (iv) the originals of all assumption, modification, consolidation or extension agreements (if provided), with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

            (v) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

            (vi) with respect to each Mortgage Loan, the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the Originator (to the extent that it has not previously delivered the same to the Depositor, the Trustee or the Trust Administrator) shall deliver or cause to be delivered to the Trustee or the Trust Administrator, (1) a photocopy of such intervening assignment, certified by the Originator (or certified by the title company, escrow agent, or closing attorney) to be a complete copy of such intervening Assignment of Mortgage dispatched to the appropriate public recording office for recordation upon receipt thereof by the Originator, and (2) the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (vii) the original or duplicate lender's title policy and any riders thereto or, any one of an original title binder, an original or copy of the preliminary title report or an original or copy of the title commitment, and if, copies then certified by the title company;

            (viii) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided); and

            (ix) original powers of attorney, if applicable, with evidence of recording thereon, if required.

      Each Mortgage Loan for which a Mortgage Note is missing shall be evidenced by a lost note affidavit as of the Closing Date. In the event, for purposes of the Closing Date, one or more lost note affidavits are provided to cover multiple missing Mortgage Notes, the Originator shall deliver to the Trustee or the Trust Administrator the applicable individual lost note affidavits within ten (10) Business Days of the Closing Date. If the Originator fails to deliver the required individual lost note affidavits within the specified period of time, the Trustee or the Trust Administrator shall notify the Originator to take such remedial actions, including, without

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limitation, the repurchase by the Originator of such Mortgage Loan within 30 days of the Closing Date.

      The Originator shall deliver to the Trustee or the Trust Administrator the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 150 days from the Closing Date.

      If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all reasonable actions as are necessary at the expense of the Depositor to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

      From time to time, the Originator shall forward with respect to the Mortgage Loans, to the Trustee or the Trust Administrator additional original documents, and additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the Originator in accordance with the terms of this Agreement. All such mortgage documents held by the Trustee or the Trust Administrator as to each Mortgage Loan shall constitute the "Custodial File."

      The requirements of this paragraph relate only to Mortgage Loans that are not MERS Designated Mortgage Loans. On or prior to the Closing Date, the Originator shall deliver to the Trustee or Trust Administrator Assignments of Mortgages, in blank, for each Mortgage Loan (except with respect to each MERS Designated Mortgage Loan). The Originator shall cause such Assignments of Mortgage with completed recording information to be provided to the Trustee or the Trust Administrator in a reasonably acceptable manner. No later than thirty
(30) Business Days following the later of the Closing Date and the date of receipt by the Servicer of the fully completed Assignments of Mortgages in recordable form, the Servicer shall promptly submit or cause to be submitted for recording, at the expense of the Originator at no expense to the Trust Fund, the Master Servicer, the Trust Administrator, the Trustee or the Depositor in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(a)(vi). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if the Trustee, the Trust Administrator and each Rating Agency have received an opinion of counsel, satisfactory in form and substance to the Trustee and Trust Administrator and each Rating Agency, to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned by the Originator at the Originator's expense to "HSBC Bank USA, National Association, as trustee under the Pooling and Servicing Agreement dated as of May 1, 2005, Fremont Home Loan Trust 2005-B." In the event that any such assignment is lost or returned unrecorded because of a defect therein, the Originator shall promptly prepare a substitute assignment to cure such defect and thereafter cause each such assignment to be duly recorded.

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      On or prior to the Closing Date, the Depositor shall deliver to the Trustee, the Servicer and the Trust Administrator a copy of the Data Tape Information in an electronic, machine readable medium in a form mutually acceptable to the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee. Within ten (10) Business Days of the Closing Date, the Depositor shall deliver a copy of the complete Mortgage Loan Schedule to the Trustee, the Master Servicer, the Trust Administrator and the Servicer.

      In the event, with respect to any Mortgage Loans, that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee or the Trust Administrator within 150 days following the Closing Date, and in the event that the Originator does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Depositor, the related Mortgage Loan shall, upon the request of the Depositor, be repurchased by the Originator at the price and in the manner specified in Section 2.03. The foregoing repurchase remedy shall not apply in the event that the Originator cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the Originator shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the Originator confirming that such document has been accepted for recording.

      Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Originator shall be deemed to have been satisfied upon delivery by the Originator to the Trustee or the Trust Administrator prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

      (b) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "Fremont Home Loan Trust 2005-B" and HSBC Bank USA, N.A. is hereby appointed as Trustee in accordance with the provisions of this Agreement.

      (c) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans) pursuant to Section 2.01(a) and, solely in its capacity as Trustee on behalf of the Certificateholders, to enter into the Corridor Agreements.

      Section 2.02. Acceptance by the Trustee or Trust Administrator of the Mortgage Loans.

      The Trustee or the Trust Administrator on its behalf acknowledges receipt of the documents identified in its initial certification in the form annexed hereto as Exhibit E (the "Initial Certification"), and declares that it, or the Trust Administrator on its behalf, holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and

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that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. Each of the Trustee and the Trust Administrator, as applicable, on its behalf acknowledges that it will maintain possession of the related Mortgage Notes in any of the states of Minnesota, California or Utah, unless otherwise permitted by the Rating Agencies.

      Prior to and as a condition to the Closing, the Trustee shall deliver, or cause the Trust Administrator to deliver, via facsimile (with original to follow the next Business Day) to the Depositor, the Master Servicer and the Servicer the Initial Certification prior to the Closing Date, or as the Depositor agrees, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan with any exceptions thereon. The Trustee or the Trust Administrator, as applicable, shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

      The Trustee or the Trust Administrator, as applicable, shall ascertain that all documents in the Custodial File required to be reviewed by it are in its possession, and shall deliver to the Depositor, the Master Servicer and the Servicer the Initial Certification on the Closing Date, and shall deliver to the Depositor and the Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within 90 days after the Closing Date to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be received by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i), (ii) and (xii) of the Mortgage Loan Schedule and items (1), (2), (3) and (13) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Trustee or Trust Administrator, as applicable, shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

      The Trustee or the Trust Administrator, as applicable, shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee or the Trust Administrator, as applicable, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

      The Originator shall deliver to the Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Trustee or the Trust Administrator, as applicable, including but not limited to such documents as the title insurance policy and any other Mortgage Loan documents upon return from the public recording office. The documents shall be delivered by the Originator at the Originator's expense to the Servicer and in no event shall the Servicer be responsible for such expense.

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      Section 2.03. Representations, Warranties and Covenants of the Originator and the Servicer.

      (a) The Originator hereby makes the representations and warranties set forth in Schedule IV hereto to the Depositor, the Trust Administrator and the Trustee as of the Closing Date.

      (b) It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee, and shall inure to the benefit of the Depositor, the Trust Administrator and the Trustee notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of the Originator, the Depositor, the Trustee, the Trust Administrator, the Master Servicer or the Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

      (c) Within 30 days of the earlier of either discovery by or notice to the Originator that any Mortgage Loan does not conform to the requirements as determined in the Trustee's or the Trust Administrator's review of the related Custodial File or within 60 days of the earlier of either discovery by or notice to the Originator of any breach of a representation or warranty set forth in
Section 2.03(b), that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the Originator shall use its best efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File or promptly to cure such breach in all material respects and, if such defect or breach cannot be remedied, the Originator shall, (i) if such 30- or 60-day period, as applicable, expires prior to the second anniversary of the Closing Date, remove such related Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section 2.03, or (ii) repurchase such Mortgage Loan at the Repurchase Price; provided, however, that any such substitution pursuant to clause (i) above shall not be effected prior to the delivery to the Trustee and the Trust Administrator of the Opinion of Counsel required by Section 2.04, if any, and a Request for Release substantially in the form of Exhibit J, and the Mortgage File for any such Substitute Mortgage Loan; provided, further, that with respect to any representations and warranties which are made to the best of the Originator's knowledge, if it is discovered by the Originator, the Servicer, the Master Servicer, the Trust Administrator, the Depositor or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loans or materially and adversely affects the interests of the Trustee or the Certificateholders therein or such inaccuracy materially and adversely affects the value of the related Mortgage Loan or materially and adversely affects the interests of the Trustee or the Certificateholders therein in the case of a representation and warranty relating to a particular Mortgage Loan, notwithstanding the Originator's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty. In the event that a breach which materially and adversely affects the value of the related Mortgage Loan or Mortgage Loans, as the case may be, or the interests of the Trustee or the Certificateholders therein, shall involve any representation or warranty set forth in Schedule IV, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Originator of

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such breach, all of the Mortgage Loans shall, at the Depositor's option, be repurchased by the Originator at the Repurchase Price. Notwithstanding the foregoing, a breach which causes a Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, or by the Originator of any of the representations and warranties set forth in clauses I(tt), I(uu) or I(lll) of Schedule IV, in each case, will be deemed automatically to materially and adversely affect the value of such Mortgage Loan and the interests of the Trustee and Certificateholders in such Mortgage Loan. In the event that the Trustee or the Trust Administrator receives notice of a breach by the Originator of any of the representations and warranties set forth in clauses I(tt), I(uu) or I(lll) of Schedule IV, the Trustee shall give notice of such breach to the Originator and request the Originator to repurchase the Mortgage Loan at the Repurchase Price within sixty (60) days of the Originator's receipt of such notice. The Originator shall repurchase each such Deleted Mortgage Loan within 60 days of the earlier of discovery or receipt of notice with respect to each such Deleted Mortgage Loan.

      (d) With respect to any Substitute Mortgage Loan or Loans, the Originator shall deliver to the Trustee or the Trust Administrator for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by
Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the Due Period of substitution shall not be part of the Trust Fund and will be retained by the Originator on the next succeeding Distribution Date. For the Due Period of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for such Due Period and thereafter the Originator shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

      (e) In connection with any repurchase or substitution of a Mortgage Loan pursuant to this Section 2.03, the Servicer shall, based on information provided by the Originator, amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee, the Trust Administrator and the Master Servicer. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Originator shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee or the Trust Administrator, as applicable, shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Originator and shall execute and deliver at the direction of the Originator such instruments of transfer or assignment prepared by the Originator in each case without recourse, as shall be necessary to vest title in the Originator or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

      (f) For any month in which the Originator substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage

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Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the Scheduled Payments due in the Due Period of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be remitted by the Originator to the Servicer for deposit into the Collection Account on or before the next Remittance Date.

      (g) In addition to such repurchase or substitution obligations, the Originator shall indemnify the Depositor, any of its Affiliates, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach by the Originator of any of its representations and warranties contained in this Agreement.

      (h) In the event that a Mortgage Loan shall have been repurchased pursuant to this Agreement, the proceeds from such repurchase shall be deposited in the Collection Account by the Servicer pursuant to Section 3.10 on or before the next Remittance Date and upon such deposit of the Repurchase Price, the delivery of the Opinion of Counsel required by Section 2.04, if applicable, and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee or the Trust Administrator, as applicable, shall release the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the Servicer, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing, together with any related indemnification obligations, shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee on their behalf.

      The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Custodial Files to the Trustee or Trust Administrator for the benefit of the Certificateholders.

      Section 2.04. Delivery of Opinion of Counsel in Connection with Substitution; Non-Qualified Mortgages.

      (a) Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.03 shall be made more than 90 days after the Closing Date unless the Originator delivers to the Trustee and the Trust Administrator an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee, the Trust Administrator or the Trust Fund, addressed to the Trustee and the Trust Administrator, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on any Trust REMIC or contributions after the Start-up Day, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

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      (b) Upon discovery by the Depositor, the Originator, the Master Servicer, the Trust Administrator, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Originator to repurchase the affected Mortgage Loan within 30 days of the earlier of discovery or receipt of notice in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03. The Trustee shall reconvey to the Originator the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

      Section 2.05. Execution and Delivery of Certificates.

      The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Trust Administrator has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

      Section 2.06. Representations and Warranties of the Depositor.

      The Depositor hereby represents, warrants and covenants to the Trustee, the Trust Administrator, the Master Servicer, the Servicer and the Originator that as of the date of this Agreement or as of such date specifically provided herein:

      (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware;

      (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

      (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Servicer, the Originator and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

      (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the

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Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

      (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

      (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

      (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder;

      (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or
(ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 10.04;

      (i) None of the Mortgage Loans has a prepayment penalty period in excess of three years;

      It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.06 shall survive delivery of the respective Custodial Files to the Trustee or to a custodian, as the case may be, and shall inure to the benefit of the Trustee.

      Within 60 days of the earlier of either discovery by or notice to the Depositor of a breach of the representations and warranties set forth in clause
(h) or (i) above that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the Depositor shall use its best efforts to promptly cure such breach in

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all material respects and if such defect or breach cannot be remedied, the Depositor shall either (i) if such 60-day period expires prior to the second anniversary of the Closing Date, remove such Deleted Mortgage Loan from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in Section 2.03, or (ii) repurchase such Mortgage Loan at the Repurchase Price. The obligations of the Depositor to cure such breach or to substitute or purchase any Mortgage Loan constitute the sole remedies respecting a material breach of any such representation or warranty to the Holders of the Certificates and the Trustee.

      Section 2.07. Representations, Warranties and Covenants of the Servicer, the Originator and the Master Servicer.

      (a) The Servicer hereby represents, warrants and covenants to the Trustee, the Trust Administrator, the Master Servicer, the Originator and the Depositor that as of the Closing Date or as of such date specifically provided herein:

            (i) The Servicer is a state chartered industrial bank duly organized, validly existing and in good standing under the laws of the State of California and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property related to a Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan serviced and to service the Mortgage Loans in accordance with the terms of this Agreement;

            (ii) The Servicer has the full power and authority to service each Mortgage Loan which the Servicer is required to service hereunder, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Originator, the Master Servicer, the Trust Administrator and the Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute,

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      order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect,
      (x) the ability of the Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

            (iv) The Servicer is a HUD-approved non-supervised mortgagee pursuant to Section 203 and Section 211 of the National Housing Act, and no event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with HUD eligibility requirements or which would require notification to HUD;

            (v) No litigation is pending or, to the best knowledge of the Servicer, threatened against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation by the Servicer of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

            (vii) The Servicer will not waive any Prepayment Premium or part of a Prepayment Premium unless such waiver would, in the reasonable opinion of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and related Mortgage Loan and doing so is standard and customary in servicing mortgage loans similar to the Mortgage Loans (including any waiver of a Prepayment Premium in connection with a refinancing of a Mortgage Loan that is related to a default or an imminent default), and in no event will it waive a Prepayment Premium in connection with a refinancing of a Mortgage Loan that is not related to a default or an imminent default. Notwithstanding the previous sentence, if the Servicer has not received any document or information necessary for the Servicer to verify the existence or amount of the related Prepayment Premium or if the Servicer determines that any Prepayment Premium is not legally enforceable under the circumstances in which the related Principal Prepayment occurs, then the Servicer shall not be required to attempt to collect the applicable Prepayment Premium, and shall have no liability or obligation with respect to such Prepayment Premium pursuant to Section 3.07(a) hereof;

            (viii) For each Mortgage Loan, the Servicer will accurately, fully and in a timely manner report its borrower credit files to each of the three credit repositories; and

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            (ix) the Servicer is a member of MERS in good standing and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Designated Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

      (b) The Originator hereby represents, warrants and covenants to the Trustee, the Trust Administrator, the Master Servicer, the Servicer and the Depositor that as of the Closing Date or as of such date specifically provided herein:

            (i) The Originator is a state chartered industrial bank duly organized, validly existing and in good standing under the laws of the state of California;

            (ii) The Originator has full power and authority to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

            (iii) The execution and delivery by the Originator of this Agreement have been duly authorized by all necessary corporate action on the part of the Originator; and neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Originator or its properties or the certificate of incorporation or by-laws of the Originator, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Originator's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

            (iv) The execution, delivery and performance by the Originator of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

            (v) This Agreement has been duly executed and delivered by the Originator and, assuming due authorization, execution and delivery by the Trustee, the Servicer, the Master Servicer, the Trust Administrator and the Depositor, constitutes a valid and binding obligation of the Originator, enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

            (vi) There are no actions, litigation, suits or proceedings pending or, to the knowledge of the Originator, threatened against the Originator before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Originator if determined adversely to the Originator would

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      reasonably be expected to materially and adversely affect the Originator's ability to perform its obligations under this Agreement; and the Originator is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

            (vii) The Originator hereby makes the representations and warranties set forth in Exhibit A to the Mortgage Loan Purchase Agreement, as of the Closing Date, or the date specified therein, with respect to the Mortgage Loans identified on Schedule I hereto; and

            (viii) The Originator is a member of MERS in good standing and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS.

      (c) The Master Servicer hereby represents, warrants and covenants to the Servicer, the Originator, the Depositor and the Trustee, for the benefit of each of the Trustee and the Certificateholders, that as of the Closing Date or as of such date specifically provided herein:

            (i) The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

            (ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor, the Originator, the Servicer and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

            (iii) The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body,

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      administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely affect, the ability of the Master Servicer to perform its obligations under this Agreement;

            (iv) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

            (v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof;

            (vi) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement,
      (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

      (d) It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.07 shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by any of the Depositor, the Originator, the Master Servicer, the Trust Administrator, the Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Premium or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other such parties. The obligation of the Originator set forth in Section 2.03(d) to cure breaches shall constitute the sole remedy against the Originator available to the Certificateholders, the Depositor, the Trust Administrator or the Trustee on behalf of the Certificateholders respecting a breach of the Originator's representations, warranties and covenants contained in paragraph (b)(vii) of this Section 2.07. The obligation of the Servicer set forth in Section 3.07(a) to pay the amount of any waived Prepayment Premium shall constitute the sole remedy against the Servicer available to the Certificateholders, the Depositor, the Trust Administrator or the Trustee on behalf of the Certificateholders respecting a breach of the Servicer's representations, warranties and covenants contained in paragraph (a)(vii) of this Section 2.07.

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                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

      Section 3.01. Servicer to Service Mortgage Loans.

      (a) For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans, to the extent consistent with such terms and in accordance with Accepted Servicing Practices but without regard to:

            (i) any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

            (ii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

            (iii) the Servicer's obligation to make P&I Advances or Servicing Advances; or

            (iv) the Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

      To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the related Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer such documents as are necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee. The Trustee shall execute any power of attorney, in the form annexed hereto as Exhibit L, furnished to it by the Servicer in favor of the Servicer for the purposes described herein to the

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extent necessary or desirable to enable the Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

      (b) Subject to Section 3.09(b), in accordance with Accepted Servicing Practices, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to
Section 3.09(b), and further as provided in Section 3.11. Any cost incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

      (c) Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for (A) a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act, as amended, or any similar state statutes or (B) as provided in Section 3.07, if the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and
(B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the start-up day" under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Premiums.

      (d) The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

      (e) In the event of any change in the outstanding rating by Moody's of the Servicer as a servicer of residential mortgage loans, the Servicer shall provide written notice of such change to the Master Servicer within five (5) Business Days of such change.

      (f) If, on any date of determination, the Servicer fails the Servicer Enhanced Review Test, the Servicer shall promptly submit a completed form in the form of Exhibit Q to the Master Servicer with respect to any Realized Losses, together with any supporting documentation reasonably requested by the Master Servicer, and shall continue to submit completed forms in the form of Exhibit Q, and related supporting documentation as requested by the Master Servicer, in connection with any subsequent Realized Losses.

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      Section 3.02. Subservicing Agreements between the Servicer and
Subservicers.

      (a) The Servicer may enter into subservicing agreements with subservicers (each, a "Subservicer"), for the servicing and administration of the Mortgage Loans ("Subservicing Agreements").

      (b) Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement and (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee. Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee, the Master Servicer, the Trust Administrator and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

      Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and the Servicer alone, and the Depositor, the Master Servicer and the Trust Administrator and the Trustee shall have no obligations, duties or liabilities with respect to a Subservicer including no obligation, duty or liability of the Depositor, the Master Servicer and the Trust Administrator or Trustee, to pay a Subservicer's fees and expenses.

      For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a related Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

      (c) As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement to which the Servicer is a party, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the

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pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

      The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Subservicer from the Servicer's own funds without any right of reimbursement from the Depositor, the Trustee, the Master Servicer, the Trust Administrator or the Collection Account.

      Section 3.03. Successor Subservicers.

      The Servicer shall be entitled to terminate any Subservicing Agreement to which the Servicer is a party and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer party to the related Subservicing Agreement without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under
Section 3.02.

      Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Master Servicer, the Trustee or the Trust Administrator without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or the Master Servicer, the Trust Administrator or the Trustee, if then acting as Servicer) shall, for any reason, no longer be the Servicer (including termination due to a Servicer Event of Default).

      Section 3.04. Liability of the Servicer.

      Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering such Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

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      Section 3.05. No Contractual Relationship between Subservicers and the Trustee, Master Servicer, Trust Administrator or Certificateholder.

      Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee, the Master Servicer, the Trust Administrator and the Certificateholder (or any successor to the Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

      Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee or Trust Administrator.

      In the event the Servicer at any time shall for any reason no longer be the Servicer (including by reason of the occurrence of a Servicer Event of Default), the Master Servicer or any other successor to Servicer pursuant to this Agreement, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, with copies thereof provided to the Master Servicer prior to the Master Servicer assuming such rights and obligations, unless the Master Servicer elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

      Upon such assumption, the Master Servicer, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Trustee, the Trust Administrator, the Master Servicer, their designees or any successor to the Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

      The Servicer at its expense shall, upon request of the Master Servicer, the Trust Administrator or the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced by it and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

      Section 3.07. Collection of Certain Mortgage Loan Payments.

      (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, the Servicer may (i) waive any late payment charge or, if

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applicable, any penalty interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or is a 60+ Day Delinquent Mortgage Loan, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Premium), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"); provided, however, that the Servicer's approval of a modification of a Due Date shall not be considered a modification for purposes of this sentence; provided, further, that the final maturity date of any Mortgage Loan may not be extended beyond the Final Scheduled Distribution Date for the Offered Certificates. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the applicable Servicing File. In addition, notwithstanding the foregoing, the Servicer may also waive, in whole or in part, a Prepayment Premium if such Prepayment Premium is (i) not permitted to be collected by applicable law or the collection thereof would be considered "predatory" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters, or
(ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditor's rights or
(2) due to acceleration in connection with a foreclosure or other involuntary payment. In order to waive a Prepayment Premium other than as permitted above, then the Servicer, as a condition to any such waiver of Prepayment Premium, is required to first pay the amount of such waived Prepayment Premium, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account; provided, however, that (i) the Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Premium if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule in effect at such time and (ii) any such amount shall be deemed paid outside REMIC I or REMIC II from the Servicer to the holder of the Class P Certificate.

      (b) The Servicer shall give notice to the Trustee, the Trust Administrator, the Master Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account within a reasonable period of time prior to any change thereof.

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      Section 3.08. Subservicing Accounts.

      In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account of the Servicer or remit such proceeds to the Servicer for deposit in the Collection Account of the Servicer not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

      Section 3.09. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

      (a) The Servicer shall ensure that each of the related Mortgage Loans shall be covered by a paid-in-full, life-of-the-loan tax service contract in effect with respect to each related Mortgage Loan (each, a "Tax Service Contract"). Each Tax Service Contract shall be assigned to the Trustee, or its designee, at the Servicer's expense in the event that the Servicer is terminated as Servicer of the related Mortgage Loan.

      (b) To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) hereof, the Servicer undertakes to perform such functions. To the extent the related Mortgage Loan provides for Escrow Payments, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Escrow Accounts"), which shall be Eligible Accounts. The Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and
Section 3.13 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) apply

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to the restoration or repair of the Mortgaged Property in accordance with the
Section 3.13; (v) transfer to the Collection Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note; (vi) pay interest to the Servicer and, if required and as described below, to Mortgagors on balances in the Escrow Account; (vii) clear and terminate the Escrow Account at the termination of the Servicer's obligations and responsibilities in respect of the related Mortgage Loans under this Agreement; or (viii) recover amounts deposited in error. As part of its servicing duties, the Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall use commercially reasonable efforts consistent with Accepted Servicing Practices to determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. The Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

      Section 3.10. Collection Account.

      (a) On behalf of the Trustee, the Servicer shall establish and maintain, or cause to be established and maintained, one or more Eligible Accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee. On behalf of the Trustee, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the related Cut-off Date but allocable to a Due Period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest (net of the Servicing Fee) on each Mortgage Loan;

            (iii) all Insurance Proceeds and Condemnation Proceeds (to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices) and all Liquidation Proceeds;

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            (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

            (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

            (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement;

            (vii) all Substitution Shortfall Amounts; and

            (viii) all Prepayment Premiums collected by the Servicer.

      The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Servicer in the Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

      (b) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the Trust Administrator, the Master Servicer and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.

      Section 3.11. Withdrawals from the Collection Account.

      (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.01:

            (i) on or prior to the Remittance Date, to remit to the Trust Administrator for deposit into the Distribution Account all Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period;

            (ii) to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

            (iii) to pay the Servicer or any Subservicer (A) any unpaid Servicing Fees or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or other amounts as may be collected by the Servicer from a

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      Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

            (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

            (v) to pay to the Originator, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

            (vi) to reimburse the Servicer for (A) any P&I Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01 and (B) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 3.11(a)(iii);

            (vii) to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to
      Section 3.15;

            (viii) to reimburse the Servicer, the Depositor, the Master Servicer, the Trust Administrator or the Trustee for expenses incurred by or reimbursable to the Servicer, the Depositor, the Trustee, the Master Servicer or the Trust Administrator, as the case may be, pursuant to this Agreement;

            (ix) to reimburse the Servicer, the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation under Section 2.03 of this Agreement that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

            (x) to withdraw any amounts deposited in the Collection Account in error; and

            (xi) to clear and terminate the Collection Account upon termination of this Agreement.

      To the extent that the Servicer does not timely make the remittance referred to in clause (i) above, the Servicer shall pay the Trust Administrator for the account of the Trust Administrator interest on any amount not timely remitted at the prime rate, from and including the applicable Remittance Date to but excluding the date such remittance is actually made.

      (b) The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (iv), (v), (vi), (vii), (viii) and
(ix) above. The Servicer shall provide written notification to the Depositor, on or prior

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to the next succeeding Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (a)(vi) above.

      Section 3.12. Investment of Funds in the Collection Account and the Distribution Account.

      (a) The Servicer may invest the funds in the Collection Account and the Trust Administrator may invest funds in the Distribution Account (for purposes of this Section 3.12, each such Account is referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trust Administrator. The Trust Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trust Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trust Administrator. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trust Administrator may:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder to the extent that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

      (b) All income and gain realized from the investment of funds deposited in the Collection Account and Escrow Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. Any other benefit derived from the Collection Account and Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage blanket insurance, and like sources, shall accrue to the benefit of the Servicer, except that the Servicer shall not realize any economic benefit from any forced charging of services. The Servicer shall deposit in the Collection Account and Escrow Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

      (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Trust Administrator, shall be for the benefit of the Trust Administrator. The Trust Administrator shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

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      (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

      (e) The Trustee and the Trust Administrator or their respective Affiliates are permitted to receive additional compensation that could be deemed to be in their respective economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

      Section 3.13. Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage.

      (a) The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, and (iv) the amount determined by applicable federal or state law, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Interest Rate and related Servicing Advances. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by any Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11. If the Mortgagor fails to provide Mortgage Loan hazard insurance coverage after thirty (30) days of Servicer's written notification, the Servicer shall put in place such hazard insurance coverage on the Mortgagor's behalf. Any out-of-pocket expense or advance made by the Servicer on such force placed hazard insurance coverage shall be deemed a Servicing Advance. Any cost incurred by any Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Trustee, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having

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special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the related Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Federal Emergency Management Agency Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf. Any out-of-pocket expense or advance made by the Servicer on such force placed flood insurance coverage shall be deemed a Servicing Advance.

      In the event that any Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of "B" or better in Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this
Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

      (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement. The Servicer shall provide the Trustee or Trust Administrator upon request with copies of any such insurance policies and fidelity bond. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

      Section 3.14. Enforcement of Due-on-Sale Clauses; Assumption Agreements.

      The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or

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by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if, in its sole business judgment, the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and such substitution is in the best interest of the Certificateholders as determined by the Servicer. In connection with any assumption, modification or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof and in accordance with Section 3.01(c) herein. The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

      Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

      Section 3.15. Realization upon Defaulted Mortgage Loans.

      The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into

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and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. The Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage from an uninsured cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion
(i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Trustee, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

      The proceeds of any Liquidation Event or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to
Section 3.11 or 3.17; second, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Interest Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Liquidation Event or REO Disposition; third, to reimburse any Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Interest Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of the recovery so allocated to interest at the Mortgage Interest Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Trust Administrator for distribution in accordance with the provisions of Section 4.02, subject to the last paragraph of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

      Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee otherwise requests, the Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Trustee and the Depositor with a written report of the environmental inspection.

      After reviewing the environmental inspection report, the Depositor shall determine how the Servicer shall proceed with respect to the Mortgaged Property. In the event (a) the

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environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Depositor directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11. In the event the Depositor directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.11. Neither the Trustee nor the Master Servicer shall be responsible for any direction given by the Depositor to the Servicer pursuant to this paragraph.

      Section 3.16. Release of Mortgage Files.

      (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will, within five (5) Business Days of the payment in full, notify the Trustee or the Trust Administrator, as applicable, by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to
Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by completing a Request for Release (in the form of Exhibit J or in an electronic format acceptable to the Trust Administrator). Upon receipt of such certification and Request for Release, the Trustee or Trust Administrator shall promptly release the related Custodial File to the Servicer within three (3) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

      (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Trustee or Trust Administrator, as applicable, shall, upon request of the Servicer and delivery to the Trustee or Trust Administrator, as applicable, of a Request for Release (in the form of Exhibit J or in an electronic format acceptable to the Trust Administrator), release the related Custodial File to the Servicer, and the Trustee or Trust Administrator shall, at the direction of the Servicer, execute such documents provided to it as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Custodial File to the Trustee or Trust Administrator, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee or Trust Administrator, as applicable, a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such

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document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or Trust Administrator, as applicable, to the Servicer or its designee. Upon receipt of a Request for Release under this Section 3.16, the Trustee or Trust Administrator, as applicable, shall deliver the related Custodial File to the Servicer by overnight courier (such delivery to be at the Servicer's expense); provided, however, that in the event the Servicer has not previously received copies of the relevant Mortgage Loan Documents necessary to service the related Mortgage Loan in accordance with Accepted Servicing Practices, the Originator shall reimburse the Servicer for any overnight courier charges incurred for the requested Custodial Files.

      Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to any Servicer copies of any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Servicer a power of attorney sufficient to authorize the Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

      Section 3.17. Title, Conservation and Disposition of REO Property.

      (a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders, or the Trustee's nominee.

      (b) The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee.

      (c) [Reserved.]

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      (d) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the Collection Account.

      (e) The Servicer shall deposit net of reimbursement to the Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in
Section 3.11, or cause to be deposited, on a daily basis in the Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

      (f) The Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

      (g) Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the Servicer as additional servicing compensation.

      (h) The Servicer shall use Accepted Servicing Practices, to sell, or cause the Subservicer to sell, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by the REMIC unless (i) the Servicer applies for, and is granted, an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Depositor, the Trustee, the Trust Administrator and the Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in
Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code. Neither the Trustee nor the Master Servicer has any obligation with respect to REO Dispositions.

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      Section 3.18. Notification of Adjustments.

      With respect to each Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Scheduled Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Trustee, the Trust Administrator and the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Trustee, the Trust Administrator or the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, the Servicer shall deposit in the Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

      Section 3.19. Access to Certain Documentation and Information Regarding the Mortgage Loans.

      The Servicer shall provide, or cause the Subservicer to provide, to the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon 15 days' (or, if a Servicer Event of Default has occurred and is continuing, 2 days') prior written request and during normal business hours at the offices of the Servicer or any Subservicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

      Section 3.20. Documents, Records and Funds in Possession of the Servicer to Be Held for the Trustee.

      The Servicer shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, the Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected

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on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

      Section 3.21. Servicing Compensation.

      (a) As compensation for its activities hereunder, the Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the Collection Account and from Liquidation Proceeds, Insurance Proceeds, and Condemnation Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of related late collections and as otherwise permitted in
Section 3.11. Except as provided in Section 6.06, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

      (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Premiums) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Sections 3.09(b)(vi) and 3.11(a)(iv) to withdraw from the Collection Account, as additional servicing compensation, interest or other income earned on deposits therein.

      (c) The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of any Subservicer to the extent not retained by such Subservicer and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11.

      Section 3.22. Annual Statement as to Compliance.

      The Servicer will deliver or cause to be delivered to the Depositor, the Master Servicer, the Trust Administrator, the Rating Agencies and the Trustee on or before March 15th of each calendar year, commencing in 2006, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or a similar agreement has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. Promptly after receipt of such Officer's Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the Servicer as to the nature of any defaults by the Servicer in the fulfillment of any of the Servicer's obligations.

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      Section 3.23. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

      Not later than March 15th of each calendar year commencing in 2006, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Depositor, the Master Servicer, the Trust Administrator, the Rating Agencies and the Trustee a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers. Promptly after receipt of such report, the Depositor shall review such report and, if applicable, consult with the Servicer as to the nature of any defaults by the Servicer in the fulfillment of any of the Servicer's obligations.

      Section 3.24. Master Servicer to Act as Servicer.

      (a) In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of a Servicer Event of Default), the Master Servicer or its successor shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of such predecessor Servicer pursuant to Section 3.10 or any acts or omissions of such predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iv) responsible for expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Section 7.02.

      (b) If the Servicer shall for any reason no longer be the Servicer (including by reason of any Servicer Event of Default), the Master Servicer (or any other successor Servicer) may, at its option, succeed to any rights and obligations of the Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Master Servicer (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

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      (c) The Servicer shall, upon request of the Master Servicer, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

      Section 3.25. Compensating Interest.

      The Servicer shall remit to the Trust Administrator for deposit into the Distribution Account on each Remittance Date an amount from its own funds equal to Compensating Interest payable by the Servicer for such Remittance Date.

      Section 3.26. Credit Reporting; Gramm-Leach-Bliley Act.

      (a) With respect to each Mortgage Loan, the Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the related Mortgagor credit files to three of the national credit repositories, on a monthly basis.

      (b) The Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder relating to the Mortgage Loans and the related borrowers, and shall provide all required notices thereunder.

      Section 3.27. Net WAC Rate Carryover Reserve Account; Distribution
Account.

      (a) The Trust Administrator shall establish and maintain the Net WAC Rate Carryover Reserve Account, on behalf of the Holders of the Class C Certificates, to receive any Net WAC Rate Carryover Payments and any Corridor Agreement Payments and to pay to the Holders of the LIBOR Certificates and the Class M11 Certificates any Net WAC Rate Carryover Amounts. On each Distribution Date, the Trust Administrator shall deposit the amount of any Corridor Agreement Payments for such date into the Net WAC Rate Carryover Reserve Account.

      On each Distribution Date on which there exists a Net WAC Rate Carryover Amount on any Class of LIBOR Certificates or the Class M11 Certificates, the Trust Administrator shall (1) withdraw from the Distribution Account and deposit in the Net WAC Rate Carryover Reserve Account, as set forth in Section 4.02(a)(iii)(N), the lesser of the Class C Distributable Amount (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(M)) and the aggregate Net WAC Rate Carryover Amount and (2) withdraw from the Net WAC Rate Carryover Reserve Account amounts necessary to pay to such Class or Classes of Certificates the applicable Net WAC Rate Carryover Amounts. Such payments shall be allocated to those Classes based upon the amount of Net WAC Rate Carryover Amount owed to each such Class and shall be paid in the priority set forth in Sections 4.02(a)(iii)(O)-(P). In the event that the Certificate Balance of any Class of Subordinate Certificates is permanently reduced because of Applied Realized Loss Amounts, the applicable Certificateholders will not be entitled (except to the extent of Subsequent Recoveries and as otherwise set forth herein) to receive Net WAC Rate Carryover Amounts on the written down amounts on such Distribution Date or any future

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Distribution Dates, even if funds are otherwise available for distribution, unless the Certificate Balance of such Certificate is later restored through Subsequent Recoveries.

      The Trust Administrator shall account for the Net WAC Rate Carryover Reserve Account as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Net WAC Rate Carryover Reserve Account are the Holders of the Class C Certificates. For all federal income tax purposes, amounts transferred by REMIC II to the Net WAC Rate Carryover Reserve Account shall be treated as first distributed by the Trust Administrator to the Holders of the Class C Certificates, and then contributed by the Holders of the Class C Certificates to the Net WAC Rate Carryover Reserve Account.

      Any Net WAC Rate Carryover Amounts paid by the Trust Administrator to the Holders of the LIBOR Certificates and the Class M11 Certificates shall be accounted for by the Trust Administrator as amounts paid first to the Holders of the Class C Certificates and then to the respective Class or Classes of LIBOR Certificates or Class M11 Certificates. In addition, the Trust Administrator shall account for the rights of Holders of each Class of LIBOR Certificates and the Class M11 Certificates to receive payments of Net WAC Rate Carryover Amounts as rights in a separate limited recourse interest rate cap contract written by the Holders of the Class C Certificates in favor of Holders of each such Class.

      Notwithstanding any provision contained in this Agreement, the Trust Administrator shall not be required to make any payments from the Net WAC Rate Carryover Reserve Account except as expressly set forth in this Section 3.27(a).

      (b) The Trust Administrator shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trust Administrator shall, promptly on the Business Day received, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trust Administrator pursuant to Section 3.11;

            (ii) any amount deposited by the Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

      In the event that the Servicer shall remit any amount not required to be remitted, the Servicer may at any time direct the Trust Administrator in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Trust Administrator which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trust Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

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      Section 3.28. Optional Purchase of Delinquent Mortgage Loans.

      The Depositor, in its sole discretion, shall have the option, but shall not be obligated, to purchase any 90+ Delinquent Mortgage Loans from the Trust Fund. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer. Upon receipt of such purchase price, the Servicer shall provide to the Trustee or Trust Administrator, as applicable, a Request for Release and the Trustee or Trust Administrator, as applicable, shall promptly release to the Depositor, the Mortgage File relating to the Mortgage Loan being repurchased.

      Section 3.29. REMIC-Related Covenants.

      For as long as each Trust REMIC shall exist, the Servicer shall act in accordance herewith to treat such Trust REMIC as a REMIC, and the Servicer shall comply with any directions of the Trustee or the Trust Administrator to assure such continuing treatment. In particular, the Servicer shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in either the Collection Account or the Distribution Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee and Trust Administrator has received an Opinion of Counsel prepared at the expense of the Trust Fund stating that such contribution will not result in an Adverse REMIC Event (as defined in Section 11.01(f)); and
(b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 of this Agreement, as applicable, accept any contribution to any Trust REMIC after the Startup Day (as defined in Section 11.01(b)) without receipt of an Opinion of Counsel stating that such contribution will not result in an Adverse REMIC Event (as defined in Section 11.01(f)).

                                  ARTICLE IIIA

                     ADMINISTRATION AND MASTER SERVICING OF
                    THE MORTGAGE LOANS BY THE MASTER SERVICER

      Section 3A.01 Master Servicer.

      The Master Servicer shall supervise, monitor and oversee the obligation of the Servicer to service and administer the Mortgage Loans in accordance with the terms of the Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under this Agreement. The Master Servicer shall independently and separately monitor the Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring

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with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer's and Master Servicer's records. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Distribution Account pursuant to the terms hereof based on information provided to the Master Servicer by the Trust Administrator pursuant to the third paragraph of Section
8.01. Notwithstanding any provision of this Agreement to the contrary, the Master Servicer shall have no duty or obligation to confirm or verify the amounts reported by the Servicer as Realized Losses with respect to any Determination Date unless the Servicer shall have failed the Servicer Enhanced Review Test for such Determination Date.

      The Trustee shall furnish the Master Servicer with any limited powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Master Servicer to perform its master servicing obligations. The Trustee shall have no responsibility for any action of the Master Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with the Master Servicer's misuse of any such power of attorney.

      The Master Servicer shall provide access to the records and documentation in possession of the Master Servicer regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Master Servicer; provided, however, that, unless otherwise required by law, the Master Servicer shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Master Servicer shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Master Servicer's actual costs.

      Section 3A.02 REMIC-Related Covenants.

      For as long as each Trust REMIC shall exist, the Master Servicer shall act in accordance herewith to treat such Trust REMIC as a REMIC, and the Master Servicer shall comply with any directions of the Trustee or the Trust Administrator to assure such continuing treatment. In particular, the Master Servicer shall not (a) sell all or any portion of the Mortgage Loans or of any investment of deposits in either the Collection Account or the Distribution Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee and Trust Administrator has received an Opinion of Counsel prepared at the expense of the Trust Fund stating that such contribution will not result in an Adverse REMIC Event (as defined in Section 11.01(f)); and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 of this Agreement, as applicable, accept any contribution to any Trust REMIC after the Startup Day (as defined in Section 11.01(b)) without receipt of an Opinion of Counsel stating that such contribution will not result in an Adverse REMIC Event (as defined in Section 11.01(f)).

      Section 3A.03 Monitoring of Servicer.

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      (a) Subject to Section 3A.01, The Master Servicer shall be responsible for monitoring compliance by the Servicer with its duties under this Agreement. In the review of the Servicer's activities, the Master Servicer may rely upon an Officer's Certificate of the Servicer with regard to the Servicer's compliance with the terms of this Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the terms hereof, or that a notice should be sent pursuant to the terms hereof with respect to the occurrence of an event that, unless cured, would constitute a Servicer Event of Default, the Master Servicer shall notify the Servicer and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

      (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under this Agreement, and shall, in the event that the Servicer fails to perform its obligations in accordance with this Agreement, subject to the preceding paragraph and Article VII, cause the Trustee to terminate the rights and obligations of the Servicer hereunder in accordance with the provisions of
Article VII. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

      (c) The Master Servicer shall be entitled to be reimbursed by the Servicer (or from amounts on deposit in the Distribution Account if the Servicer does not timely fulfill its obligations hereunder) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from the predecessor Servicer (or if the predecessor Servicer is the Master Servicer, from the Servicer immediately preceding the Master Servicer), including without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

      (d) Subject to Section 3A.01, the Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in this Agreement.

      (e) If the Master Servicer acts as successor Servicer, it will not assume liability for the representations and warranties of the terminated Servicer.

      (f) The Master Servicer shall not be liable for any acts or omissions of the Servicer.

      Section 3A.04 Fidelity Bond.

      The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers,

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employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

      Section 3A.05 Power to Act; Procedures.

      The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of
Article XI, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans; provided, however, that the Master Servicer shall not knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC created hereunder. The Trustee shall execute and deliver such other documents, as the Master Servicer or the Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices. If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 8.10. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

      Section 3A.06 Due-on-Sale Clauses; Assumption Agreements.

      To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with this Agreement.

      Section 3A.07 Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

      (a) The Master Servicer shall transmit to the Trustee or the Trust Administrator such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or the Trust Administrator. Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be remitted to the Trust Administrator for deposit in the Distribution Account. The Master Servicer shall, and, subject to Section 3.19, shall cause the Servicer to,

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provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

      (b) All funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be remitted to the Trust Administrator for deposit in the Distribution Account.

      Section 3A.08 [RESERVED].

      Section 3A.09 Compensation for the Master Servicer.

      As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Master Servicing Fee, payable to the Master Servicer by the Trust Administrator on each Distribution Date (with respect to the calendar month that immediately preceded the month of such Distribution Date) from funds in the Distribution Account. The Master Servicing Fee payable to the Master Servicer in respect of any Distribution Date shall be reduced as applicable in accordance with Section 3A.12. The Master Servicer shall be required to pay all expenses incurred by it in connection with its ordinary activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

      Section 3A.10 Annual Officer's Certificate as to Compliance.

      (a) Not later than the earlier of (a) March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor's annual report on Form 10-K is required to be filed pursuant to Section 4.07(b), 15 calendar days before each date on which the Depositor's annual report on Form 10-K is required to be filed pursuant to Section 4.07(b)(or if such day is not a Business Day, the immediately preceding Business Day), the Master Servicer shall deliver to the Depositor, the Servicer, the Trust Administrator, the Trustee and the Rating Agencies an Officer's Certificate certifying that with respect to the period ending December 31 of the prior year: (i) such Master Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Master Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Master Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Master Servicing Officer to lead such Master Servicing Officer to believe that

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the Master Servicer has failed to perform any of its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Master Servicing Officer and the nature and status thereof.

      (b) Copies of such Officer's Certificate shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trust Administrator at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trust Administrator with such statement or (ii) the Trust Administrator shall be unaware of the Master Servicer's failure to provide such statement).

      Section 3A.11 Annual Independent Accountant's Servicing Report.

      Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor's annual report on Form 10-K is required to be filed pursuant to Section 4.07(b), 15 calendar days before each date on which the Depositor's annual report on Form 10-K is required to be filed pursuant to Section 4.07(b)(or if such day is not a Business Day, the immediately preceding Business Day), if the Master Servicer has, during the course of any calendar year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Trust Administrator, the Rating Agencies and the Depositor to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trust Administrator at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee and the Trust Administrator whether such exceptions have been cured or are susceptible of cure, and will take prompt action to do so.

      Section 3A.12 Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

      In the event that the Servicer fails to perform on any Remittance Date its obligations pursuant to Section 3.25, the Master Servicer shall remit to the Trust Administrator not later than the Distribution Date an amount equal to the lesser of (i) the aggregate amounts required to be

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paid by the Servicer with respect to Prepayment Interest Shortfalls attributable to Principal Prepayments on the related Mortgage Loans for the related Distribution Date, and not so paid by the Servicer and (ii) the Master Servicing Fee for such Distribution Date, without reimbursement therefor.

                                   ARTICLE IV
                   DISTRIBUTIONS AND ADVANCES BY THE SERVICER

      Section 4.01. Advances.

      (a) The amount of P&I Advances to be made by the Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the Servicing Fee), due during the Due Period immediately preceding such Remittance Date in respect of the Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date, plus
(ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with REO Imputed Interest) that would have been due on the related Due Date in respect of the related Mortgage Loan, over the net income from such REO Property transferred to the Collection Account for distribution on such Remittance Date.

      (b) On the Remittance Date, the Servicer shall remit in immediately available funds to the Trust Administrator for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of the Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Remittance Date to the extent required.

      (c) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

      (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance

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or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee, the Master Servicer and the Trust Administrator. The Master Servicer shall be entitled to rely on any non-recoverability analysis made by the Servicer.

      (e) Except as otherwise provided herein, the Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

      Section 4.02. Priorities of Distribution.

      (a) On each Distribution Date, the Trust Administrator shall make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining:

            (i) Interest remittances shall be distributed as follows:

                  (I) the Group 1 Interest Remittance Amount for such Distribution Date will be distributed in the following manner:

                        (A) concurrently, to the Holders of the Class 1-A-1 Certificates and Class 1-A-2 Certificates, on a pro rata basis based on the entitlement of each such Class, the Current Interest and the Unpaid Interest Amount, if any, for each such Class;

                        (B) to the Holders of the Class 2-A Certificates, on a pro rata basis based on the entitlement of each such Class, an amount equal to the excess if any, of (x) the amount required to be distributed pursuant to clause (II)(A) for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the related interest remittance amount.

                  (II) the Group 2 Interest Remittance Amount for such Distribution Date will be distributed in the following manner:

                        (A) concurrently, to the Holders of the Class 2-A-1 Certificates, Class 2-A-2 Certificates and Class 2-A-3 Certificates, on a pro rata basis based on the entitlement of each such Class, the Current Interest and the Unpaid Interest Amount, if any, for each such Class;

                        (B) to the Holders of the Class 1-A Certificates, on a pro rata basis based on the entitlement of each such Class, an amount equal to the excess if any, of (x) the amount required to be distributed pursuant to clause (I)(A) for

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                              such Distribution Date over (y) the amount actually distributed pursuant to such clause from the related interest remittance amount; and

                  (III) following the distributions made pursuant to clauses (I)
                        and (II) above, the remaining Group 1 Interest Remittance Amount and Group 2 Interest Remittance Amount will be distributed in the following manner:

                        (A)   first, to the Holders of the Class M1
                              Certificates, the related Current Interest and the Unpaid Interest Amount, if any, for such Class;

                        (B)   second, to the Holders of the Class M2
                              Certificates, the related Current Interest and the Unpaid Interest Amount, if any, for such Class;

                        (C)   third, to the Holders of the Class M3
                              Certificates, the related Current Interest and the Unpaid Interest Amount, if any, for such Class;

                        (D)   fourth, to the Holders of the Class M4
                              Certificates, the related Current Interest and the Unpaid Interest Amount, if any, for such Class;

                        (E)   fifth, to the Holders of the Class M5
                              Certificates, the related Current Interest and the Unpaid Interest Amount, if any, for such Class;

                        (F)   sixth, to the Holders of the Class M6
                              Certificates, the related Current Interest and the Unpaid Interest Amount, if any, for such Class;

                        (G) seventh, to the Holders of the Class M7 Certificates, the related Current Interest and the Unpaid Interest Amount, if any, for such Class;

                        (H)   eighth, to the Holders of the Class M8
                              Certificates, the related Current Interest and the Unpaid Interest Amount, if any, for such Class;

                        (I)   ninth, to the Holders of the Class M9
                              Certificates, the related Current Interest and the Unpaid Interest Amount, if any, for such Class;

                        (J)   tenth, to the Holders of the Class M10
                              Certificates, the related Current Interest and the Unpaid Interest Amount, if any, for such Class; and

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                        (K) eleventh, to the Holders of the Class M11 Certificates, the related Current Interest and the Unpaid Interest Amount, if any, for such Class.

            (ii)  Principal remittances shall be distributed as follows:

                  (I) On each Distribution Date (x) prior to the Stepdown Date or (y) if a Trigger Event is in effect:

                        (A)(X) if a Trigger Event is in effect, distributions of
                              principal to the extent of the Group 1 Principal Distribution Amount shall be distributed in the following amounts and order of priority:

                              (1) first, to the Holders of the Class 1-A-1 Certificates, until the Certificate Balance thereof has been reduced to zero;

                              (2) second, to the Holders of the Class 1-A-2 Certificates, until the Certificate Balance thereof has been reduced to zero; and

                              (3) third, after taking into account the amount distributed to the Holders of the Class 2-A Certificates on such Distribution Date in respect of principal, to the holders of the Class 2-A Certificates, based on the entitlement of each such Class pursuant to the priorities set forth in clause
                                    (ii)(I)(B), until the Certificate Balances thereof have been reduced to zero.

                        (Y) If no Trigger Event is in effect, distributions of principal to the extent of the Group 1 Principal Distribution Amount shall be distributed in the following amounts and order of priority:

                              (1) first, to the Holders of the Class 1-A-1 Certificates and Class 1-A-2 Certificates, pro rata based on the outstanding Certificate Balances of each such Class, until the Certificate Balances thereof have been reduced to zero; and

                              (2) second, after taking into account the amount distributed to the Holders of the Class 2-A Certificates on such Distribution Date in respect of principal, to the holders of the Class 2-A Certificates, based on the entitlement of each such

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                                    Class pursuant to the priorities set forth in clause (ii)(I)(B), until the Certificate Balances thereof have been reduced to zero.

                        (B) Distributions in respect of principal to the extent of the Group 2 Principal Distribution Amount shall be distributed in the following amounts and order of priority:

                              (1) first, to the Holders of the Class 2-A-1 Certificates until the Certificate Balance thereof has been reduced to zero;

                              (2) second, to the Holders of the Class 2-A-2 Certificates until the Certificate Balance thereof has been reduced to zero;

                              (3) third, to the Holders of the Class 2-A-3 Certificates until the Certificate Balance thereof has been reduced to zero; and

                              (4) fourth, after taking into account the amount distributed to the Holders of the Class 1-A Certificates in respect of principal, to the Holders of the Class 1-A Certificates, based on the entitlement of each such Class pursuant to the priorities set forth in clause (ii)(I)(A), until the Certificate Balance thereof has been reduced to zero.

                        (C) Distributions in respect of principal to the extent of the sum of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount remaining undistributed for such Distribution Date after the reduction of the Certificate Balance of each of the Class A Certificates to zero (after giving effect to clauses (A) and (B) above) shall be distributed in the following amounts and order of priority:

                              (1)   first, to the Holders of the Class M1
                                    Certificates, until the Certificate Balance thereof has been reduced to zero;

                              (2)   second, to the Holders of the Class M2
                                    Certificates, until the Certificate Balance thereof has been reduced to zero;

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                              (3)   third, to the Holders of the Class M3
                                    Certificates, until the Certificate Balance thereof has been reduced to zero;

                              (4)   fourth, to the Holders of the Class M4
                                    Certificates, until the Certificate Balance thereof has been reduced to zero;

                              (5)   fifth, to the Holders of the Class M5
                                    Certificates, until the Certificate Balance thereof has been reduced to zero;

                              (6)   sixth, to the Holders of the Class M6
                                    Certificates, until the Certificate Balance thereof has been reduced to zero;

                              (7) seventh, to the Holders of the Class M7 Certificates, until the Certificate Balance thereof has been reduced to zero;

                              (8)   eighth, to the Holders of the Class M8
                                    Certificates, until the Certificate Balance thereof has been reduced to zero;

                              (9)   ninth, to the Holders of the Class M9
                                    Certificates, until the Certificate Balance thereof has been reduced to zero;

                              (10)  tenth, to the Holders of the Class M10
                                    Certificates, until the Certificate Balance thereof has been reduced to zero; and

                              (11) eleventh, to the Holders of the Class M11 Certificates, until the Certificate Balance thereof has been reduced to zero.

                  (II) On each Distribution Date (x) on or after the Stepdown Date and (y) on which a Trigger Event is not in effect:

                        (A) Distributions in respect of principal to the extent of the Group 1 Principal Distribution Amount shall be distributed in the following amounts and order of priority:

                              (1) first, to the Holders of the Class 1-A-1 Certificates and Class 1-A-2 Certificates, pro rata, based on the outstanding Certificate Balance of each such class, the Group 1 Senior Principal Distribution Amount

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                                    until the Certificate Balance thereof has been reduced to zero; and

                              (2) second, to the Holders of the Class 2-A Certificates, up to an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause (II)(B) for each Class on such Distribution Date over (y) the amount actually distributed pursuant to clause (II)(B) for each Class from the Group 2 Principal Distribution Amount, as applicable, on such Distribution Date, to be distributed in accordance with clause (II)(B).

                        (B) Distributions in respect of principal to the extent of the Group 2 Principal Distribution Amount shall be distributed in the following amounts and order of priority:

                              (1) first, to the Holders of the Class 2-A-1 Certificates, the Group 2 Senior Principal Distribution Amount until the Certificate Balance thereof has been reduced to zero;

                              (2) second, to the Holders of the Class 2-A-2 Certificates, the Group 2 Senior Principal Distribution Amount until the Certificate Balance thereof has been reduced to zero;

                              (3) third, to the Holders of the Class 2-A-3 Certificates, the Group 2 Senior Principal Distribution Amount until the Certificate Balance thereof has been reduced to zero; and

                              (4) fourth, to the Holders of the Class 1-A Certificates, pro rata, up to an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause (II)(A) for each Class on such Distribution Date over (y) the amount actually distributed pursuant to clause
                                    (II)(A) for each Class from the Group 1
                                    Principal Distribution Amount on such
                                    Distribution Date, to be distributed in
                                    accordance with clause (II)(A).

                        (C) Distributions in respect of principal to the extent of the sum of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount remaining undistributed for such Distribution Date (after giving

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                              effect to distributions pursuant to clauses (A) and (B) above) shall be distributed in the following amounts and order of priority:

                              (1)   first, to the Holders of the Class M1
                                    Certificates, the Class M1 Principal
                                    Distribution Amount until the Certificate
                                    Balance thereof has been reduced to zero;

                              (2)   second, to the Holders of the Class M2
                                    Certificates, the Class M2 Principal
                                    Distribution Amount, until the Certificate
                                    Balance thereof has been reduced to zero;

                              (3)   third, to the Holders of the Class M3
                                    Certificates, the Class M3 Principal
                                    Distribution Amount, until the Certificate
                                    Balance thereof has been reduced to zero;

                              (4)   fourth, to the Holders of the Class M4
                                    Certificates, the Class M4 Principal
                                    Distribution Amount, until the Certificate
                                    Balance thereof has been reduced to zero;

                              (5)   fifth, to the Holders of the Class M5
                                    Certificates, the Class M5 Principal
                                    Distribution Amount, until the Certificate
                                    Balance thereof has been reduced to zero;

                              (6)   sixth, to the Holders of the Class M6
                                    Certificates, the Class M6 Principal
                                    Distribution Amount, until the Certificate
                                    Balance thereof has been reduced to zero;

                              (7) seventh, to the Holders of the Class M7 Certificates, the Class M7 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero;

                              (8)   eighth, to the Holders of the Class M8
                                    Certificates, the Class M8 Principal
                                    Distribution Amount, until

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                                    the Certificate Balance thereof has been reduced to zero;

                              (9)   ninth, to the Holders of the Class M9
                                    Certificates, the Class M9 Principal
                                    Distribution Amount, until the Certificate
                                    Balance thereof has been reduced to zero;

                              (10)  tenth, to the Holders of the Class M10
                                    Certificates, the Class M10 Principal
                                    Distribution Amount, until the Certificate
                                    Balance thereof has been reduced to zero;
                                    and

                              (1) eleventh, to the Holders of the Class M11 Certificates, the Class M11 Principal Distribution Amount, until the Certificate Balance thereof has been reduced to zero.

            (iii) On each Distribution Date, the Excess Cashflow, if any, will be distributed as follows:

                        (A) to the Trustee, Master Servicer or Trust Administrator any amounts to which such Persons are entitled to under this Agreement to the extent such amounts have not otherwise been paid or reimbursed;

                        (B) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such Holders as part of the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount;

                        (C) to the Holders of the Class M1 Certificates, in an amount equal to the Applied Realized Loss Amount allocable to the Class M1 Certificates;

                        (D) to the Holders of the Class M2 Certificates, in an amount equal to the Applied Realized Loss Amount allocable to the Class M2 Certificates;

                        (E) to the Holders of the Class M3 Certificates, in an amount equal to the Applied Realized Loss Amount allocable to the Class M3 Certificates;

                        (F) to the Holders of the Class M4 Certificates, in an amount equal to the Applied Realized Loss Amount allocable to the Class M4 Certificates;

                        (G) to the Holders of the Class M5 Certificates, in an amount equal to the Applied Realized Loss Amount allocable to the Class M5 Certificates;

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                        (H) to the Holders of the Class M6 Certificates, in an amount equal to the Applied Realized Loss Amount allocable to the Class M6 Certificates;

                        (I) to the Holders of the Class M7 Certificates, in an amount equal to the Applied Realized Loss Amount allocable to the Class M7 Certificates;

                        (J) to the Holders of the Class M8 Certificates, in an amount equal to the Applied Realized Loss Amount allocable to the Class M8 Certificates;

                        (K) to the Holders of the Class M9 Certificates, in an amount equal to the Applied Realized Loss Amount allocable to the Class M9 Certificates;

                        (L) to the Holders of the Class M10 Certificates, in an amount equal to the Applied Realized Loss Amount allocable to the Class M10 Certificates;

                        (M) to the Holders of the Class M11 Certificates, in an amount equal to the Applied Realized Loss Amount allocable to the Class M11 Certificates;

                        (N) to the Net WAC Rate Carryover Reserve Account, the amount by which any Net WAC Rate Carryover Amounts for such Distribution Date exceed Corridor Agreement Payments on deposit in the Net WAC Rate Carryover Reserve Account for such Distribution Date;

                        (O) from funds on deposit in the Net WAC Rate Carryover Reserve Account (including any Corridor Agreement Payments included in such account), an amount equal to any Net WAC Rate Carryover Amount with respect to the Class A Certificates for such Distribution Date, to such Certificates in the same order and priority in which the Current Interest is allocated among those Classes of Class A Certificates;

                        (P) from funds on deposit in the Net WAC Rate Carryover Reserve Account (including any Corridor Agreement Payments included in such account), an amount equal to any Net WAC Rate Carryover Amount with respect to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and Class M11 Certificates for such Distribution Date, to such Certificates in the same order and priority in which the

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                              Current Interest is allocated among those Classes of Certificates;

                        (Q) to the holders of the Class C Certificates, the remainder of the Class C Distributable Amount and any remaining Corridor Agreement Payments not distributed pursuant to Sections 4.02(a)(iii)(O) and (P) (provided, however, that in the event that the principal balances of all outstanding notes issued by the NIM Trust have been reduced to zero, any such remaining Corridor Agreement Payments shall be paid to the Counterparty pursuant to the related Corridor Agreement); and

                        (R) to the holders of the Class R Certificates (in respect of the Class R-II Interest), any remaining amount.

      If on any Distribution Date, as a result of the foregoing allocation rules, any Class of Senior Certificates does not receive the related Current Interest or the related Unpaid Interest Amounts, if any, then that unpaid amount will be recoverable by the holders of those Classes, with interest thereon, on future Distribution Dates, as Unpaid Interest Amounts, subject to the priorities described above. In the event the Class Certificate Balance of any Class of Subordinate Certificates has been reduced to zero, that Class of Certificates shall no longer be entitled to receive any related unpaid Net WAC Rate Carryover Amounts.

      (b) On each Distribution Date, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period shall be distributed to the holders of the Class P Certificates. Such distributions shall not be applied to reduce the Certificate Balance of the Class P Certificates. On the Distribution Date in June 2008, the Class P Certificates shall be entitled to receive $100.00 in retirement of the principal balance of the REMIC regular interest represented by Class P, which distribution shall be made immediately before any distributions pursuant to Section 4.02(a)(iii) on such Distribution Date.

      (c) Notwithstanding the provisions of this Section 4.02, if on any Distribution Date Senior Certificates related to a Loan Group are no longer outstanding, the pro rata portion of the applicable Principal Distribution Amount, otherwise allocable to such Senior Certificates will be allocated among the remaining group or groups of Senior Certificates, on a pro rata basis based on the outstanding aggregate Certificate Balance for such groups, in the same manner and order of priority described in Section 4.02(a).

      (d) On any Distribution Date, any Relief Act Interest Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date will be allocated pro rata, as a reduction of the Current Interest for the LIBOR Certificates and the Class M11 Certificates, based on the amount of interest to which such Classes would otherwise be entitled on such Distribution Date.

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      Section 4.03. Monthly Statements to Certificateholders.

      (a) Not later than each Distribution Date, the Trust Administrator shall make available to each Certificateholder, the Servicer, the Master Servicer, the Trustee, the Depositor and each Rating Agency a statement setting forth with respect to the related distribution:

            (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) the amount thereof allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Net WAC Rate Carryover Amount for such Distribution Date and the amount of all Net WAC Rate Carryover Amount covered by withdrawals from the Net WAC Rate Carryover Reserve Account on such Distribution Date;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Net WAC Rate Carryover Amount not covered by amounts in the Net WAC Rate Carryover Reserve Account;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) the Pool Stated Principal Balance for the following Distribution Date;

            (vi) the amount of the Servicing Fees paid to or retained by the Servicer or any Subservicer (with respect to the Subservicers, in the aggregate) with respect to such Distribution Date;

            (vii) the amount of the Master Servicing Fees to be paid to or retained by the Master Servicer with respect to such Distribution Date;

            (viii) the amount of the Trust Administration Fees to be paid to or retained by the Trust Administrator with respect to such Distribution Date;

            (ix) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (x) the amount of P&I Advances included in the distribution on such Distribution Date and the aggregate amount of P&I Advances reported by the Servicer as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (xi) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and

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      (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

            (xii) For each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

            (xiii) with respect to all Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and on the date of acquisition thereof;

            (xiv) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xv) whether a Trigger Event has occurred and is continuing (including the calculation thereof and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

            (xvi) the amount on deposit in the Net WAC Rate Carryover Reserve Account (after giving effect to distributions on such Distribution Date);

            (xvii) the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

            (xviii) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Unpaid Interest Amounts;

            (xix) the Overcollateralized Amount and Overcollateralization Target Amount;

            (xx) Prepayment Premiums collected by the Servicer;

            (xxi) the Corridor Agreement Payments, if any, for such Distribution Date; and

            (xxii) the amount distributed on the Class C Certificates.

      (b) The Trust Administrator's responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Servicer, the Originator and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the Servicer. The Trust Administrator will make the above statement available via the Trust Administrator's internet website. The Trust Administrator's website will initially be located at http://www.ctslink.com and assistance in using the website can be obtained by calling the Trust

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Administrator's customer service desk at 1-301-815-6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trust Administrator shall have the right to change the manner in which the above statement is distributed in order to make such distribution more convenient and/or more accessible, and the Trust Administrator shall provide timely and adequate notification to the Certificateholders and the parties hereto regarding any such changes.

      The Trust Administrator shall also be entitled to rely on, but shall not be responsible for the content or accuracy of, any information provided by the Servicer for purposes of preparing the above statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

      As a condition to access the Trust Administrator's internet website, the Trust Administrator may require registration and the acceptance of a disclaimer. The Trust Administrator will not be liable for the dissemination of information in accordance with this Agreement.

      Upon written request from any Certificateholder, the Trust Administrator shall provide the information provided for in Sections 4.03(d) to such Certificateholder, at the expense of the requesting Certificateholder. The Trust Administrator's responsibility for providing the information provided for in Sections 4.03(d) to the Certificateholders is limited to the availability and timeliness of the information provided by the Servicer. The Trust Administrator shall provide the information provided for in Sections 4.03(d) in the same format as received from the Servicer upon request by the Certificateholders. The Trust Administrator shall have no duty or obligation to monitor, review or take any action regarding such information received pursuant to Section 4.03(d) other than forwarding copies to Certificateholders. The Trust Administrator shall have no liability for the accuracy, completeness or otherwise for such information.

      (c) Upon request, within a reasonable period of time after the end of each calendar year, the Trust Administrator shall cause to be furnished each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this
Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as are from time to time in effect.

      (d) Not later than the Reporting Date, the Servicer shall furnish to the Trust Administrator and the Master Servicer a monthly remittance advice statement (in a format mutually agreed upon by the Servicer and the Trust Administrator) containing such information as shall be reasonably requested by the Trust Administrator to provide the reports required by Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last Business Day of the immediately preceding month (the "Servicer Remittance Report").

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      The Servicer shall furnish to the Trust Administrator an individual loan accounting report, as of the last Business Day of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Trust Administrator no later than the Reporting Date, which report shall contain the following:

            (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.25);

            (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

            (iii) the amount of servicing compensation received by the Servicer during the prior distribution period;

            (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans;

            (v) the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 3.11;

            (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 31 to 60 days, (2) 61 to 90 days, or (3) 91 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

            (vii) each Mortgage Loan which has been altered, modified or varied during such month, and the reason for such modification (i.e., extension of maturity date, Mortgage Interest Rate);

            (viii) with respect to each Mortgage Loan, the amount of any Realized Losses for such Mortgage Loan; and

            (ix) any other information reasonably required by the Trust Administrator to enable it to prepare the monthly statement referred to in
      Section 4.03(a).

      Section 4.04. Certain Matters Relating to the Determination of LIBOR.

      Until all of the LIBOR Certificates are paid in full, the Trust Administrator will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trust Administrator initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trust Administrator and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trust Administrator should terminate

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its appointment as Reference Bank, the Trust Administrator shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trust Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

      The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trust Administrator on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Trust Administrator shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trust Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

      Section 4.05. Allocation of Realized Loss Amounts.

      Any Applied Realized Loss Amounts will be allocated to the most junior Class of Subordinate Certificates then outstanding in reduction of the Class Certificate Balance thereof. In the event Applied Realized Loss Amounts are allocated to any Class of Subordinate Certificates, their Class Principal Balances shall be permanently reduced by the amount so allocated, and no funds will be distributable (except to the extent of Subsequent Recoveries and as provided in Section 4.02(a)(iii) herein) with respect to the written down amounts (including without limitation Net WAC Rate Carryover Amounts) or with respect to interest on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution.

      Section 4.06. Compliance with Withholding Requirements.

      Notwithstanding any other provision of this Agreement, the Trustee and the Trust Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee and the Trust Administrator reasonably believe are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trust Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trust Administrator shall indicate the amount withheld to such Certificateholders.

      Section 4.07. Commission Reporting.

      (a) The Trust Administrator, the Master Servicer and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. Except for the initial current report on Form 8-K in connection with the filing of this Agreement, the Trust Administrator shall prepare on behalf of the Trust any Forms

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8-K described below, and the Trust Administrator shall execute and file such Forms 8-K (via EDGAR) on behalf of the Depositor. The Depositor hereby grants to the Trust Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trust Administrator or the Master Servicer, as applicable, from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust.

      (b) The Trust Administrator shall file a Form 8-K (or other comparable form containing the same or comparable information or other information mutually agreed upon) within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. The Depositor hereby grants to the Trust Administrator a limited power of attorney to execute and file each Form 8-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trust Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund.

      (c) Upon any filing with the Commission, the Trust Administrator shall promptly deliver to the Depositor a copy of any executed report filed by it with the Commission.

      (d) Prior to January 31, 2006, the Trust Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 31, 2006, the Trust Administrator shall file (but will not execute) a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund, and shall forward such Form 10-K to the Servicer for execution, and the Servicer shall execute the Form 10-K and return it to the Trust Administrator for filing with the Commission by such date. The Depositor hereby grants to the Servicer a limited power of attorney to execute the Form 10-K, and to the Trust Administrator a limited power of attorney to execute the Form 15 Suspension Notice and to file each such document on behalf of the Depositor. Such Form 10-K shall include as exhibits (i) the Servicer's annual statement of compliance described under Section 3.22 and the accountant's report described under Section 3.23, (ii) the Servicer Certification and (iii) the Master Servicer's annual statement of compliance described under Section 3A.10 and, if applicable, the accountant's report described under Section 3A.11. If the documents listed in the preceding sentence are not timely delivered, the Trust Administrator shall file an amended Form 10-K including such documents as exhibits promptly after they are delivered to the Trust Administrator. The Trust Administrator shall have no liability with respect to any failure to properly or timely prepare or file such periodic reports resulting from or relating to the Trust Administrator's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Trust Administrator shall have no responsibility to file any items other than those specified in this
Section 4.07.

      (e) The Trust Administrator shall deliver to the Depositor, on or before March 15 of each calendar year beginning in 2006 (or, if any such day is not a Business Day, the immediately preceding Business Day) or such alternative date reasonably specified by the Servicer which shall occur not earlier than 15 days prior to the date any Form 10-K is required to be filed with the Commission in connection with the transactions contemplated by this Agreement, a certification in the form attached hereto as Exhibit M. Such certification shall be signed by a senior officer of the Trust Administrator.

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      The Servicer shall deliver to the Trust Administrator, at such time agreed upon between the Master Servicer and the Trust Administrator, but in no event later than March 30th of any calendar year in which the Trust Administrator is required to file a Form 10-K on behalf of the Trust, the Servicer Certification. Such certification shall be signed by the senior officer in charge of servicing of the Servicer. In addition, the Servicer shall provide such other information with respect to the Mortgage Loans and the servicing and administration thereof within the control of the Servicer which shall be required to enable the Trust Administrator to comply with the reporting requirements of the Securities and Exchange Act of 1934, as amended pursuant to Section 4.07 hereof.

      (f) If the Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 4.07, to be conducted differently than as described, the Depositor, the Originator, the Master Servicer, the Trust Administrator, the Servicer and the Trustee will reasonably cooperate to amend the provisions of this Section 4.07 (or other sections of this Agreement, if necessary) in order to comply with such amended reporting requirements and such amendment of this Section 4.07. Any such amendment shall be made in accordance with Section 10.01 without further consent of the Certificateholders, and may result in the reduction of the reports filed by the Trust Administrator on behalf of the Trust under the Exchange Act. Notwithstanding the foregoing, the Depositor, the Originator, the Master Servicer, the Trust Administrator, Servicer and Trustee shall not be obligated to enter into any amendment pursuant to this Section 4.07 that adversely affects its obligations and immunities under this Agreement.

      (g) In filing any Form 8-K or Form 10-K, the Trust Administrator or the Master Servicer, respectively, shall not undertake any analysis of, and shall have no responsibility for, any financial information, accountant's report, certification or other matter contained therein, except for computations performed by the Trust Administrator and reflected in distribution reports.

      Section 4.08. REMIC Distributions and Allocation of Losses.

      (a) On each Distribution Date, the Trust Administrator shall cause in the following order of priority, the following amounts to be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

            (i) to Holders of REMIC I Regular Interest LTAA, REMIC I Regular Interest LT1A1, REMIC I Regular Interest LT1A2, REMIC I Regular Interest LT2A1, REMIC I Regular Interest LT2A2, REMIC I Regular Interest LT2A3, REMIC I Regular Interest LTM1, REMIC I Regular Interest LTM2, REMIC I Regular Interest LTM3, REMIC I Regular Interest LTM4, REMIC I Regular Interest LTM5, REMIC I Regular Interest LTM6, REMIC I Regular Interest LTM7, REMIC I Regular Interest LTM8, REMIC I Regular Interest LTM9, REMIC I Regular Interest LTM10, REMIC I Regular Interest LTM11, REMIC I Regular Interest LTZZ and REMIC I Regular Interest LTP, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC I

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      Regular Interest LTZZ shall be reduced and deferred when the REMIC I Overcollateralized Amount is less than the REMIC I Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LTZZ Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC I Regular Interest LT1A1, REMIC I Regular Interest LT1A2, REMIC I Regular Interest LT2A1, REMIC I Regular Interest LT2A2, REMIC I Regular Interest LTM1, REMIC I Regular Interest LTM2, REMIC I Regular Interest LTM3, REMIC I Regular Interest LTM4, REMIC I Regular Interest LTM5, REMIC I Regular Interest LTM6, REMIC I Regular Interest LTM7, REMIC I Regular Interest LTM8, REMIC I Regular Interest LTM9, REMIC I Regular Interest LTM10 and REMIC I Regular Interest LTM11 in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates;

            (ii) to Holders of REMIC I Regular Interest LT1SUB, REMIC I Regular Interest LT1GRP, REMIC I Regular Interest LT2SUB, REMIC I Regular Interest LT2GRP and REMIC I Regular Interest LTXX, pro rata, in an amount equal to
      (A) the Uncertificated Accrued Interest for such Distribution Date, plus
      (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

            (iii) to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the REMIC I Marker Allocation Percentage of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

            (1) 98% of such remainder to REMIC I Regular Interest LTAA and REMIC I Regular Interest LTP, until the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interests is reduced to zero; provided, however, that the Uncertificated Principal Balance of REMIC I Regular Interest LTP shall not be reduced until June 2008, at which point such amount shall be distributed to REMIC I Regular Interest LTP until $100 has been distributed pursuant to this clause;

            (2) 1.00% of such remainder to REMIC I Regular Interest LT1A1, REMIC I Regular Interest LT1A2, REMIC I Regular Interest LT2A1, REMIC I Regular Interest LT2A2, REMIC I Regular Interest LT2A3, REMIC I Regular Interest LTM1, REMIC I Regular Interest LTM2, REMIC I Regular Interest LTM3, REMIC I Regular Interest LTM4, REMIC I Regular Interest LTM5, REMIC I Regular Interest LTM6, REMIC I Regular Interest LTM7, REMIC I Regular Interest LTM8, REMIC I Regular Interest LTM9, REMIC I Regular Interest LTM10 and REMIC I Regular Interest LTM11 in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC I Regular Interests are reduced to zero; and 1.00% of such remainder to REMIC I Regular Interest LTZZ until the Uncertificated Principal Balance of such REMIC I Regular Interest is reduced to zero;

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            (3) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-I Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to (i) REMIC I Regular Interest LTAA and REMIC I Regular Interest LTP and (ii) REMIC I Regular Interest LTZZ, respectively; provided that the Uncertificated Principal Balance of REMIC I Regular Interest LTP shall not be reduced until the Distribution Date in June 2008, at which point such amount shall be distributed to REMIC I Regular Interest LTP until $100 has been distributed pursuant to
Section 4.08(a)(iii)(1); and

      (iv) to the Holders of REMIC I Regular Interests, in an amount equal to the REMIC I Sub WAC Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, such that distributions of principal shall be deemed to be made to the REMIC I Regular Interests first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Principal Balance of the Mortgage Loans in the related group of Mortgage Loans; second, to each REMIC I Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Principal Balance of the Mortgage Loans in the related group of Mortgage Loans over (y) the aggregate current Class Certificate Balances of the Class A Certificates in the related group of Mortgage Loans (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC I Regular Interest LTXX.

      (b) The Trust Administrator shall cause the following allocation of losses:

            (i) The REMIC I Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls and the REMIC I Marker Allocation Percentage of the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to (i) REMIC I Regular Interest LTAA and REMIC I Regular Interest LTP and (ii) REMIC I Regular Interest LTZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC I Regular Interest LTAA, REMIC I Regular Interest LT1A1, REMIC I Regular Interest LT1A2, REMIC I Regular Interest LT2A1, REMIC I Regular Interest LT2A2, REMIC I Regular Interest LT2A3, REMIC I Regular Interest LTM1, REMIC I Regular Interest LTM2, REMIC I Regular Interest LTM3, REMIC I Regular Interest LTM4, REMIC I Regular Interest LTM5, REMIC I Regular Interest LTM6, REMIC I Regular Interest LTM7, REMIC I Regular Interest LTM8, REMIC I Regular Interest LTM9, REMIC I Regular Interest LTM10, REMIC I Regular Interest LTM11, and REMIC I Regular Interest LTZZ pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC I Regular Interest;

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            (ii) The REMIC I Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls and the REMIC I Sub WAC Allocation Percentage of the aggregate amount of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC I Regular Interest LT1SUB, REMIC I Regular Interest LT1GRP, REMIC I Regular Interest LT2SUB, REMIC I Regular Interest LT2GRP and REMIC I Regular Interest LTXX, pro rata, based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC I Regular Interest;

            (iii) The REMIC I Marker Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC I Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to (a) REMIC I Regular Interest LTAA and REMIC I Regular Interest LTP and (b) REMIC I Regular Interest LTZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC I Regular Interest LTAA and REMIC I Regular Interest LTZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC I Regular Interest LTAA, REMIC I Regular Interest LTZZ, and to each of the REMIC I Regular Interests corresponding to the Class M Certificates, sequentially and in reverse order of priority, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of each such REMIC I Regular Interest has been reduced to zero; and

            (iv) The REMIC I Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Principal Balance of each REMIC I Regular Interest ending with the designation "GRP" equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group; second, to each REMIC I Regular Interest ending with the designation "SUB," so that the Uncertificated Principal Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Principal Balance of the Mortgage Loans in the related Loan Group over (y) the aggregate current Certificate Principal Balances of the Class A Certificates in the related group of Mortgage Loans (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC I Regular Interest LTXX.

      (c) On each Distribution Date, all amounts representing Prepayment Premiums will be distributed to REMIC I Regular Interest LTP and from REMIC I Regular Interest LTP to the holder of the Class P Certificate. Such amounts shall not reduce the Certificate Balance of the Class P Certificate.

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      (d) Notwithstanding anything to the contrary contained herein, the above distributions in this Section 4.08 (other than on the Certificates) are deemed distributions, and distributions of funds from the Distribution Account shall be made only in accordance with Sections 4.01 and 4.02 hereof.

                                    ARTICLE V

                                THE CERTIFICATES

      Section 5.01. The Certificates.

      The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

      The Depositor hereby directs the Trust Administrator to register the Class C Certificates and the Class P Certificates in the name of Fremont or its designee. Pursuant to written direction by Fremont on the date specified thereon, the Trust Administrator shall transfer the Class C Certificates and the Class P Certificates as follows: "Wells Fargo Bank, N.A., as Indenture Trustee on behalf of the Noteholders of the Fremont NIM Trust 2005-B", and deliver such Class C Certificates and Class P Certificates to Wells Fargo Bank, N.A., as indenture trustee of the NIM Trust.

      Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trust Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Trust Administrator or (y), in the event that no wire instructions are provided to the Trust Administrator, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

      The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trust Administrator shall bind the Trust Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trust Administrator by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trust Administrator shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

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      The Depositor shall provide, or cause to be provided, to the Trust Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

      Section 5.02. Certificate Register; Registration of Transfer and Exchange
                    of Certificates.

      (a) The Trust Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trust Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

      At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trust Administrator. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder thereof or his attorney duly authorized in writing. In the event the Depositor or an Affiliate transfers the Class C Certificates, or a portion thereof, to another Affiliate, it shall notify the Trust Administrator in writing of the affiliated status of the transferee. The Trust Administrator shall have no liability regarding the lack of notice with respect thereto.

      No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

      All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trust Administrator in accordance with the Trust Administrator's customary procedures.

      (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to the initial transfer of the Class C and Class P Certificates to the NIM Trust, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trust Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Trust Administrator a letter in substantially the form of

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Exhibit I (the "Rule 144A Letter") or (ii) in the case of the Class C Certificates, there shall be delivered to the Trustee and the Trust Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee, the Trust Administrator, the Master Servicer and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Except with respect to the transfer of the Class C and Class P Certificates to the NIM Trust, no transfer of an ERISA-Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trust Administrator (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trust Administrator's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or to Section 4975 of the Code or a person acting for, on behalf of or with the assets of, any such plan or arrangement,
(ii) in the case of an ERISA-Restricted Certificate (other than a Residual Certificate, a Class C Certificate or a Class P Certificate) that has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of an ERISA-Restricted Certificate (other than a Residual Certificate) presented for registration in the name of an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a person acting for, on behalf of or with the assets of, any such plan or arrangement, an Opinion of Counsel satisfactory to the Trustee, the Trust Administrator and the Servicer, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator, the Master Servicer, the Servicer or the Trust Fund, addressed to the Trustee and

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the Trust Administrator, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Trust Administrator, the Master Servicer, or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of clauses (i) and (ii) above, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to above is not furnished, such representation shall be deemed to have been made to the Trustee and the Trust Administrator by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. In the event that such representation is violated, or any attempt to transfer to a plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code or a person acting for, on behalf of or with the assets of, any such plan or arrangement, without such Opinion of Counsel, such attempted transfer or acquisition shall be void and of no effect.

      To the extent permitted under applicable law (including, but not limited to, ERISA), the Trust Administrator shall be under no liability to any Person for any registration or transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

      (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee;

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trust Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trust Administrator under subparagraph (b) above, the Trust Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

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            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trust Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trust Administrator shall be paid and delivered by the Trust Administrator, to the last preceding Permitted Transferee of such Certificate; and

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trust Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

      The restrictions on Transfers of a Residual Certificate set forth in this
Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trust Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Trust Administrator, the Master Servicer, the Originator or the Servicer, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trust Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

      (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

      (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trust Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and

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with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trust Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trust Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

      All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

      If (i) the Depository or the Depositor advises the Trust Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trust Administrator or the Depositor is unable to locate a qualified successor, the Trust Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trust Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trust Administrator shall issue the Definitive Certificates. None of the Servicer, the Master Servicer, the Trust Administrator, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trust Administrator with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates and the Trust Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trust Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

      (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice. No service charge shall be made for any

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registration of transfer or exchange of Private Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

      Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

      If (a) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicer and the Trust Administrator such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator that such Certificate has been acquired by a protected purchaser, the Trust Administrator shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

      Section 5.04. Persons Deemed Owners.

      The Servicer, the Master Servicer, the Trust Administrator, the Trustee, the Depositor and any agent of the Servicer, the Master Servicer, the Trust Administrator, the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer, the Trustee, the Depositor or any agent of the Servicer, the Master Servicer, the Trust Administrator, the Depositor or the Trustee shall be affected by any notice to the contrary.

      Section 5.05. Access to List of Certificateholders' Names and Addresses.

      If three or more Certificateholders (a) request such information in writing from the Trust Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or the Servicer shall request such information in writing from the Trust Administrator, then the Trust Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trust Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trust Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

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      Section 5.06. Maintenance of Office or Agency.

      The Trust Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Minneapolis, Minnesota where Certificates may be surrendered for registration of transfer or exchange. The Trust Administrator initially designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for such purposes. The Trust Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

       THE DEPOSITOR, THE ORIGINATOR, THE MASTER SERVICER AND THE SERVICER

      Section 6.01. Respective Liabilities of the Depositor, the Originator, the
                    Master Servicer and the Servicer.

      The Depositor, the Originator, the Master Servicer and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

      Section 6.02. Merger or Consolidation of the Depositor, the Originator,
                    the Master Servicer or the Servicer.

      The Depositor, the Originator, the Master Servicer and the Servicer will each keep in full effect its existence, rights and franchises as a corporation, national bank or state chartered industrial bank, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

      Any Person into which the Depositor, the Originator, the Master Servicer or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Originator, the Master Servicer or the Servicer shall be a party, or any person succeeding to the business of the Depositor, the Originator, the Master Servicer or the Servicer, shall be the successor of the Depositor, the Originator, the Master Servicer or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession does not adversely affect the then current rating or ratings on the Offered Certificates.

      Section 6.03. Limitation on Liability of the Depositor, the Originator,
                    the Master Servicer, the Trust Administrator, the Servicer and Others.

      None of the Depositor, the Originator, the Master Servicer, the Trust Administrator, the Servicer nor any of their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however,

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that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Originator, the Master Servicer, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Originator, the Master Servicer, the Servicer and any director, officer, employee or agent of the Depositor, the Originator, the Master Servicer and the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Originator, the Master Servicer, the Servicer and any director, officer, employee or agent of the Depositor, the Originator, the Master Servicer and the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy, judicial proceeding or legal action relating to a governmental taxing authority or to this Agreement, the Certificates or the Mortgage Loans or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of their respective duties hereunder or by reason of reckless disregard of their respective obligations and duties hereunder. Neither the Originator, the Master Servicer, the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor, the Originator, the Master Servicer and the Servicer may in its discretion undertake any such action (or direct the Trustee or the Trust Administrator to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Originator, the Trust Administrator, the Trustee the Master Servicer and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

      The Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund.

      Section 6.04. Limitation on Resignation of the Servicer.

      The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the Servicer, the Depositor, the Master Servicer, the Trust Administrator and the Trustee or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer without the incurrence of unreasonable expense. Any such determination permitting the resignation of the Servicer under clause (ii) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor, the Master Servicer, the Trust Administrator

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and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Depositor, the Trust Administrator, the Master Servicer and the Trustee. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder.

      Section 6.05. Additional Indemnification by the Servicer; Third Party
                    Claims.

      The Servicer shall indemnify the Originator, the Depositor, the Master Servicer, the Trust Administrator and the Trustee and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by the Servicer of (i) any of its representations and warranties referred to in
Section 2.03(a), (ii) any error in any tax or information return prepared by the Servicer, or (iii) the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer immediately shall notify the Depositor, the Master Servicer, the Trust Administrator and the Trustee if such claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor, the Trust Administrator, the Master Servicer and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Originator, the Depositor, the Master Servicer, the Trust Administrator or the Trustee in respect of such claim.

      Section 6.06. Rights of the Depositor, the Master Servicer, the Trust
                    Administrator and the Trustee in Respect of the Servicer.

      The Servicer shall afford (and any Subservicing Agreement shall provide that each Subservicer shall afford) the Depositor, the Master Servicer, the Trust Administrator and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer (and any such Subservicer) in respect of the Servicer's rights and obligations hereunder and access to officers of the Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Servicer shall furnish to the Depositor, the Master Servicer, the Trust Administrator and the Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public or is deemed confidential by the Servicer, the Depositor, the Master Servicer, the Trust Administrator and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer's (or any such Subservicer's) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee, the Master Servicer, the Trust Administrator or the Trust Fund, and in either case, the Depositor, the Master Servicer, the Trust Administrator or the Trustee, as the case may be, shall each use its best efforts to assure the confidentiality of any such disseminated non-public information. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the

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Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 6.06 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof.

      The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

      Section 6.07. Limitation on Resignation of the Master Servicer.

      The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with written confirmation from each Rating Agency (which confirmation shall be furnished to the Depositor, the Trust Administrator, the Master Servicer and the Trustee) that such resignation will not cause such Rating Agency to reduce the then current rating of any Class of Offered Certificates. Any such determination pursuant to clause
(i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Trust Administrator. No resignation of the Master Servicer shall become effective until a successor master servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

      Section 6.08. Assignment of Master Servicing.


      The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder and that the purchaser or transferee (a) have a net worth of not less than $5,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) be reasonably satisfactory to the Trustee, the Servicer and the Depositor (as evidenced in a writing signed by the Trustee and the Depositor); and (c) execute and deliver to the Trustee and the Depositor an agreement, in form and substance reasonably satisfactory to the Trustee and the Depositor, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it after the date of such assumption as master servicer under this Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn

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as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer, the Depositor and the Trustee; and
(iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee and the Depositor an officer's certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

                                  ARTICLE VII
                                    DEFAULT

      Section 7.01. Events of Default.

      (a) "Servicer Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by the Servicer to remit to the Trust Administrator any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trustee, the Master Servicer or the Trust Administrator, or to the Servicer, the Depositor, the Master Servicer, the Trust Administrator and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights; or

            (ii) the failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trustee, the Master Servicer or the Trust Administrator, or to the Servicer, the Depositor, the Master Servicer, the Trust Administrator and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the Servicer, the cure period may be extended for an additional 30 days upon delivery by the Servicer to the Master Servicer, the Trust Administrator and the Trustee of a certificate to the effect that the Servicer believes in good faith that the failure or breach can be cured within such additional time period and the Servicer is diligently pursuing remedial action; or

            (iii) the failure by the Servicer in any month to deliver the Servicer Remittance Report to the Trust Administrator, and such failure continues uncured for more than 30 days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Trustee, the Master Servicer or the Trust Administrator, or to the Servicer, the Depositor, the Master Servicer, the Trust Administrator and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights; or

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            (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

            (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

            (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vii) for so long as Fremont Investment & Loan is the Servicer, any failure by the Servicer of the Servicer Termination Test; or

            (viii) any failure of the Servicer to make any P&I Advance on any Remittance Date required to be made from its own funds pursuant to Section
      4.01 which continues unremedied for one Business Day immediately following the Remittance Date; or

            (ix) a breach of any representation and warranty of the Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the Servicer by the Trustee, the Master Servicer, the Trust Administrator or the Depositor, or to the Servicer, the Trustee, the Master Servicer, the Trust Administrator and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

            (x) any failure by the Servicer to duly perform within the required time period, its obligations under Section 3.22, Section 3.23 or Section 4.07(c), which failure continues unremedied for a period of 10 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, the Master Servicer, the Trust Administrator or the Depositor, or to the Servicer, the Trustee, the Master Servicer, the Trust Administrator and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates.

      If a Servicer Event of Default shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Master Servicer, Trust Administrator or the Trustee may, or at the direction of Certificateholders entitled to a majority of the Voting Rights, the Trust Administrator shall direct the Trustee, and the Trustee shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however,

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that the Master Servicer or the Trustee shall not be required to give written notice to the Servicer of the occurrence of a Servicer Event of Default described in clauses (ii) through (x) of this Section 7.01(a) unless and until a Responsible Officer of the Trustee or a Master Servicing Officer has actual knowledge of the occurrence of such a Servicer Event of Default. In the event that a Responsible Officer of the Trustee or a Master Servicing Officer has actual knowledge of the occurrence of an event of default described in clause
(i) of this Section 7.01(a), the Master Servicer, the Trust Administrator or the Trustee shall give written notice to the Servicer of the occurrence of such an event within one Business Day of the first day on which the Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such Servicer Event of Default. On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer. The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Master Servicer in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Master Servicer of all cash amounts which shall at the time be credited to the Collection Account of such predecessor Servicer, or thereafter be received with respect to the Mortgage Loans.

      Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid portion of the Servicing Fees to which the Servicer would have been entitled and reimbursement for all outstanding P&I Advances and Servicing Advances, including Servicing Advances incurred prior to but not invoiced until after the date of termination, in accordance with the terms of this Agreement. In addition, the Servicer shall continue to be entitled to the benefits of
Section 6.03, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

(b) On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section and, without limitation, the Master Servicer is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Master Servicer with all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement, and to cooperate with the Master Servicer in effecting the termination of the Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Master Servicer for

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administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer, or any REO Account or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property. For purposes of this Section 7.01, the Master Servicer shall not be deemed to have knowledge of a Servicer Event of Default unless a Master Servicing Officer of the Master Servicer has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default is received by the Master Servicer and such notice references any of the Certificates, the Trust, the REMICs or this Agreement.

      The Master Servicer shall be entitled to be reimbursed by the defaulting Servicer (or by the Trust Fund if such Servicer is unable to fulfill its obligations hereunder) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from the predecessor Servicer (or if the predecessor Servicer is the Master Servicer, from the Servicer immediately preceding the Master Servicer), including without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

      Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any Late Collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating such Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Section 3.11, and any other amounts payable to such Servicer hereunder the entitlement to which arose in accordance with
Section 3.11 and in the time period specified in Section 3.11 prior to the termination of its activities hereunder. The Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any termination hereunder with respect to events occurring prior to such termination.

      (c) If any one of the following events ("Master Servicer Events of Termination") shall occur and be continuing:

            (i) any failure by the Master Servicer to deposit in the Distribution Account any amount required to be deposited by it under the terms of this Agreement (including an Advance required to be made pursuant to Section 4.01 hereof), which failure shall continue unremedied for one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates; or

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in
      Section 2.08, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the

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      same to be remedied, shall have been given to the Master Servicer by the Depositor, the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

            (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

      If a Master Servicer Event of Termination described in clause (i) of this
Section 7.03(c) shall occur, the Trustee shall, by notice to the Master Servicer and the Depositor, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement (other than as a Holder of any Certificate) and in and to the Mortgage Loans and the proceeds thereof. If a Master Servicer Event of Termination described in clauses (ii) through (v) of this Section 7.03(c) shall occur, then, and in each and every such case, so long as such Master Servicer Event of Termination shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, in and to the Mortgage Loans and the proceeds thereof. Upon such termination, or on or after receipt by the Master Servicer of such written notice, as the case may be, all authority, power and obligations of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under this Agreement after the date of such termination, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions

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under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01(c), the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Termination unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Termination is received by the Trustee and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Event of Termination of which it has knowledge as provided above.

      To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor Master Servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of a Master Servicer Event of Termination and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all master servicing files and all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the successor Master Servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the successor Master Servicer to master service the Mortgage Loans in accordance with this Agreement) and any other master servicing transfer costs applicable with respect to a transfer of master servicing are not fully and timely reimbursed by the terminated Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

      Section 7.02. Master Servicer to Act; Appointment of Successor.

      (a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.01, the Master Servicer shall, subject to and to the extent provided in Section 3.06, be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, and shall immediately assume all the responsibilities, duties and liabilities relating thereto and arising thereafter (except for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(d)-(i)) by the terms and provisions hereof including, without limitation, the Servicer's obligations to make P&I Advances pursuant to Section 4.01; provided, however, that if the Master Servicer is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Master Servicer shall not be obligated to make P&I Advances pursuant to Section 4.01; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer's failure to deliver or provide, or delay in delivering or providing, information, documents, records or cash as required under this Agreement shall not be considered a default by the Master Servicer as successor to the Servicer hereunder; and provided further, that it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing

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functions (other than the obligation to advance P&I Advances, which obligation shall arise upon the receipt by the Servicer of notice of termination pursuant to Section 7.01) can be fully transferred to the Master Servicer or any successor Servicer appointed in accordance with this Agreement. As compensation therefor, the Master Servicer shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act as Servicer hereunder. Notwithstanding the above and subject to the immediately following paragraph, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is unable to so act promptly appoint or petition a court of competent jurisdiction to appoint, a Person that satisfies the eligibility criteria set forth below as the successor Servicer under this Agreement in the assumption of the responsibilities, duties or liabilities of the Servicer under this Agreement.

      Notwithstanding anything herein to the contrary, in no event shall the Trustee, the Trust Administrator or the Master Servicer be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

      Any successor Servicer appointed under this Agreement must (i) be an established mortgage loan servicing institution, (ii) be approved by each Rating Agency by a written confirmation from each Rating Agency that the appointment of such successor Servicer would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates, (iii) have a net worth of not less than $30,000,000 and (iv) assume all the responsibilities, duties or liabilities of the Servicer (other than liabilities of the Servicer hereunder incurred prior to termination of the Servicer under Section 7.01 herein) under this Agreement as if originally named as a party to this Agreement.

      (b) (i)All Servicing Transfer Costs incurred by the Trustee, the Trust Administrator, the Master Servicer and any successor Servicer under paragraph (b)(2) below shall be paid immediately by the terminated Servicer upon presentation of reasonable documentation of such costs, and if such predecessor or initial Servicer, as applicable, defaults in its obligation to pay such costs, the successor Servicer, the Master Servicer, the Trust Administrator and the Trustee shall be entitled to reimbursement therefor from the assets of the Trust Fund.

            (i) No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee, the Trust Administrator or the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Depositor, the Trustee, the Trust Administrator, the Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Servicer under this Agreement, the Master Servicer shall act in such capacity as hereinabove provided.

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      Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 3.13.

      Any such successor Servicer shall be required to satisfy the requirements of a successor Servicer under this Section 7.02.

      Section 7.03. Notification to Certificateholders.

      (a) Upon any termination of a Servicer or appointment of a successor Servicer, the Trust Administrator shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

      (b) Within 60 days after the occurrence of any Servicer Event of Default or Master Servicer Event of Termination, the Trust Administrator or Trustee respectively shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Servicer Event of Default or Master Servicer Event of Termination hereunder known to the Trustee or the Trust Administrator, as applicable, unless such Servicer Event of Default or Master Servicer Event of Termination shall have been cured or waived.

                                  ARTICLE VIII
               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

      Section 8.01. Duties of the Trustee.

      The Trustee, before the occurrence of a Servicer Event of Default or Master Servicer Event of Termination and after the curing of all Servicer Events of Default or Master Servicer Events of Termination that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of Termination has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      Each of the Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. Neither the Trustee nor the Trust Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

      The Trust Administrator agrees to notify the Master Servicer in writing no later than 5:00 p.m. New York time on each Remittance Date of the aggregate dollar amount of the funds received by the Trust Administrator from the Servicer on such Remittance Date and any other information reasonably requested by the Master Servicer, so as to enable the Master Servicer to make the reconciliations and verifications required to be made by it pursuant to Section 3A.01.

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Neither the Trustee nor the Trust Administrator shall be deemed to have knowledge of a Servicer Event of Default or Master Servicer Event of Termination unless a Responsible Officer of the Trustee or the Trust Administrator, respectively, has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default or Master Servicer Event of Termination is received by the Trustee or the Trust Administrator, respectively, and such notice references any of the Certificates, the Trust, the REMICs or this Agreement.

      No provision of this Agreement shall be construed to relieve the Trustee or the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) The duties and obligations of the Trust Administrator, and with respect to the duties and obligations of the Trustee, prior to the occurrence of a Servicer Event of Default or Master Servicer Event of Termination, and after the curing of all such Servicer Events of Default or Master Servicer Events of Termination which may have occurred, shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Trust Administrator and, in the absence of bad faith on the part of the Trustee or the Trust Administrator, as applicable, the Trustee or the Trust Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to it that conform to the requirements of this Agreement;

            (ii) Neither the Trustee nor the Trust Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Trust Administrator, as applicable, unless it shall be proved that the Trustee or the Trust Administrator, as the case may be, was negligent in ascertaining the pertinent facts; and

      Neither the Trustee nor the Trust Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Trust Administrator, or exercising any trust or power conferred upon the Trustee or the Trust Administrator, under this Agreement.

      Section 8.02. Certain Matters Affecting the Trustee and the Trust
                    Administrator.

      (a) Except as otherwise provided in Section 8.01:

            (i) Each of the Trustee or the Trust Administrator may request and rely conclusively upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or

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      other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) Each of the Trustee and the Trust Administrator may consult with counsel and any written advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

            (iii) Neither the Trustee nor the Trust Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to it security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a Servicer Event of Default or Master Servicer Event of Termination (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person's own affairs;

            (iv) Neither the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) The Trust Administrator shall not, and prior to the occurrence of a Servicer Event of Default or a Master Servicer Event of Termination hereunder and after the curing of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, as applicable, not reasonably assured to the Trustee or the Trust Administrator, as applicable, by such Certificateholders, the Trustee or the Trust Administrator, as applicable, may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action;

            (vi) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and shall not be responsible for any willful misconduct or negligence of such agents, custodians, nominees or attorneys (as long as such agents, custodians, nominees or attorneys were appointed with due and proper care);

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            (vii) Neither the Trustee nor the Trust Administrator shall be personally liable for any loss resulting from the investment of funds held in the Collection Account by the Servicer pursuant to Section 3.12;

            (viii) Except as otherwise expressly provided herein, none of the provisions of this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it (not including expenses, disbursements and advances incurred or made by the Trustee or the Trust Administrator, as applicable, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of its performance in accordance with the provisions of this Agreement); and

            (ix) Neither the Trustee nor the Trust Administrator shall be personally liable for any loss resulting from any failure or omission of any other party to this Agreement to comply with its obligations hereunder.

      (b) All rights of action under this Agreement or under any of the Certificates enforceable by the Trustee or the Trust Administrator, as applicable, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee or the Trust Administrator, as applicable, shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

      Section 8.03. Neither the Trustee Nor the Trust Administrator Liable for
                    Certificates or Mortgage Loans.

      The recitals contained herein and in the Certificates (other than the signature of the Trust Administrator, the authentication of the Trust Administrator on the Certificates, the acknowledgments of the Trustee and the Trust Administrator contained in Article II and the representations and warranties of the Trustee and the Trust Administrator in Section 8.11) shall be taken as the statements of the Depositor, and the Trustee does not assume any responsibility for their correctness. Neither the Trustee nor the Trust Administrator makes any representation or warranty as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.11) or of the Certificates (other than the signature of the Trustee and the Trust Administrator and authentication of the Certificate Registrar on the Certificates) or the Corridor Agreements (other than the signature of the Trustee) or of any Mortgage Loan or related document or of the MERS(R) System. Neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer.

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      Section 8.04. Trustee and Trust Administrator May Own Certificates.


      Each of the Trustee and the Trust Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee or the Trust Administrator, as applicable.

      Section 8.05. Fees and Expenses of the Trustee and Trust Administrator.

      (a) The Trust Administrator shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trust Administration Fee with respect to the calendar month that immediately preceded the month of such Distribution Date. As additional compensation for all services rendered by it in the execution of the Trust hereby created and in the exercise and performance of any of the powers and duties of the Trust Administrator hereunder, the Trust Administrator shall be permitted to retain the income, payable to the Trust Administrator from time to time, from all income and gains (net of losses) on amounts on deposit in the Distribution Account. The annual fees of the Trustee hereunder shall be paid in accordance with a side letter agreement with the Trust Administrator and at the sole expense of the Trust Administrator. The initial fees of the custodian hereunder shall be paid in accordance with a side letter agreement between the Originator and the Trust Administrator, as initial custodian, and ongoing fees, if any, at the sole expense of the Trust Administrator. Subject to Section 8.05(b), the Trustee and the Trust Administrator, and any director, officer, employee or agent of either, shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (including any unreimbursed fees or expenses for work relating to an appointment of a successor Servicer or a successor Master Servicer under Article VII herein, but not including expenses, disbursements and advances incurred or made by the Trustee (or its custodian) or the Trust Administrator, as applicable, including the reasonable compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of its performance in accordance with the provisions of this Agreement) incurred by the Trustee or the Trust Administrator arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement or any Corridor Agreement, the Certificates or the Mortgage Loans, other than any loss, liability or expense (i) resulting from the Trustee's or the Trust Administrator's actions or omissions in connection with this Agreement and the Mortgage Loans, (ii) that constitutes a specific liability of the Trustee or the Trust Administrator pursuant to Section 11.01(c), or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or as a result of a breach of the its respective obligations under Article XI hereof. Any amounts payable to the Trustee (or its custodian) or the Trust Administrator, and any director, officer, employee or agent of the Trustee (or its custodian) or the Trust Administrator, in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee (or its Custodian), the Trust Administrator and any director, officer, employee or agent of the Trustee (or its custodian) or the Trust Administrator, may have hereunder in its capacity as such, may be withdrawn by the Trust Administrator from the Distribution Account at any time. Such indemnity shall survive the termination of this Agreement and the resignation of the Trustee or the Trust Administrator, as applicable.

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      (b) The foregoing indemnity shall survive the resignation or removal of the Trustee or the Trust Administrator.

      (c) Without limiting the Servicer's indemnification obligations under
Section 6.03, the Servicer agrees to indemnify the Trustee, the Master Servicer, and the Trust Administrator from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee or the Trust Administrator. Any payment hereunder made by the Servicer to the Trustee or the Trust Administrator shall be from the Servicer's own funds, without reimbursement from the Trust Fund.

      The Trustee agrees to indemnify each of the Master Servicer and the Trust Administrator from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Trustee's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Master Servicer or the Trust Administrator. Any payment hereunder made by the Trustee to the Master Servicer or the Trust Administrator, as the case may be, shall be from the Trustee's own funds, without reimbursement from the Trust Fund.

      The Trust Administrator agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Trust Administrator's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trust Administrator. Any payment hereunder made by the Trust Administrator to the Trustee shall be from the Trust Administrator's own funds, without reimbursement from the Trust Fund.

      (d) The Servicer shall pay any annual rating agency fees of S&P and Moody's for ongoing surveillance from its own funds without right of reimbursement.

      Section 8.06. Eligibility Requirements for the Trustee and Trust
                    Administrator.

      Each of the Trustee and the Trust Administrator hereunder shall at all times be a corporation or an association (other than the Depositor, the Originator, the Servicer or any Affiliate of the foregoing) organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time either the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Trust Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07.

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Section 8.07. Resignation and Removal of the Trustee or Trust Administrator.

      The Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Servicer, the Master Servicer, if the Trustee is resigning to the Trust Administrator and if the Trust Administrator is resigning to the Trustee and the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor trust administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Trust Administrator, as applicable, and to the successor trustee or successor trust administrator, as applicable. The Depositor shall deliver a copy of such instrument to the Certificateholders, the Master Servicer and the Servicer. If no successor trustee or successor trust administrator, as applicable, shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor.

      If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request by the Depositor, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Trust Administrator or of its respective property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Trust Administrator, as applicable, and appoint a successor by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Trust Administrator, as applicable, so removed and to the successor. The Depositor shall deliver a copy of such instrument to the Certificateholders, the Master Servicer and the Servicer.

      The Holders of Certificates entitled to at least 25% of the Voting Rights may at any time remove the Trustee or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or Trust Administrator so removed and one complete set to the successor so appointed. The Depositor shall deliver a copy of such instrument to the Certificateholders, the Master Servicer and the Servicer.

      Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor as provided in Section 8.08.

      Any resignation or removal of the initial Trust Administrator will result in the removal of the initial Master Servicer.

      Section 8.08. Successor Trustee or Trust Administrator.

      Any successor appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor an instrument accepting such appointment

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hereunder, and thereupon the resignation or removal of the predecessor shall become effective and such successor, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee or trust administrator shall deliver to its successor all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a custodian, if any, which custodian shall become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee or trust administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

      No successor trustee or trust administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.06 and the appointment of such successor shall not result in a downgrading of any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

      Upon acceptance of appointment by a successor trustee or trust administrator as provided in this Section, the Depositor shall mail notice of the succession to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor, the successor shall cause such notice to be mailed at the expense of the Depositor.

      Section 8.09. Merger or Consolidation of the Trustee or the Trust
                    Administrator.

      Any corporation into which the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any corporation succeeding to the business of the Trustee or the Trust Administrator, shall be the successor of the Trustee or the Trust Administrator, as applicable, hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 8.10. Appointment of Co-Trustee or Separate Trustee.

      Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power

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to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. Any reasonable and necessary expense of the Trustee related to the appointment of a co-trustee or a separate trustee for the limited purpose of performing the Trustee's duties pursuant to this Section 8.10 shall be reimbursable from the Trust Fund.

      In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the defaulting Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

      Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      Section 8.11. Representations and Warranties of the Trustee and Trust
                    Administrator.

      (a) The Trustee hereby represents and warrants to the Servicer, the Master Servicer, the Trust Administrator and the Depositor, as of the Closing Date, that:

            (i) It is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York.

            (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its charter or articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any

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      material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

      (b) The Trust Administrator hereby represents and warrants to the Servicer, the Trustee and the Depositor, as of the Closing Date, that:

            (i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

            (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its charter or articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                                   ARTICLE IX
                                   TERMINATION

      Section 9.01. Termination upon Liquidation or Purchase of the Mortgage
                    Loans.

      Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on or after the Optional Termination Date, by the Servicer, of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than

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in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, together with any unpaid remaining Net WAC Rate Carryover Amounts and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Person seeking to purchase such Mortgage Loans, at the expense of such Person, plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rates and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate ("Termination Price"); and (b) the later of (i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

      Section 9.02. Final Distribution on the Certificates.

      If on any Remittance Date, the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Servicer shall direct the Trustee and the Trust Administrator promptly to send a Notice of Final Distribution to each Certificateholder. If the Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 20 days prior to the date the Notice of Final Distribution is to be mailed to the affected Certificateholders, the Depositor shall notify the Servicer, the Trustee and the Trust Administrator of the date the Depositor intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

      A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trust Administrator by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

      In the event such Notice of Final Distribution is given, the Servicer shall cause all funds in the Collection Account to be remitted to the Trust Administrator for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee or the Trust Administrator of a Request for Release therefor, the Trustee or the Trust Administrator shall promptly release to the Depositor or its designee the Custodial Files for the Mortgage Loans.

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      Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the Servicer, the Depositor, the Master Servicer, the Trust Administrator and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class C Certificates), the Certificate Balance thereof plus for each such Class and the Class C Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to
Section 4.02, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

      In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trust Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Holders of the Class R Certificates shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

      Section 9.03. Additional Termination Requirements.

      In the event the Servicer exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the Trust Administrator have been supplied with an Opinion of Counsel, at the expense of the Depositor, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" or "prohibited contributions" on any Trust REMIC as defined in the REMIC Provisions, or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(a) The Trustee shall sell all of the assets of the Trust Fund to the Servicer for cash, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs, with final payment made to the Residual Certificates; and

(b) The Trustee or the Trust Administrator, as applicable, shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90-day liquidation period for each such Trust REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Servicer.

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      By their acceptance of the Certificates, the Holders thereof hereby agree to authorize the Trustee or Trust Administrator to specify the 90-day liquidation period for each REMIC created hereunder, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

      Section 10.01. Amendment.

      This Agreement may be amended from time to time by the Depositor, the Originator, the Servicer, the Master Servicer, the Trust Administrator and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Master Servicer or the Servicer, the Trust Administrator or the Trustee, (iv) to comply with any requirements in the Code, (v) to conform the provisions of this Agreement to the descriptions thereof in the Prospectus Supplement, (vi) to add any other provisions with respect to matters or questions arising hereunder or
(vii) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any action pursuant to clause (vi) or (vii) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Originator, the Master Servicer, the Trust Administrator and the Servicer also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee and the Trust Administrator have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

      This Agreement may also be amended from time to time by the Depositor, the Servicer, the Originator, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such

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amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66 2/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

      Notwithstanding any contrary provision of this Agreement, neither of the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund, to the effect that such amendment will not adversely affect in any material respect the interest of any Certificateholder and will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee and the Trust Administrator) of such amendment, stating the provisions of the Agreement to be amended.

      Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee, the Trust Administrator, the Master Servicer or the Servicer, any Certificate beneficially owned by the Depositor or any of its Affiliates or by the Originator shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 10.01 have been obtained.

      Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

      It shall not be necessary for the consent of Certificateholders under this
Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

        Nothing in this Agreement shall require either of the Trustee or the Trust Administrator to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund), satisfactory to the Trustee or the Trust Administrator, as applicable, that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

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      Section 10.02. Recordation of Agreement; Counterparts.

      This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

      For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 10.03. Governing Law.

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS RULES (EXCEPT FOR GENERAL OBLIGATIONS LAW 5-1401 WHICH SHALL APPLY HERETO) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 10.04. Intention of Parties.

      It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

      The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

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      Section 10.05. Notices.

      (a) The Trust Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) Any material change or amendment to this Agreement;

            (ii) The occurrence of any Event of Default that has not been cured;

            (iii) The resignation or termination of the Servicer, the Master Servicer, the Trust Administrator or the Trustee and the appointment of any successor;

            (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.03, 2.07 or 3.28; and

            (v) The final payment to Certificateholders.

      (b) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency of a Master Servicer Event of Termination to the extent it has actual knowledge thereof.

      (c) In addition, the Trust Administrator shall promptly make available on its internet website to each Rating Agency copies of each report to Certificateholders described in Section 4.03.

      All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Fremont Mortgage Securities Corporation, 2727 East Imperial Highway, Brea, California 92821, telecopy number (714) 279-7555, or such other address as may be hereafter furnished to the Trustee and the Servicer by the Depositor in writing; (b) in the case of the Originator and the Servicer, Fremont Investment & Loan, 2727 East Imperial Highway, Brea, California 92821, telecopy number
(714) 279-7555, or such other address as may be hereafter furnished to the Depositor, the Master Servicer, the Trust Administrator and the Trustee by the Servicer in writing; (c) in the case of the Trustee, 452 Fifth Avenue, New York, New York 10018, telecopy number (212) 525-1300, or such other address or telecopy number as may hereafter be furnished to the other parties hereto; (d) in the case of the Trust Administrator, its Corporate Trust Office; in the case of the Master Servicer, to Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust Services- Fremont 2005-B; and in the case of any direction, demand or notice relating to any Custodial File, to Wells Fargo Bank, N.A., 24 Executive Park, Suite 100, Irvine, California 92614,
Attention: Fremont 2005-B; or such other address as the Trust Administrator may hereafter furnish to the Depositor, the Trustee or the Servicer and (f) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency.

      Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

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      Section 10.06. Severability of Provisions.

        If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

      Section 10.07. Assignment; Sales; Advance Facilities.

      (a) Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may be assigned by the Servicer with the prior written consent of the Depositor, the Master Servicer, the Trust Administrator and the Trustee. In addition, for so long as the Servicer is acting as the Servicer hereunder (i) the Servicer is hereby authorized to enter into an advance facility ("Advance Facility") under which (A) the Servicer sells, assigns or pledges to an Advancing Person the Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (B) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement and (ii) the Servicer is hereby authorized to assign its rights to the Servicing Fee; it being understood neither the Trust Fund nor any party hereto shall have a right or claim (including without limitation any right of offset) to the portion of the Servicing Fee so assigned; it being further understood that upon the resignation or termination of the Servicer, such Advance Facility (in the case of clause (i)) and such assignment (in the case of clause (ii)) shall be terminated. No consent of the Trustee, the Trust Administrator, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

      (b) Reimbursement amounts shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

      (c) The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

      (d) An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

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      (e) The documentation establishing any Advance Facility shall require that such reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first-in, first out"
(FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

      (f) Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor, the Master Servicer, the Trust Administrator and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement, provided, that the Trustee and the Trust Administrator have been provided an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency (instead of obtaining an Opinion of Counsel) stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such rating letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee, the Trust Administrator and the Trust are not otherwise obligated or liable to repay any Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) neither the Trustee nor the Trust Administrator shall have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

      Section 10.08. Limitation on Rights of Certificateholders.

      The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

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      No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of a Servicer Event of Default or a Master Servicer Event of Termination and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Section 10.09. Inspection and Audit Rights.

      The Servicer agrees that on 15 days' prior notice, it will permit any representative of the Depositor or the Trustee during such Person's normal business hours, to examine all the books of account, records, reports and other papers of such Person relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Master Servicer, the Trust Administrator or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any reasonable out-of-pocket expense of the Servicer incident to the exercise by the Depositor, the Master Servicer, the Trust Administrator or the Trustee of any right under this Section 10.09 shall be borne by the Servicer.

      Section 10.10. Certificates Nonassessable and Fully Paid.

      It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates

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shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

      Section 10.11. Waiver of Jury Trial.

      EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

                                   ARTICLE XI
                                REMIC PROVISIONS

      Section 11.01. REMIC Administration.

      (a) The Trustee shall elect to treat each REMIC created hereunder as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. In addition, the Trustee will prepare and file IRS Forms SS-4 and 8811 for each REMIC in a timely manner. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the regular interests in REMIC I and the Class R-I Interest shall be designated as the residual interest in REMIC I, each for purposes of the REMIC Provisions. The Certificates (other than the Class R Certificates and exclusive of any right to receive Basis Risk Carryforward Amounts) shall be designated as the "regular interests" in REMIC II and the Class R-II Interest shall be designated as the residual interest in REMIC II, each for purposes of the REMIC Provisions. The Trustee shall not permit the creation of any "interests" in any REMIC created hereunder (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests, the Regular Certificates and the interests represented by the Class R Certificates.

      (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

      (c) The Trust Administrator shall pay out of funds on deposit in the Distribution Account, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any REMIC created hereunder that involve the Internal Revenue Service or state tax authorities) unless such expenses, professional fees or any administrative or judicial proceedings are incurred by reason of the Trustee's or the Trust Administrator's willful misfeasance, bad faith or negligence. The Trust Administrator, as agent for all of REMIC I's and REMIC II's tax matters persons, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any REMIC created hereunder and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and will be entitled to reimbursement from the Trust Fund for any expenses

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incurred by the Trust Administrator in connection therewith unless such administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority is incurred by reason of the Trust Administrator's willful misfeasance, bad faith or negligence. The holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By its acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trust Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

      (d) The Trust Administrator shall prepare and file, and the Trustee shall sign, in a timely manner all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trust Administrator without any right of reimbursement for such expenses. The Servicer shall provide on a timely basis to the Trust Administrator or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trust Administrator to enable it to perform its obligations under this Article.

      (e) The Trust Administrator shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trust Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder. The Servicer shall provide on a timely basis to the Trust Administrator such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trust Administrator to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trust Administrator, within ten (10) days after the Closing Date, all information or data that the Trust Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

      (f) The Trust Administrator and the Trustee shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Servicer shall assist the Trustee and the Trust Administrator, to the extent reasonably requested by the Trustee or the Trust Administrator to do specific actions in order to assist in the maintenance of such status). Neither the Trustee nor the Trust Administrator shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC created

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hereunder as a REMIC or (ii) result in the imposition of any tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either (i) or (ii), an "Adverse REMIC Event") unless each of the Trustee and the Trust Administrator has received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Trust Administrator) to the effect that the contemplated action will not, with respect to any REMIC created hereunder, endanger such status or result in the imposition of such a tax, nor shall the Servicer or the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee and the Trust Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Servicer or the Master Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any REMIC created hereunder or the respective assets of each, or causing any REMIC created hereunder to take any action, which is not contemplated under the terms of this Agreement, the Servicer and the Master Servicer will consult with the Trust Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder, and neither the Servicer nor the Master Servicer shall take any such action or cause any REMIC created hereunder to take such action as to which the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur; provided that the Servicer and the Master Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Trust Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trust Administrator. At all times as may be required by the Code, the Trust Administrator will ensure that substantially all of the assets of each REMIC created hereunder will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

      (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XI, (ii) to the Trust Administrator pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article XI, (iii) to the Servicer pursuant to Section 11.03 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or this Article XI, or otherwise (iv) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

      (h) On or before April 15th of each calendar year (other than the calendar year during which the Closing Date occurs), the Trust Administrator shall deliver to the Servicer, the Depositor, the Trustee, each Rating Agency and the Counterparty an Officer's Certificate from a Responsible Officer of the Trust Administrator stating, without regard to any actions taken by

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any party other than the Trust Administrator, the Trust Administrator's compliance with this Article XI.

      (i) The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on both a calendar year basis and an accrual basis.

      (j) Following the Startup Day, neither the Trustee nor the Trust Administrator shall accept any contributions of assets to any REMIC created hereunder other than in connection with any Substitute Mortgage Loan delivered in accordance with Section 2.03 unless the Trustee and the Trust Administrator shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

      (k) Neither the Trustee, the Trust Administrator, the Master Servicer nor the Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

      (l) The Trustee and the Trust Administrator shall treat the Net WAC Rate Carryover Reserve Account as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Holders of the Class C Certificates and that is not an asset of any REMIC. The Trustee and the Trust Administrator shall treat the rights of the Holders of the Offered Certificates and the Class M11 Certificates to receive payments from the Net WAC Rate Carryover Reserve Account as rights in an interest rate cap contract written by the Holder of the Class C Certificates in favor of the other Certificateholders. Thus, each Certificate other than the Class R, Class C and Class P Certificates shall be treated as representing ownership of not only Regular Certificates, but also ownership of an interest in an interest rate cap contract. For purposes of determining the issue price of the Regular Certificates, the Trustee and the Trust Administrator shall assume that the interest rate cap contract has a value of $10,000 and shall allocate such value proportionately to each Class of Certificates entitled to receive Net WAC Rate Carryover Amounts based on such Class's initial Certificate Balance.

      (m) The Trust Administrator shall apply for an Employee Identification Number from the IRS via a Form SS-4 or any other applicable method for all tax entities and will also file a Form 8811.

      Section 11.02. Prohibited Transactions and Activities.

      None of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement, (iv) a

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substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any REMIC created hereunder (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the Trust Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee or the Trust Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any REMIC created hereunder as a REMIC at any time that any Certificates are outstanding or (b) cause any REMIC created hereunder to be subject to a tax on "prohibited transactions" or "prohibited contributions" pursuant to the REMIC Provisions.

      Section 11.03. Indemnification.

      (a) The Trustee agrees to indemnify, severally and not jointly, the Trust Fund, the Depositor, the Trust Administrator, the Master Servicer and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Trust Administrator, the Master Servicer or the Servicer, as a result of a breach of its respective covenants set forth in this Article XI.

      (b) The Servicer agrees to indemnify the Trust Fund, the Depositor, the Master Servicer, the Trust Administrator and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer, the Trust Administrator or the Trustee, as a result of a breach of the Servicer's covenants set forth in Article III or this Article XI.

      (c) The Trust Administrator agrees to indemnify, severally and not jointly, the Trust Fund, the Depositor, the Trustee and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, the Trustee or the Servicer, as a result of a breach of its covenants set forth in this Article XI.

      (d) The Master Servicer agrees to indemnify, severally and not jointly, the Trust Fund, the Depositor, the Trustee, the Trust Administrator and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor, the Trustee, the Trust Administrator or the Servicer, as a result of a breach of its covenants set forth in this Article XI.

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      IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer, the Trust Administrator, the Servicer and the Originator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                     FREMONT MORTGAGE SECURITIES CORPORATION, as Depositor

                                     By:   /s/ Jeff Crusinberry
                                        -----------------------------------
                                         Name:  Jeff Crusinberry
                                         Title:  Vice President

                                    WELLS FARGO BANK, N.A.,
                                    as Master Servicer and Trust Administrator

                                     By         /s/ Graham Oglesby
                                         ------------------------------------
                                         Name:  Graham Oglesby
                                         Title:  Assistant Vice President

                                    HSBC BANK USA, NATIONAL ASSOCIATION,
                                    as Trustee

                                     By:        /s/ Wendy Zhang
                                        -------------------------------------
                                         Name:  Wendy Zhang
                                         Title:  Assistant Vice President

                                    FREMONT INVESTMENT & LOAN,
                                    as Servicer and Originator

                                    By:        /s/ Jeff Crusinberry
                                        ------------------------------------
                                         Name:  Jeff Crusinberry
                                         Title:  Senior Vice President

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                                   SCHEDULE I

                             Mortgage Loan Schedule

                          [On File With The Depositor]


                                     S-I-1

                                   SCHEDULE II

                                   [Reserved]


                                     S-II-1

                                  SCHEDULE III

                                   [Reserved]


                                    S-III-1

                                   SCHEDULE IV

             Representations and Warranties of Fremont Investment &
                         Loan as to the Mortgage Loans

      I. The Originator hereby represents and warrants to the Purchaser, with respect to each Mortgage Loan that is a Mortgage Loan as of the Closing Date (or in the case of certain specified representations and warranties, as of the Cut-off Date) or as of such other date specifically provided herein (except that with respect to any Qualified Substitute Mortgage Loan such representations and warranties shall be as of the date of substitution and made by the Originator), that:

            (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the Cut-off Date;

            (b) Payments Current. As of the Closing Date, other than with respect to not more than 1% of the Mortgage Loans, all payments required to be made up to the Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet one month delinquent, have been made and credited. Other than with respect to not more than 1% of the Mortgage Loans, no payment required under the Mortgage Loan is one month or more delinquent nor has any payment under the Mortgage Loan been delinquent for more than one month at any time since the origination of the Mortgage Loan;

            (c) No Outstanding Charges. As of the Closing Date, other than with respect to not more than 1% of the Mortgage Loans, and except for payment defaults of less than one month, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the date which precedes by one month the Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the title


                                     S-IV-1
insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect. All individual insurance policies contain a standard mortgagee clause naming the Originator and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days' prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Originator has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Originator;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, all predatory and abusive lending laws or unfair and deceptive practices laws applicable to the Mortgage Loan, including, without limitation, any provisions relating to Prepayment Penalties, have been complied with; the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. Originator shall maintain in its possession,


                                     S-IV-2
available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Originator has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Originator waived any default resulting from any action or inaction by the Mortgagor;

            (i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a low-rise condominium project, or an individual unit in a planned unit development and that no residence or dwelling is (i) a mobile home or (ii) a manufactured home. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

            (j) Valid First or Second Lien. Each Mortgage is a valid and subsisting first or second lien of record on a single parcel of real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, with respect to the related Mortgage Loan, which exceptions are generally acceptable to prudent mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. The lien of the Mortgage is subject only to:

                  (i) the lien of current real property taxes and assessments not yet due and payable;

                  (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (A) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (B) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;


                                     S-IV-3

                  (iii) with respect to each second lien Mortgage, the first or senior lien on the related Mortgaged Property; and

                  (iv) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.


Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein and the Originator has full right to sell and assign the same to Purchaser;

            (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Penalties), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or a law). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, gross negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. The Originator has reviewed all of the documents constituting the Servicing File;

            (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (m) Ownership. Immediately prior to the sale of the Mortgage Loan hereunder on the Closing Date, the Originator is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Originator will retain the Mortgage Files or any part thereof not delivered to the Custodian, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not


                                     S-IV-4
assigned or pledged, and the Originator has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Originator intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the Closing Date, the Originator will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Originator will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

            (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, or (B) qualified to do business in such state, or
(C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (iii) not doing business in such state;

            (o) LTV. No Mortgage Loan was originated with an LTV greater than 100%;

            (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, and each such title insurance policy is issued by a title insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Originator, its successors and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses
(i), (ii) and (iv) of paragraph (j) above and in the case of second liens, the exception contained in clause (iii) of paragraph (j) above, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Originator, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims are pending under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Originator, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will


                                     S-IV-5
be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Originator;

            (q) No Defaults. As of the Closing Date, other than with respect to not more than 1%, 1% and 1% of the Mortgage Loans, the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively, that are 30-59 days delinquent, and other than payment delinquencies of less than one month, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and as of the Closing Date neither the Originator nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration; in addition, as of the Closing Date, no Mortgage Loan was in foreclosure, nor are foreclosure proceedings imminent with respect to any Mortgage Loan;

            (r) No Mechanics' Liens. As of the Closing Date, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan (other than a Mortgage Loan that does not provide for payment of principal for a period of twenty-four to thirty-six months after the date of origination (such Mortgage Loan, an "Interest Only Mortgage Loan")) commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Mortgage Interest Rate Cap are as set forth on the Mortgage Loan Schedule. With respect to any Mortgage Loan other than an Interest Only Mortgage Loan, the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Mortgage Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from


                                     S-IV-6
commencement of amortization. None of the Mortgage Loans allows for conversion of the interest rate thereon from an adjustable rate to a fixed rate. No Mortgage Loan is a simple interest mortgage loan;

            (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (v) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect as of the date of origination of such Mortgage Loan (as described in the Prospectus Supplement). The Mortgage Note and Mortgage are on forms generally acceptable to Freddie Mac or Fannie Mae and the Originator has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

            (w) Occupancy of the Mortgaged Property. As of the Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

            (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a reconveyance of the deed of trust or a trustee's sale after default by the Mortgagor;

            (z) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is acceptable to Originator and underwritten in accordance with the Underwriting Guidelines;

            (aa) Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the


                                     S-IV-7
jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Originator is not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

            (bb) Due-On-Sale. The Mortgage contains an enforceable provision (except as such enforcement may be effected by bankruptcy and insolvency laws or by general principals of equity) for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Originator's knowledge, such provision is enforceable;

            (cc) Assumability. None of the Mortgage Loans are, by their terms, assumable;

            (dd) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Originator, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (ee) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority, as applicable, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan; (ff) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, to the best of the Originator's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. As of the Closing Date, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is inhabitable under applicable state and local laws;

            (gg) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Originator with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Originator and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and


                                     S-IV-8

Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Originator have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Originator executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (hh) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

            (ii) No Violation of Environmental Laws. To the best of the Originator's knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the best of the Originator's knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (jj) Servicemembers Civil Relief Act. The Mortgagor has not notified the Originator, and the Originator has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

            (kk) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (ll) Disclosure Materials. The Mortgagor has received all disclosure materials required by, and the Originator has complied with, all applicable law with respect to the making of the Mortgage Loans;

            (mm) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;


                                     S-IV-9

            (nn) Value of Mortgaged Property. The Originator has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans originated to the same Underwriting Guidelines held by the Originator generally secured by properties in the same geographic area as the related Mortgaged Property;

            (oo) No Defense to Insurance Coverage. The Originator has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to the Originator on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Originator, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

            (pp) Escrow Analysis. With respect to each Mortgage with an Escrow Account, the Originator has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (qq) Prior Servicing. Each Mortgage Loan has been serviced in all material respects in compliance with Accepted Servicing Practices and the Originator has reported or caused to be reported, the Mortgagor credit files to each of the three primary credit repositories monthly in a timely manner;

            (rr) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (i) the lessor under the lease holds a fee simple interest in the land; (ii) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (iii) the terms of such lease do not (A) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (B) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (C) prohibit the


                                    S-IV-10
holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (D) permit any increase in rent other than pre-established increases set forth in the lease; (iv) the original term of such lease is not less than 15 years; (v) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (vi) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            (ss) Prepayment Penalty. The Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Originator, as servicer of the Mortgage Loan, for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount equal to the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of three (3) years. With respect to any Mortgage Loan that contains a provision permitting imposition of a prepayment penalty upon a prepayment prior to maturity: (i) prior to the loan's origination, the borrower agreed to such prepayment penalty in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) originator has available programs that offered the option of obtaining a mortgage loan that did not require payment of such a prepayment penalty and prior to the Mortgage Loan's origination, the Mortgage Loan was available to the Mortgagor with and without the prepayment penalty, (iii) the prepayment penalty was disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment penalty in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

            (tt) Predatory Lending Regulations. None of the Mortgage Loans are
(i) covered by the Home Ownership and Equity Protection Act of 1994 as amended or (ii) in violation of, or classified as "high cost", "threshold", "covered", "high risk" or "predatory" loans under, any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

            (uu) Single-Premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire single-premium credit insurance policies; No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan;

            (vv) Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

            (ww) Qualified Mortgage. Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;


                                    S-IV-11

            (xx) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust;

            (yy) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Originator, or is in the process of being recorded;

            (zz) Credit Scores. Except as permitted by the Underwriting Guidelines, each Mortgagor has a non-zero credit score;

            (aaa) Compliance with Anti-Money Laundering Laws. The Originator has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); to the extent required to comply with the Anti-Money Laundering Laws, as of the Closing Date, the Originator has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

            (bbb) Georgia Fair Lending Act. There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated on or after March 7, 2003 that is a "high cost home loan" as defined under the Georgia Fair Lending Act;

            (ccc) New York State Banking Law. There is no Mortgage Loan that (a) is secured by property located in the State of New York; (b) had an original principal balance of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which loan equal or exceed either the annual percentage rate or the points and fees threshold for "high-cost home loans," as defined in Section 6-L of the New York State Banking Law;

            (ddd) New Jersey Mortgage Loans. All Mortgage Loans originated in New Jersey on or after November 27, 2003 are ratable by Standard & Poor's and Moody's;

            (eee) New Mexico Mortgage Loans. There is no Mortgage Loan that was originated on or after January 1, 2004, and is a "high-cost" loan subject to the New Mexico Home Loan Protection Act.

            (fff) MERS Designations. With respect to each MERS Designated Mortgage Loan, the Originator has designated the Custodian as the Investor and no Person is listed as Interim Funder on the MERS(R) System;

            (ggg) Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each


                                    S-IV-12

Mortgage Loan pursuant to this Agreement and the Pooling and Servicing Agreement, have been delivered to the Trust Administrator in its capacity as Custodian all in compliance with the specific requirements of this Agreement and the Pooling and Servicing Agreement;

            (hhh) Reports. On or prior to the Closing Date, the Originator has provided the Custodian and the Purchaser with a MERS Report listing the Custodian as the Investor with respect to each MERS Designated Mortgage Loan;

            (iii) Payoffs. No Mortgage Loans prepaid in full prior to the Closing Date;

            (jjj) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Originator to the Purchaser, the Originator has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Originator shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages. The Originator has or has caused the related servicer to, for each Mortgage Loan, fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

            (kkk) Origination Practices. Each Mortgagor was assigned the highest credit grade available with respect to a mortgage loan product offered by such Mortgage Loan's originator, taking into account the credit history, debt to income ratio and loan requirement of such Mortgagor;

            (lll) No Arbitration Provision. No mortgage loan originated on or after August 1, 2004 requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction;

            (mmm) S&P Glossary. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in Appendix E of the Standard & Poor's Glossary For File Format For LEVELS(R) Version 5.6b Revised, attached hereto as Exhibit B); and

            (nnn) Manufactured Housing. The manufactured home securing each manufactured housing contract is a "single family residence" as defined in section 25(e)(10) of the Code, i.e., it is used as a single family residence, has a minimum living space of 400 square feet and a minimum width of over 102 inches and is of the kind customarily used at a fixed location. The manufactured home securing each manufactured housing contract is a "manufactured home" as defined in 42 U.S.C. section 5402(6).

      II. The Originator hereby further represents and warrants to the Purchaser, with respect to each Group 1 Mortgage Loan as of the Closing Date or as of such other date specifically provided herein (except that with respect to any Qualified Substitute Mortgage Loan


                                    S-IV-13
such representations and warranties shall be as of the date of substitution and made by the Originator), that:

            (a) Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

            (b) No Mortgage Loan is a "High-Cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

            (c) No Mortgage Loan is a "High-Cost Home Loan" as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat.
Section 360.100);

            (d) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

            (e) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann.Sections 58-21A-1 et seq.);

            (f) No Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

            (g) Each Mortgagor was assigned the highest credit grade available with respect to a mortgage loan product offered by such Mortgage Loan's originator, taking into account the credit history, debt to income ratio and loan requirement of such Mortgagor;

            (h) The methodology used in underwriting the extension of credit for each Mortgage Loan employs, in part, objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology is designed to determine that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

            (i) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

            (j) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation; and


                                    S-IV-14

            (k) The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.


                                    S-IV-15

                                    EXHIBIT A

                              FORM OF CLASS [A] [M]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED IF ITS RATING IS BELOW INVESTMENT GRADE UPON ACQUISITION UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE AND TRUST ADMINISTRATOR WITH (A) A REPRESENTATION TO THE EFFECT THAT SUCH TRANSFEREE (1) IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (COLLECTIVELY, A "PLAN") NOR A PERSON ACTING FOR, ON BEHALF OF OR WITH THE ASSETS OF, ANY SUCH PLAN OR (2) IF SUCH TRANSFEREE IS AN INSURANCE COMPANY, SUCH TRANSFEREE IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(e) OF THE PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, THE TRUST ADMINISTRATOR AND THE SERVICER, AND UPON WHICH THE TRUSTEE, THE TRUST ADMINISTRATOR, THE MASTER SERVICER AND THE SERVICER SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE TRUST ADMINISTRATOR, THE MASTER SERVICER OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE

TRUSTEE, THE TRUST ADMINISTRATOR, THE MASTER SERVICER, THE SERVICER OR THE TRUST FUND. A TRANSFEREE OF A BOOK-ENTRY CERTIFICATE SHALL BE DEEMED TO HAVE MADE A REPRESENTATION AS REQUIRED HEREIN.

Certificate No.                     :

Cut-off Date                        :     May 1, 2005

First Distribution Date             :     The Distribution Date in June, 2005

Initial Certificate Balance of
this Certificate ("Denomination")   :

Initial Certificate Balances of
all Certificates of this Class      :             Class                      Principal Amount
                                                 1-A-1                              $202,612,000
                                                 1-A-2                               $50,654,000
                                                 2-A-1                              $221,575,000
                                                 2-A-2                              $253,176,000
                                                 2-A-3                               $18,961,000
                                                 M1                                  $17,201,000
                                                 M2                                  $41,771,000
                                                 M3                                  $39,807,000
                                                 M4                                  $19,657,000
                                                 M5                                  $19,657,000
                                                 M6                                  $17,200,000
                                                 M7                                  $14,743,000
                                                 M8                                  $14,743,000
                                                 M9                                  $12,286,000
                                                 M10                                 $13,269,000
                                                 M11                                 $14,252,000

CUSIP                    :               Class                     CUSIP No.
                                      1-A-1                        35729PJQ4
                                      1-A-2                        35729PJR2
                                      2-A-1                        35729PJS0
                                      2-A-2                        35729PJT8
                                      2-A-3                        35729PJU5
                                      M1                           35729PJV3
                                      M2                           35729PJW1
                                      M3                           35729PJX9
                                      M4                           35729PJY7
                                      M5                           35729PJZ4
                                      M6                           35729PKA7
                                      M7                           35729PKB5
                                      M8                           35729PKC3
                                      M9                           35729PKD1
                                      M10                          35729PKE9
                                      M11                          35729PKF6



ISIN                     :            1-A-1                       US35729PJQ46
                                      1-A-2                       US35729PJR29
                                      2-A-1                       US35729PJS02
                                      2-A-2                       US35729PJT84
                                      2-A-3                       US35729PJU57
                                      M1                          US35729PJV31
                                      M2                          US35729PJW14
                                      M3                          US35729PJX96
                                      M4                          US35729PJY79
                                      M5                          US35729PJZ45
                                      M6                          US35729PKA74
                                      M7                          US35729PKB57
                                      M8                          US35729PKC31
                                      M9                          US35729PKD14
                                      M10                         US35729PKE96
                                      M11                         US35729PKF61

                     FREMONT MORTGAGE SECURITIES CORPORATION

                             Fremont Home Loan Trust
                   Mortgage-Backed Certificates, Series 2005-B

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Trust Administrator, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of May 1, 2005 (the "Agreement"), among Fremont Mortgage Securities Corporation, as depositor (the "Depositor"), Fremont Investment & Loan, as originator and servicer ("Fremont"), Wells Fargo Bank, N.A., as master servicer and trust administrator, and HSBC Bank USA, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

                                      * * *

        IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  __________, 2005


                                            WELLS FARGO BANK, N.A.,
                                            as Trust Administrator

                                            By:_________________________________
                                                          Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

        This is one of the Classes of Certificates referred to in the within-mentioned Agreement.

                                            WELLS FARGO BANK, N.A.,
                                            as Certificate Registrar

                                            By:_________________________________
                                                          Authorized Signatory

                     FREMONT MORTGAGE SECURITIES CORPORATION
                         Fremont Home Loan Trust 2005-B
                          Mortgage-Backed Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2005-B Mortgage-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trust Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trust Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Originator, the Servicer, the Master Servicer, the Trust Administrator and the

Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Trust Administrator for such purposes or the office or agency maintained by the Trust Administrator, accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Master Servicer, the Trust Administrator, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________________.

Dated:

        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to,________________________________________________,
_______________________________________________________________________________,
for the account of_____________________________________________________________,
account number ________, or, if mailed by check, to____________________________.
Applicable statements should be mailed to______________________________________,
_______________________________________________________________________________.

            This information is provided by____________________________________, the assignee named above, or___________________________________________________,
as its agent.

                                    EXHIBIT B

                          FORM OF CLASS [P] CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE AND THE TRUST ADMINISTRATOR A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE AND THE TRUST ADMINISTRATOR RECEIVE A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE AND THE TRUST ADMINISTRATOR RECEIVE AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUST ADMINISTRATOR WITH (A) A REPRESENTATION TO THE EFFECT THAT SUCH TRANSFEREE IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (COLLECTIVELY, A "PLAN") NOR A PERSON ACTING FOR, ON BEHALF OF OR WITH THE ASSETS OF, ANY SUCH PLAN OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, THE TRUST ADMINISTRATOR AND THE SERVICER, AND UPON WHICH THE TRUSTEE, THE TRUST ADMINISTRATOR, THE MASTER SERVICER AND THE SERVICER SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE TRUST ADMINISTRATOR, THE MASTER SERVICER OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST ADMINISTRATOR, THE MASTER SERVICER, THE SERVICER OR THE TRUST FUND.

Certificate No.                :          1
Cut-off Date                   :          May 1, 2005
First Distribution Date        :          The Distribution Date in June, 2005
Percentage Interest of this
Certificate                    :          [100]%

("Denomination")
CUSIP                          :          35729PKH2
ISIN                           :          US35729PKH28

                     FREMONT MORTGAGE SECURITIES CORPORATION

                         Fremont Home Loan Trust 2005-B
                   Mortgage-Backed Certificates, Series 2005-B

                                    Class [P]

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Trust Administrator, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of May 1, 2005 (the "Agreement") among Fremont Mortgage Securities Corporation, as depositor (the "Depositor"), Fremont Investment & Loan, as originator and servicer ("Fremont"), Wells Fargo Bank, N.A., as master servicer and trust administrator, and HSBC Bank USA, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trust Administrator for such purpose, or the office or agency maintained by the Trust Administrator.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee and the Trust Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee and the Trust Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made, except as provided in section 5.02 of the Agreement, unless the Trustee and the Trust Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Trust Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

                                      * * *

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  ___________, 2005


                                            WELLS FARGO BANK, N.A.,
                                            as Trust Administrator

                                            By:_________________________________
                                                          Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Classes of Certificates referred to in the within-mentioned Agreement.

                                            WELLS FARGO BANK, N.A.,
                                            as Certificate Registrar

                                            By:_________________________________
                                                          Authorized Signatory

                     FREMONT MORTGAGE SECURITIES CORPORATION
                         Fremont Home Loan Trust 2005-B
                          Mortgage-Backed Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2005-B Mortgage-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month next preceding the month of such Distribution Date.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trust Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trust Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Originator, the Servicer, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Trust Administrator for such purposes or the office or agency maintained by the Trust Administrator, accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Master Servicer, the Trust Administrator, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ____________________________.

Dated:

        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ________, or, if mailed by check, to ___________________________.
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT C

                          FORM OF CLASS [R] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE AND THE TRUST ADMINISTRATOR A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE AND THE TRUST ADMINISTRATOR RECEIVE A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE AND THE TRUST ADMINISTRATOR RECEIVE AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUST ADMINISTRATOR WITH A REPRESENTATION TO THE EFFECT THAT SUCH TRANSFEREE IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (COLLECTIVELY, A "PLAN") NOR A PERSON ACTING FOR, ON BEHALF OF OR WITH THE ASSETS OF, ANY SUCH PLAN.

Certificate No.                   :        1
Cut-off Date                      :        May 1, 2005
First Distribution Date           :        The Distribution Date in June, 2005
Percentage Interest of this       :
Certificate ("Denomination")               [100]%
CUSIP                             :        35729PKJ8
ISIN                                       US35729PKJ83

                     FREMONT MORTGAGE SECURITIES CORPORATION

                         Fremont Home Loan Trust 2005-B
                   Mortgage-Backed Certificates, Series 2005-B

                                    Class [R]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

                  Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Trust Administrator, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

                  This certifies that [_____________________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of May 1, 2005 (the "Agreement") among Fremont Mortgage Securities Corporation, as depositor (the "Depositor"), Fremont Investment & Loan, as servicer ("Fremont"), Wells Fargo Bank, N.A., as master servicer and trust administrator, and HSBC Bank USA, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Trust Administrator for such purposes or the office or agency maintained by the Trust Administrator.

                  No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee and the Trust Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee and the Trust Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

                  No transfer of a Class R Certificate shall be made unless the Trustee and the Trust Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Trust Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

                  Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trust Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trust Administrator under Section 5.02(c) of the Agreement, the Trust Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate,
(C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  ______________, 2005


                                      WELLS FARGO BANK, N.A.,
                                      as Trust Administrator

                                      By:__________________________________
                                                  Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Classes of Certificates referred to in the within-mentioned Agreement.

                                      WELLS FARGO BANK, N.A.,
                                      as Certificate Registrar

                                      By:__________________________________
                                            Authorized Signatory

                     FREMONT MORTGAGE SECURITIES CORPORATION

                         Fremont Home Loan Trust 2005-B
                          Mortgage-Backed Certificates

                  This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2005-B Mortgage-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month next preceding the month of such Distribution Date.

                  Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trust Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trust Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the

Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Originator, the Servicer, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Trust Administrator for such purposes or the office or agency maintained by the Trust Administrator, accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Master Servicer, the Trust Administrator, the Trustee, nor any such agent shall be affected by any notice to the contrary.

                  On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

                  Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ___________________________.

Dated:

           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

                     The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________________________________________,
______________________________________________________________________________,
for the account of____________________________________________________________,
account number ___________, or, if mailed by check, to________________________.
Applicable statements should be mailed to_____________________________________,
______________________________________________________________________________.

                     This information is provided by__________________________, the assignee named above, or__________________________________________________, as its agent.

                                    EXHIBIT D

                          FORM OF CLASS [C] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE AND THE TRUST ADMINISTRATOR A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE AND THE TRUST ADMINISTRATOR RECEIVE A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE AND THE TRUST ADMINISTRATOR RECEIVE AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUST ADMINISTRATOR WITH (A) A REPRESENTATION TO THE EFFECT THAT SUCH TRANSFEREE IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (COLLECTIVELY, A "PLAN") NOR A PERSON ACTING FOR, ON BEHALF OF OR WITH THE ASSETS OF, ANY SUCH PLAN OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, THE TRUST ADMINISTRATOR AND THE SERVICER, AND UPON WHICH THE TRUSTEE, THE TRUST ADMINISTRATOR, THE MASTER SERVICER AND THE SERVICER SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, THE TRUST ADMINISTRATOR, THE MASTER SERVICER OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST ADMINISTRATOR, THE MASTER SERVICER, THE SERVICER OR THE TRUST FUND.

Certificate No.                            : [  ]
Cut-off Date                               : May 1, 2005
First Distribution Date                    : The Distribution Date in June, 2005
Percentage Interest of this
Certificate ("Denomination")               : [100]%
CUSIP                                      : 35729PKG4
ISIN:                                      : US35729PKG45

                     FREMONT MORTGAGE SECURITIES CORPORATION

                         Fremont Home Loan Trust 2005-B

                   Mortgage-Backed Certificates, Series 2005-B

                                    Class [C]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

                  Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Trust Administrator, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

                  This certifies that FREMONT INVESTMENT & LOAN is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of May 1, 2005 (the "Agreement") among Fremont Mortgage Securities Corporation, as depositor (the "Depositor"), Fremont Investment & Loan, as originator and servicer ("Fremont"), Wells Fargo Bank, N.A., as master servicer and trust administrator, and HSBC Bank USA, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  This Certificate will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trust Administrator for such purposes or the office or agency maintained by the Trust Administrator.

                  No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee and the Trust Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee and the Trust Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

                  No transfer of a Certificate of this Class shall be made, except as provided in section 5.02 of the Agreement, unless the Trustee and the Trust Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Trust Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA,
Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

                                      * * *

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  ____________, 2005


                                         WELLS FARGO BANK, N.A.,
                                         as Trust Administrator
                                         By:__________________________________
                                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Classes of Certificates referred to in the within-mentioned Agreement.

                                         WELLS FARGO BANK, N.A.,
                                         as Certificate Registrar

                                         By:__________________________________
                                                 Authorized Signatory

                     FREMONT MORTGAGE SECURITIES CORPORATION
                         Fremont Home Loan Trust 2005-B
                          Mortgage-Backed Certificates

                  This Certificate is one of a duly authorized issue of Certificates designated as Fremont Home Loan Trust 2005-B Mortgage-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the Business Day immediately preceding such Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month next preceding the month of such Distribution Date.

                  Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trust Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trust Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Originator, the Servicer, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Trust Administrator for such purposes or the office or agency maintained by the Trust Administrator, accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Depositor, the Servicer, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Servicer, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicer, the Master Servicer, the Trust Administrator, the Trustee, nor any such agent shall be affected by any notice to the contrary.

                  On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

                  Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ___________________________ .
Dated:

           Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_________________________________________________,
_______________________________________________________________________________,
for the account of_____________________________________________________________,
account number ______________, or, if mailed by check, to______________________.
Applicable statements should be mailed to______________________________________


                  This information is provided by______________________________, the assignee named above, or___________________________________________________,
as its agent.

                                    EXHIBIT E

              FORM OF INITIAL CERTIFICATION OF TRUST ADMINISTRATOR

                                     [date]


[Trustee]

[Depositor]

[Servicer]

_____________________
_____________________

           Re: Pooling and Servicing Agreement, dated as of May 1, 2005, among Fremont Mortgage Securities Corporation, as Depositor, Fremont Investment & Loan, as Originator and Servicer, Wells Fargo Bank, N.A., as Master Servicer and Trust Administrator, and HSBC Bank USA, National Association, as Trustee, Fremont Home Loan Trust, 2005-B

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trust Administrator, for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule of exceptions), certifies that it has received:

            (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            (ii) a duly executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trust Administrator has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trust Administrator makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                  Wells Fargo Bank, N.A., as Trust Administrator


                                  By:____________________________________
                                  Name:__________________________________
                                  Title:

                                    EXHIBIT F

                         FORM OF DOCUMENT CERTIFICATION
                   AND EXCEPTION REPORT OF TRUST ADMINISTRATOR


                                     [date]


[Trustee]

[Depositor]

[Servicer]

[Originator]

_____________________
_____________________

          Re: Pooling and Servicing Agreement, dated as of May 1, 2005, among Fremont Mortgage Securities Corporation, as Depositor, Fremont Investment & Loan, as Originator and Servicer, Wells Fargo Bank, N.A., as Master Servicer and Trust Administrator, and HSBC Bank USA, National Association, as Trustee, Fremont Home Loan Trust, 2005-B

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trust Administrator, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (i) The original Mortgage Note, endorsed in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

            (ii)  The original recorded Mortgage.

            (iii) A duly executed Assignment of Mortgage in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement; or, if the Originator has certified or the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of Mortgage (excluding information to be provided by the recording office).

            (iv) The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

            (v) The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2) and (13) of the Mortgage Loan Schedule and the Data Tape Information accurately reflects information set forth in the Custodial File.

            The Trust Administrator has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Trust Administrator makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trust Administrator has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                       WELLS FARGO BANK, N.A.,
                                       as Trust Administrator


                                       By:____________________________________
                                       Name:__________________________________
                                       Title:

                                    EXHIBIT G

                    RESIDUAL TRANSFER AFFIDAVIT AND AGREEMENT


                        Fremont Home Loan Trust 2005-[ ]
                          Mortgage-Backed Certificates

STATE OF                )
                         :ss.:
COUNTY OF               )


________________, being duly sworn, deposes, represents and warrants as follows:

      1. I am a _________________ of [ ] (the "Owner") a [corporation] duly organized and existing under the laws of [ ], the record owner of Fremont Home Loan Trust 2005-[ ], Mortgage-Backed Certificates, Series [ ], Class R (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

      2. The Owner (i) is and will be a "Permitted Transferee" as of ______________ and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

      3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after May 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

      In accordance with Revenue Procedure 2001-12, I.R.B. 2001-2 (December 8,
2000), the Transferee represents and warrants that one of the following applies:

            (i) the consideration paid to the Transferee for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "applicable federal rate" prescribed by Section 1274 of the Internal Revenue Code as of the date hereof (with all applicable computations done in accordance with Rev. Proc. 2001-12) or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Transferee is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter; or

            (ii) the Transferee (A) is an "eligible corporation" as defined in
            Section 860L(a)(2) of the Internal Revenue Code, as to which the income of Class Certificates will only be subject to taxation in the United States, (B) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 860L of the Internal Revenue Code) in excess of $100 million and net assets of $10 million, and (C) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in this letter.

      4. The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

      5. The Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

      6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

      7.    The Owner's taxpayer identification number is _____________________.

      8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section

5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

      9. The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

      10. The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

      11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

      12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

      13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

      14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by
Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

      15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee."

      16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for the United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

      17. The Owner of the Class R Certificate hereby agrees that in the event that the Trust Fund created by the Pooling and Servicing Agreement is terminated pursuant to Section 9.01 thereof, the undersigned shall assign and transfer to the Servicer any amounts in excess of par received in connection with such termination. Accordingly, in the event of such termination, the Trustee is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Servicer. This agreement shall bind and be enforceable against any successor, transferee or assigned of the undersigned in the Class R Certificate. In connection with any transfer of the Class R Certificate, the Owner shall obtain an agreement substantially similar to this clause from any subsequent owner.

      IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its _________________, effective on the __day of _________, _____.


                                    [           ]


                                    By:____________________________
                                    Name:
                                    Title:


Personally appeared before me the above-named _________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _________________ of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.


Subscribed and sworn before me this ____ day of _________________, ____.





                                    _____________________________
                                          Notary Public


                                    County of_____________________
                                    State of_______________________

                                    My Commission expires:

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE


                                                                __________, 20__

Fremont Mortgage Securities Corporation
2727 East Imperial Highway
Brea, California 92821


Wells Fargo Bank, N.A.,
as Trust Administrator,


HSBC Bank USA, National Association,
as Trustee

Re:   Fremont Home Loan Trust 2005-B, Mortgage-Backed Certificates, Class [   ]

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in the Transferee's Residual Transfer Affidavit are false.


                                       Very truly yours,



                                       _________________________________________
                                       Print Name of Transferor

                                       By:______________________________________
                                                   Authorized Officer

                                    EXHIBIT I

                            FORM OF RULE 144A LETTER


                                                              ____________, 20__

Fremont Mortgage Securities Corporation
2727 East Imperial Highway
Brea, California 92821


Wells Fargo Bank, N.A.,
as Trust Administrator


HSBC Bank USA, National Association,
as Trustee

Re:   Fremont Home Loan Trust 2005-B, Mortgage-Backed Certificates, Class [   ]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, with respect to an ERISA Restricted Certificate (other than the Class C Certificate, the Class P Certificate and the Residual Certificates), the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                            ANNEX 1 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

      (i) As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

      (ii) In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the
            Buyer owned and/or invested on a discretionary basis $         (1)
            in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.


----------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

            ____  Broker-dealer.  The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

      (iii) The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreement, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

      (iv) For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except
            (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      (v) The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

      (vi) Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                       _______________________________________
                                       Print Name of Transferee


                                       By:____________________________________
                                          Name:
                                          Title:


                                       Date:

                                                            ANNEX 2 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]


The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

      (i) As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

      (ii) In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and
            (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____  The Buyer owned $         in securities (other than the
                  excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____  The Buyer is part of a Family of Investment Companies which
                  owned in the aggregate $         in securities (other than the
                  excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      (iii) The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      (iv) The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment

            Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreement, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      (v) The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

      (vi) Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        ______________________________________
                                        Print Name of Transferee


                                       By:____________________________________
                                          Name:
                                          Title:


                                       IF AN ADVISER:



                                        ______________________________________
                                        Print Name of Buyer


                                       Date:

                                    EXHIBIT J

                           FORM OF REQUEST FOR RELEASE
                            (for Trust Administrator)


To:   Wells Fargo Bank, N.A.
      24 Executive Park, Suite 100
      Irvine, California 92614

      Re: Pooling and Servicing Agreement among Fremont Mortgage Securities Corporation, as Depositor, Fremont Investment & Loan, as Originator and Servicer, Wells Fargo Bank, N.A., as Master Servicer and Trust Administrator, and HSBC Bank USA, National Association, as Trustee, Fremont Home Loan Trust, 2005-B

            In connection with the administration of the Mortgage Loans held by you as the Trust Administrator on behalf of the Certificateholders pursuant to the above-captioned Pooling Agreement, we request the release, and acknowledge receipt, of the Custodial File for the Mortgage Loan described below, for the reason indicated.


Mortgage Loan Number:

Mortgagor's Name, Address & Zip Code:

Reason for Requesting Documents (check one)

____        1.    Mortgage Paid in Full.

____        2.    Foreclosure

____        3.    Substitution

____        4.    Other Liquidation (Repurchases, etc.)

____        5.    Nonliquidation    Reason:

Address to which Trust Administrator should
Deliver the Custodial File:               ______________________________________

                                          ______________________________________


                                         By:____________________________________
                                                    (authorized signer)

                                       Issuer:
                                       Address:_______________________________


                                       Date:

Trust Administrator

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:


_______________________________________  _______________________________________
Signature                                Date

Documents returned to Trust Administrator:


_______________________________________  _______________________________________
Trust Administrator                      Date

                                    EXHIBIT K

                         CONTENTS OF EACH MORTGAGE FILE


            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to and retained by the Trust Administrator, as applicable:

      i. The original Mortgage Note bearing all intervening endorsements, showing a complete chain of endorsement from the originator to the last endorsee endorsed "Pay to the order of _________________, without recourse" and signed (which may be by facsimile signature) in the name of the last endorsee by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Trustee is so advised by the Originator that state law so allows.

      ii. The original of any guaranty executed in connection with the Mortgage Note.

      iii. The original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, the Originator cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Originator (to the extent that it has not previously delivered the same to the Purchaser or the Trust Administrator) shall deliver or cause to be delivered to the Trustee, (1) a photocopy of such Mortgage, certified by the Originator (or certified by the title company, escrow agent, or closing attorney) to be a true and complete copy of such Mortgage dispatched to the appropriate public recording office for recordation; and (2) upon receipt thereof by the Originator, the original recorded Mortgage, or, in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

      iv. The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or a certified true copy of such agreement submitted for recording.

      v. Except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form.

      vi. The originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage
            Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the Originator (to the extent that it has not previously delivered the same to the Purchaser or the Trust Administrator) shall deliver or cause to be delivered to the Trust Administrator,
            (1) a photocopy of such intervening assignment, certified by the Originator (or certified by the title company, escrow agent, or closing attorney) to be a complete copy of such intervening Assignment of Mortgage dispatched to the appropriate public recording office for recordation upon receipt thereof by the Originator, and (2) the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

      vii. The original mortgagee title insurance policy or attorney's opinion of title and abstract of title or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company.

      viii. The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

      ix.   Residential loan application.

      x.    Mortgage Loan closing statement.

      xi.   Verification of employment and income, if applicable.

      xii. Verification of acceptable evidence of source and amount of down payment.

      xiii. Credit report on Mortgagor.

      xiv.  Residential appraisal report.

      xv.   Photograph of the Mortgaged Property.

      xvi.  Survey of the Mortgaged Property.

      xvii. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

      xviii. All required disclosure statements.

      xix. If required in an appraisal, termite report, structural engineer's report, water potability and septic certification.

      xx.   Sales contract, if applicable.

      xxi. Original powers of attorney, if applicable, with evidence of recording thereon, if required.


Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT L

POWER OF ATTORNEY


Record and Return to:
Fremont Investment & Loan
2727 East Imperial Highway
Brea, California  92821

                            LIMITED POWER OF ATTORNEY


            This Limited Power of Attorney is made as of _____________ by HSBC Bank USA, National Association, having an office at ____________________________ (the "Trustee") as Trustee for the Fremont Home Loan Trust 2005-B (the "Trust"), in favor of Fremont Investment & Loan, a California state chartered industrial bank, having an office at 2727 East Imperial Highway, Brea, California 92821 ("Servicer").


            WHEREAS, the Trustee and Servicer have executed and delivered a certain Pooling and Servicing Agreement dated as of May 1, 2005 (the "Pooling and Servicing Agreement"), pursuant to which the Trustee and Servicer agreed to certain terms governing the servicing of single family mortgage loans ("Mortgage Loans") by Servicer on behalf of the Trustee; and


            WHEREAS, the Trustee and Servicer desire that the Trustee execute and deliver this Limited Power of Attorney in order to facilitate the servicing of the Mortgage Loans by Servicer; and


            NOW THEREFORE, the Trustee does hereby appoint, subject to and in accordance with the Pooling and Servicing Agreement, Servicer, as its attorney-in-fact, in its name, place and stead:

1. To execute all documents necessary to satisfy or discharge "security instruments" and "notes" upon receipt of all principal, interest and other payments called for in the related lien documents;

2. To take such actions as are necessary and appropriate to pursue, prosecute and defend foreclosures (or other comparable conversions to Trusteeship), ejectments, evictions, bankruptcies, suits and other related matters with respect to "Mortgaged Properties" (as defined in the Pooling and Servicing Agreement), in accordance with the Pooling and Servicing Agreement;

3. To execute all deeds, deeds to secure debt, assignments, transfers, tax declarations, certificates, pledges and any other documents or instruments whatsoever which are necessary, appropriate, or required in order to transfer and assign Mortgaged Properties acquired by the Trustee on behalf of the Trust either by foreclosure or by deed in lieu of foreclosure and any such deed to be without recourse;

4. To endorse checks, notes, drafts and other evidences of payment made payable to the Trustee on behalf of the Trust, representing payments on accounts in the name of the Trustee on behalf of the Trust.

5. To execute subordination agreements affecting the lien priority of the Security Instruments.

6. To take such further actions as are deemed necessary or desirable to service, administer, and enforce the terms of said Mortgage Loans in accordance with the Pooling and Servicing Agreement; and

            Until a properly executed revocation of this Limited Power of Attorney is duly executed and delivered, all parties dealing with said attorney-in-fact (individually or collectively) in connection with the above described matters may fully rely upon the power and authority of said attorney-in-fact to act for and on behalf of the undersigned, and in its name, place and stead, and may accept and rely on all documents and agreements entered into by said attorney-in-fact pursuant to the powers listed herein.

            As between the Trustee and Servicer, this Limited Power of Attorney shall be effective as ______________ and shall remain in full force and effect thereafter until a written notice of revocation hereof shall have been executed by the Trustee. The expiration or revocation of the period of agency hereunder shall in no wise affect the validity of any actions of said Attorney-In-Fact during said period. This Limited Power of Attorney is not intended to modify or expand the rights and obligations of Servicer as set forth in the Pooling and Servicing Agreement.

            Nothing in this Limited Power of Attorney shall be construed to prevent the Trustee from acting on its behalf as the Trustee of the Mortgage Loans.

            IN WITNESS WHEREOF, the Trustee has caused this Limited Power of Attorney to be signed and executed as its seal hereto affixed in its name by its proper officer thereunto duly authorized on the ______ day of _________________, 2005.


                                       [___________________________________]


                                       By:____________________________________
                                          Name:
                                          Title:

_________________________________________
                  Witness


_________________________________________
                  Witness


State of [________________________]:

County of [_______________________]:

            On this, the _____ day of _____________, 2005, before me, a Notary Public in and for said County and State, personally appeared, ______________________, personally known to me (or proved on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal



           _________________________
               Notary Signature

My Commission Expires on ________________.

                                    EXHIBIT M

                    FORM OF TRUST ADMINISTRATOR CERTIFICATION


      Re: Fremont Home Loan Trust 2005-B (the "Trust") Mortgage-Backed Certificates, Series 2005-B, issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2005 (the "Pooling and Servicing Agreement"), among Fremont Mortgage Securities Corporation, as depositor (the "Depositor"), Fremont Investment & Loan, as originator and servicer ("Fremont"), Wells Fargo Bank, N.A., as master servicer and trust administrator (the "Master Servicer" and "Trust Administrator" in such capacities, respectively), and HSBC Bank USA, National Association, as trustee (the "Trustee")

      I, [identify the certifying individual], a [title] of Wells Fargo Bank, N.A., as Trust Administrator of the Trust, hereby certify to Fremont Mortgage Securities Corporation (the "Depositor"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1     I have reviewed the annual report on Form 10-K for the fiscal year [
], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust;

      2     Based on my knowledge, the information in these distribution reports prepared by the Trust Administrator, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

      3     Based on my knowledge, the distribution information required to be provided by the Trust Administrator under the Pooling and Servicing Agreement is included in these reports.

Date:  _________________

                                  Wells Fargo Bank, N.A., as Trust Administrator


                                  By:_______________________________
                                     [Signature]
                                     [Title]

                                    EXHIBIT N

                                   [Reserved]

                                    EXHIBIT O

                               PURCHASE AGREEMENT

                          [On File With The Depositor]

                                    EXHIBIT P


                APPENDIX E OF THE STANDARD & POOR'S GLOSSARY FOR
                 FILE FORMAT FOR LEVELS(R) VERSION 5.6b REVISED


                              REVISED July 7, 2004

APPENDIX E - STANDARD & POOR'S ANTI-PREDATORY LENDING CATEGORIZATION


Standard & Poor's has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in Standard & Poor's High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.


STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                                                           Category under
                                                                           --------------
                               Name of Anti-Predatory Lending             Applicable Anti-
                               ------------------------------             ----------------
 State/Jurisdiction                  Law/Effective Date                 Predatory Lending Law
 ------------------                  ------------------                 ---------------------
Arkansas               Arkansas Home Loan Protection Act,               High Cost Home Loan
                       Ark. Code Ann. Sections 23-53-101 et seq.

                       Effective July 16, 2003

Cleveland Heights, OH  Ordinance No. 72-2003 (PSH), Mun.                Covered Loan
                       Code Sections 757.01 et seq.

                       Effective June 2, 2003

Colorado               Consumer Equity Protection, Colo.                Covered Loan
                       Stat. Ann. Sections 5-3.5-101 et seq.

                       Effective for covered loans offered or entered into on or after January 1, 2003. Other provisions of the Act took effect on June 7, 2002

Connecticut            Connecticut Abusive Home Loan                    High Cost Home Loan
                       Lending Practices Act, Conn. Gen. Stat.
                       Sections 36a-746 et seq.

                       Effective October 1, 2001

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                                                           Category under
                                                                           --------------
                               Name of Anti-Predatory Lending             Applicable Anti-
                               ------------------------------             ----------------
 State/Jurisdiction                  Law/Effective Date                 Predatory Lending Law
 ------------------                  ------------------                 ---------------------
District of Columbia   Home Loan Protection Act, D.C. Code              Covered Loan
                       Sections 26-1151.01 et seq.

                       Effective for loans closed on or after
                       January 28, 2003

Florida                Fair Lending Act, Fla. Stat. Ann.                High Cost Home Loan
                       Sections 494.0078 et seq.

                       Effective October 2, 2002

Georgia (Oct. 1, 2002  Georgia Fair Lending Act, Ga. Code               High Cost Home Loan
- Mar. 6, 2003)        Ann. Sections 7-6A-1 et seq.

                       Effective October 1, 2002 - March 6, 2003

Georgia as amended     Georgia Fair Lending Act, Ga.                    High Cost Home Loan
(Mar. 7, 2003 -        Code Ann. Sections 7-6A-1 et seq.
current)
                       Effective for loans closed on or after
                       March 7, 2003

HOEPA Section 32       Home Ownership and Equity Protection             High Cost Loan
                       Act of 1994, 15 U.S.C. Section 1639,
                       12 C.F.R. Sections 226.32 and 226.34

                       Effective October 1, 1995, amendments
                       October 1, 2002

Illinois               High Risk Home Loan Act, Ill. Comp.              High Risk Home Loan
                       Stat. tit. 815, Sections 137/5 et seq.

                       Effective January 1, 2004 (prior to this date, regulations under Residential
                       Mortgage License Act effective from
                       May 14, 2001)

Kansas                 Consumer Credit Code, Kan. Stat. Ann.            High Loan to Value
                       Sections 16a-1-101 et seq.                       Consumer Loan (id. Section
                                                                        16a-3-207) and;
                       Sections 16a-1-301 and 16a-3-207
                       became effective April 14, 1999;                 High APR Consumer
                       Section 16a-3-308a became                        Loan (id.Section
                       effective July 1, 1999                           16a-3-308a)

Kentucky               2003 KY H.B. 287 - High Cost Home                High Cost Home Loan
                       Loan Act, Ky. Rev. Stat. Sections
                       360.100 et seq.

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                                                           Category under
                                                                           --------------
                               Name of Anti-Predatory Lending             Applicable Anti-
                               ------------------------------             ----------------
 State/Jurisdiction                  Law/Effective Date                 Predatory Lending Law
 ------------------                  ------------------                 ---------------------
                       Effective June 24, 2003

Maine                  Truth in Lending, Me. Rev. Stat. tit. 9-A,       High Rate High Fee
                       Sections 8-101 et seq.                           Mortgage

                       Effective September 29, 1995 and as
                       amended from time to time

Massachusetts          Part 40 and Part 32, 209 C.M.R.                  High Cost Home Loan
                       Sections 32.00 et seq. and 209 C.M.R.
                       Sections 40.01 et seq.

                       Effective March 22, 2001 and amended
                       from time to time

Nevada                 Assembly Bill No. 284, Nev. Rev. Stat.           Home Loan
                       Sections 598D.010 et seq.

                       Effective October 1, 2003

New Jersey             New Jersey Home Ownership Security               High Cost Home Loan
                       Act of 2002, N.J. Rev. Stat.
                       Sections 46:10B-22 et seq.

                       Effective for loans closed on or after
                       November 27, 2003

New Mexico             Home Loan Protection Act, N.M. Rev. Stat.        High Cost Home Loan
                       Sections 58-21A-1 et seq.

                       Effective as of January 1, 2004; Revised as of February 26, 2004

New York               N.Y. Banking Law Article 6-l                     High Cost Home Loan

                       Effective for applications made on or
                       after April 1, 2003

North Carolina         Restrictions and Limitations on High             High Cost Home Loan
                       Cost Home Loans, N.C. Gen. Stat.
                       Sections 24-1.1E et seq.

                       Effective July 1, 2000; amended
                       October 1, 2003 (adding open-end lines
                       of credit)

Ohio                   H.B. 386 (codified in various sections of        Covered Loan
                       the Ohio Code), Ohio Rev. Code Ann.
                       Sections 1349.25 et seq.

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

                                                                           Category under
                                                                           --------------
                               Name of Anti-Predatory Lending             Applicable Anti-
                               ------------------------------             ----------------
 State/Jurisdiction                  Law/Effective Date                 Predatory Lending Law
 ------------------                  ------------------                 ---------------------
                       Effective May 24, 2002

Oklahoma               Consumer Credit Code (codified in                Subsection 10 Mortgage
                       various sections of Title 14A)

                       Effective July 1, 2000; amended
                       effective January 1, 2004

South Carolina         South Carolina High Cost and                     High Cost Home Loan
                       Consumer Home Loans Act, S.C. Code Ann.
                       Sections 37-23-10 et seq.

                       Effective for loans taken on or
                       after January 1, 2004

West Virginia          West Virginia Residential Mortgage               West Virginia Mortgage
                       Lender, Broker and Servicer Act, W. Va.          Loan Act Loan
                       Code Ann.Sections 31-17-1 et seq.

                       Effective June 5, 2002

STANDARD & POOR'S COVERED LOAN CATEGORIZATION

                                                                           Category under
                                                                           --------------
                               Name of Anti-Predatory Lending             Applicable Anti-
                               ------------------------------             ----------------
 State/Jurisdiction                  Law/Effective Date                 Predatory Lending Law
 ------------------                  ------------------                 ---------------------
Georgia (Oct. 1, 2002  Georgia Fair Lending Act, Ga. Code               Covered Loan
- Mar. 6, 2003)        Ann.Sections 7-6A-1 et seq.

                       Effective October 1, 2002 - March 6, 2003

New Jersey             New Jersey Home Ownership Security               Covered Home Loan
                       Act of 2002, N.J. Rev. Stat.
                       Sections 46:10B-22 et seq.

                       Effective November 27, 2003 - July 5, 2004

STANDARD & POOR'S HOME LOAN CATEGORIZATION

                                                                           Category under
                                                                           --------------
                               Name of Anti-Predatory Lending             Applicable Anti-
                               ------------------------------             ----------------
 State/Jurisdiction                  Law/Effective Date                 Predatory Lending Law
 ------------------                  ------------------                 ---------------------
Georgia (Oct. 1, 2002  Georgia Fair Lending Act, Ga. Code               Home Loan
- Mar. 6, 2003)        Ann.Sections 7-6A-1 et seq.

                       Effective October 1, 2002 - March 6, 2003

New Jersey             New Jersey Home Ownership Security               Home Loan
                       Act of 2002, N.J. Rev. Stat.
                       Sections 46:10B-22 et seq.

                       Effective for loans closed on or after
                       November 27, 2003

New Mexico             Home Loan Protection Act, N.M. Rev.              Home Loan
                       Stat.Sections 58-21A-1 et seq.

                       Effective as of January 1, 2004;
                       Revised as of February 26, 2004

North Carolina         Restrictions and Limitations on High             Consumer Home Loan
                       Cost Home Loans, N.C. Gen. Stat.
                       Sections 24-1.1E et seq.

                       Effective July 1, 2000; amended
                       October 1, 2003 (adding open-end
                       lines of credit)

South Carolina         South Carolina High Cost and Consumer            Consumer Home Loan
                       Home Loans Act, S.C. Code Ann.
                       Sections 37-23-10 et seq.

                       Effective for loans taken on or
                       after January 1, 2004

                                    EXHIBIT Q

                      FORM OF CALCULATION OF REALIZED LOSS


                         [Begins on the following page.]

WELLS FARGO BANK MINNESOTA, N.A.
Form 332

Calculation of Realized Loss

Purpose

To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and liquidated.

Distribution

The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan's removal from the Mortgage Loan Activity Report. The Servicer will retain the duplicate for its own records.

Due Date

With respect to any Liquidated Mortgage Loan, the form will be submitted to the Master Servicer no later than the date on which statements are due to the Master Servicer under Section 4.03 of this Agreement (the "Statement Date") in the month following receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan; provided, that if such Statement Date is not at least 30 days after receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan, then the form will be submitted on the first Statement Date occurring after the 30th day following receipt of final liquidation proceeds and supporting documentation.

Preparation Instructions
The numbers on the form correspond with the numbers listed below.
1.    The actual Unpaid Principal Balance of the Mortgage Loan.
2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.
3-7. Complete as necessary. All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.
8. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis.
10.   The total of lines 1 through 9.

Credits

11-17.Complete as necessary. All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 16.
18.   The total of lines 11 through 17.

Total Realized Loss (or Amount of Any Gain)

19. The total derived from subtracting line 18 from 10. If the amount represents a realized gain, show the amount in parentheses ( ).

                        WELLS FARGO BANK MINNESOTA, N.A.
                          CALCULATION OF REALIZED LOSS

                     WELLS FARGO BANK MINNESOTA, N.A. Trust:
                           ___________________________
      Prepared by:  __________________          Date:  _______________
      Phone:  ______________________

      Servicer Loan No.       Servicer Name          Servicer Address



      WELLS FARGO BANK MINNESOTA, N.A.
      Loan No._____________________________
      Borrower's Name:________________________________________________________
      Property
      Address:________________________________________________________________
      LIQUIDATION AND ACQUISITION EXPENSES:
         Actual Unpaid Principal Balance of Mortgage Loan  $________________(1)
         Interest accrued at Net Rate                       ________________(2)
         Attorney's Fees                                    ________________(3)
         Taxes                                              ________________(4)
         Property Maintenance                               ________________(5)
         MI/Hazard Insurance Premiums                       ________________(6)
         Hazard Loss Expenses                               ________________(7)
         Accrued Servicing Fees                             ________________(8)
         Other (itemize)                                    ________________(9)
         _________________________________________         $___________________
         _________________________________________          ___________________
         _________________________________________          ___________________
      TOTAL EXPENSES                                       $________________(10)
      CREDITS:
         Escrow Balance                                    $________________(11)
         HIP Refund                                         ________________(12)
         Rental Receipts                                    ________________(13)
         Hazard Loss Proceeds                               ________________(14)
         Primary Mortgage Insurance Proceeds                ________________(15)
         Proceeds from Sale of Acquired Property            ________________(16)
         Other (itemize)                                    ________________(17)
         _________________________________________          ___________________
         _________________________________________          ___________________
      TOTAL CREDITS                                        $________________(18)
TOTAL REALIZED LOSS (OR AMOUNT OF GAIN)                    $________________(19)